As filed with the Securities and Exchange Commission on December 11, 2015
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

VAPOR CORP.
(Exact name of Registrant as specified in its charter)

Delaware	2100	84-1070932
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
3001 Griffin Road
Dania Beach, Florida 33312
(888) 766-5351
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jeffrey E. Holman, Chief Executive Officer
Vapor Corp.
3001 Griffin Road
Dania Beach, Florida 33312
(888) 766-5351
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Martin T. Schrier
Christopher J. Bellini
Cozen O’Connor
Southeast Financial Center
200 South Biscayne Blvd.
Miami, Florida 33131
(305) 704-5940
Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one)
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
☐	Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)	☐	Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)
CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Vapor Corp. common stock, $0.001 par value per share, to be issued in the Exchange Offer(2)(3)	481,992,096	0.23	$110,743,182.08	$11,151.84
Exchange Warrants to purchase common stock(2)(4)

(1)
Estimated solely for the purpose of calculating the registration fee.
(2)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends, anti-dilution provisions or similar transactions.

(3)
We have calculated the proposed maximum aggregate offering price of the common stock using the last sale price of the common stock on The NASDAQ Capital Market on the last trading day prior to the date hereof of  $0.23.

(4)
No fee required pursuant to Rule 457(g) under the Securities Act of 1933, as amended. The Exchange Warrants will not be listed.
The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus may change. We may not complete the exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer is not permitted.
Prospectus
Subject to Completion, dated December 11, 2015
Offer To Exchange
Units
for
Shares of Common Stock and
Exchange Warrants to Purchase Common Stock
of
Vapor Corp.
THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM
NEW YORK CITY TIME, ON JANUARY 13, 2016, UNLESS EXTENDED
(SUCH DATE AND TIME, AS THE SAME MAY BE EXTENDED, THE
“EXPIRATION DATE”)
We are offering to issue shares of our common stock, par value $0.001 per share (the common stock being issued in the Exchange Offer being referred to as the “Shares”), and warrants (the “Exchange Warrants”) to purchase 64 shares of our common stock (the “Warrant Shares”), at an exercise price equal to 120% of the closing market price of our common stock on the Expiration Date in exchange for our Units (the “Units”), each consisting of one-fourth of a share of the Company’s Series A Convertible Preferred Stock (convertible into 10 shares of common stock), and 20 Series A Warrants (each exercisable into one share of common stock) in exchange for the valid tender prior to, and not withdrawn before, the Expiration Date. See “Description of Shares and Exchange Warrants Included in the Exchange Offer” and “General Terms of the Exchange Offer.”
In exchange for each Unit, a holder of a Unit will receive 128 Shares and an Exchange Warrant. The Exchange Warrants will: (i) be exercisable at an exercise price per share equal to 120% of the closing market price of our common stock on the Expiration Date; (ii) be exercisable for 64 Warrant Shares; and (iii) be exercisable for a period of five years.
We are making this offer upon the terms and subject to the conditions described in this prospectus and in the related Letter of Transmittal (which together, as they may be amended from time to time, constitute the “Exchange Offer”).
Our common stock is currently listed on The NASDAQ Capital Market under the symbol “VPCO” and the Units are currently listed on The NASDAQ Capital Market under the symbol “VPCOU.”
Neither the Securities and Exchange Commission, or SEC, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
This prospectus is dated December 11, 2015.

Page
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	i
IMPORTANT INFORMATION	i
MARKET AND INDUSTRY DATA	ii
QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER	ii
PROSPECTUS SUMMARY	1
SUMMARY FINANCIAL AND OTHER DATA	6
INTERESTS OF DIRECTORS IN THE EXCHANGE OFFER	8
RISK FACTORS	9
USE OF PROCEEDS	25
PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY	26
SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION	26
COMPARATIVE AND UNAUDITED PRO FORMA CONSOLIDATED PER SHARE INFORMATION	26
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND FOR THE YEAR ENDED DECEMBER 31, 2014	27
MANAGEMENT	44
EXECUTIVE AND DIRECTOR COMPENSATION	47
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	52
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	54
GENERAL TERMS OF THE EXCHANGE OFFER	56
DESCRIPTION OF SHARES AND EXCHANGE WARRANTS INCLUDED IN THE EXCHANGE OFFER	64
DESCRIPTION OF SECURITIES	66
CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	71
PLAN OF DISTRIBUTION	72
LEGAL MATTERS	73
EXPERTS	73
WHERE YOU CAN FIND ADDITIONAL INFORMATION	73
INFORMATION NOT REQUIRED IN THE PROSPECTUS	II-1
SIGNATURES	II-5
EXHIBIT INDEX	II-6

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus includes forward-looking statements including market opportunities for our products, intended exchange of Units on Nasdaq, anticipated expansion of vape stores, liquidity and capital expenditures. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future financial position, liquidity, business strategy and plans and objectives of management for future operations, are forward-looking statements. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions described in the section titled “Risk Factors” and elsewhere in this prospectus.
These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in “Risk Factors” herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the forward-looking events and circumstances discussed in this prospectus may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements.
You should not rely upon forward-looking statements as predictions of future events. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee that the future results, levels of activity, performance or events and circumstances reflected in the forward-looking statements will be achieved or occur. We undertake no obligation to update publicly any forward-looking statements for any reason after the date of this prospectus to conform these statements to actual results or to changes in our expectations.
You should read this prospectus and the documents that we reference in this prospectus and have filed with the SEC as exhibits to the registration statement of which this prospectus is a part with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.
IMPORTANT INFORMATION
Units tendered and not validly withdrawn prior to the Expiration Date may not be withdrawn at any time after the Expiration Date.
Units to be tendered, completed and dated Letters of Transmittal and any other required documents, should be directed to Okapi Partners, LLC who is acting as the Information and Exchange Agent for the Exchange Offer (the “Exchange Agent”). Any requests for assistance in connection with the Exchange Offer or for additional copies of this prospectus or related materials should be directed to the Exchange Agent. Contact information for the Exchange Agent is set forth under “Exchange Agent and Depositary.” We and our Board have not made any recommendation as to whether or not holders should tender their Units pursuant to the Exchange Offer.
Subject to the terms and conditions set forth in the Exchange Offer, the consideration to which an exercising holder of Units is entitled pursuant to the Exchange Offer will be paid on the settlement date (the “Settlement Date”), which is the date promptly following the applicable expiration date of the Exchange Offer, subject to satisfaction or waiver (to the extent permitted) of all conditions precedent to the Exchange Offer.
Notwithstanding any other provision of the Exchange Offer, our obligation to issue the Shares and Exchange Warrants for any Unit validly tendered and not validly withdrawn pursuant to the Exchange Offer is subject to, and conditioned upon, the satisfaction or waiver of the conditions described herein.
i

Subject to applicable securities laws and the terms of the Exchange Offer, we reserve the right:
•
to waive any and all conditions to the Exchange Offer that may be waived by us;

•
to extend the Exchange Offer;

•
to terminate the Exchange Offer; or

•
to otherwise amend the Exchange Offer in any respect in compliance with applicable securities laws and stock exchange rules.

If the Exchange Offer is withdrawn or otherwise not completed, the consideration (the issuance of the Shares and Exchange Warrants) will not be made to holders of Units who have validly tendered their Units pursuant to the terms of the Exchange Offer, and the Units validly tendered pursuant to the terms of the Exchange Offer will be promptly returned to the tendering holders.
Only registered holders of Units are entitled to tender their Units in the Exchange Offer. Beneficial owners of Units that are held of record by a broker, bank or other nominee or custodian must instruct such nominee or custodian to tender their Units in the Exchange Offer on the beneficial owner’s behalf. A letter of instructions is included in the materials provided along with this prospectus, which may be used by a beneficial owner in this process to affect the tender of Units pursuant to the terms of the Exchange Offer. Holders who tender their Units will not be obligated to pay brokerage fees or commissions to the Exchange Agent or us. If a broker, bank or other nominee or custodian tenders Units on behalf of a holder, such broker, bank or other nominee or custodian may charge a fee for doing so. Holders who own Units through a broker, bank or other nominee or custodian should consult their broker, bank or other nominee or custodian to determine whether any charges will apply.
MARKET AND INDUSTRY DATA
In this prospectus, we rely on and refer to information and statistics regarding our industry. Where possible, we obtained this information and these statistics from third party sources, such as independent industry publications, government publications or reports by market research firms, including company research, trade interviews, and public filings with the SEC. Additionally, we have supplemented third party information where necessary with management estimates based on our review of internal surveys, information from our customers and vendors, trade and business organizations and other contacts in markets in which we operate, and our management’s knowledge and experience. However, these estimates are subject to change and are uncertain due to limits on the availability and reliability of primary sources of information and the voluntary nature of the data gathering process. As a result, you should be aware that industry data included in this prospectus, and estimates and beliefs based on that data, may not be reliable.
QUESTIONS AND ANSWERS ABOUT THE EXCHANGE OFFER
The following are some questions and answers regarding the Exchange Offer. It does not contain all of the information that may be important to you. You should carefully read this prospectus to fully understand the terms of the Exchange Offer, as well as the other considerations that are important to you in making your investment decision. You should pay special attention to the information provided under the captions entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”
Who is making the Exchange Offer?
Vapor Corp. (the “Company”, “Vapor”, “us”, “we”, or “our”), a Delaware corporation and the issuer of the Units, is making the Exchange Offer. The mailing address of our principal executive offices is 3001 Griffin Road, Dania Beach, Florida 33312. Our telephone number at these offices is (888) 766-5351. Our common stock is currently listed on The NASDAQ Capital Market under the symbol “VPCO” and our Units are currently listed on The NASDAQ Capital Market under the symbol “VPCOU.” See “General Terms of the Exchange Offer.”

Why are we making the Exchange Offer?
We are making the Exchange Offer in order to (i) preserve our working capital through the elimination of the potential cash payments related to the Series A Warrants included in the Units and (ii) avoid uncertainty regarding the Company’s capital structure due to volatility in the market price of our common stock. We believe that by allowing holders of Units to exchange Units for 128 Shares and one Exchange Warrant (exercisable for 64 Warrant Shares), the Company can potentially eliminate cash payment obligations arising pursuant to the Warrants, thus providing investors with greater certainty as to our capital structure and future liquidity. See “General Terms of the Exchange Offer.”
When does the Exchange Offer expire?
The Exchange Offer will expire on the Expiration Date at 5:00 p.m., New York City time, on January 13, 2016 unless the Exchange Offer is extended at our sole discretion. See “General Terms of the Exchange Offer.”
Can the Exchange Offer be extended?
Yes, we can extend the Exchange Offer. See “General Terms of the Exchange Offer — Extension, Termination or Amendment.”
What securities are subject to the Exchange Offer?
We are offering to issue Shares and Exchange Warrants to the holders of outstanding Units who tender such Units on or prior to the Expiration Date, upon the terms and subject to the conditions described in this prospectus and as permitted under the terms of the Exchange Offer. Our acceptance of the tendered Units for exchange and the closing of the Exchange Offer is subject to the conditions described under “General Terms of the Exchange Offer — Conditions of the Exchange Offer.”
On July 29, 2015, we closed the registered offering of 3,761,657 Units at $11.00 per Unit, for gross proceeds of  $41.4 million. Each Unit consists of one-fourth of a share of Series A Convertible Preferred Stock and 20 Series A Warrants. Each one-fourth share of Series A Convertible Preferred Stock will be convertible into 10 shares of common stock and each Series A Warrant were originally exercisable into one share of common stock at an initial exercise price of  $1.24 per share. The Units will automatically separate into the Series A Convertible Preferred Stock and Series A Warrants on January 23, 2016, provided that the Units will separate earlier if at any time after August 24, 2015, the closing price of Vapor’s common stock is greater than $2.48 per share for 10 consecutive trading days, the Units are delisted, or the Series A Warrants are exercised for cash (solely with respect to the Units that included the exercised Series A Warrants). Net proceeds to the Company, after deducting underwriting commissions and estimated offering expenses, were approximately $38.7 million. The Units are listed on The Nasdaq Capital Market under the ticker symbol “VPCOU.”
The Shares and Exchange Warrants issued in this Exchange Offer will be registered pursuant to this registration statement at the time the Shares and Exchange Warrants are issued. The Warrant Shares underlying the Exchange Warrants will be registered after the Exchange Warrants become exercisable.
What will I receive in the Exchange Offer?
If you validly tender your Units pursuant to the Exchange Offer, then, subject to the terms and conditions of the Exchange Offer, you will receive 128 Shares and one Exchange Warrant (exercisable for 64 Warrant Shares) for each Unit tendered. See “Description of Shares and Exchange Warrants Included in the Exchange Offer.” The Exchange Offer is subject to the conditions described under “General Terms of the Exchange Offer — Conditions of the Exchange Offer.”

When are the Exchange Warrants exercisable into shares of common stock of the Company?
Subject to certain conditions, the Exchange Warrants will be exercisable into Warrant Shares at an exercise price per share equal to 120% of the closing market price of our common stock on the Expiration Date. The primary condition to the exercise of such Warrants is the approval (the “Stockholder Approval”) by the stockholders of the Company of an increase of the number of the Company’s authorized common stock to 750 million shares. Following the closing of the Exchange Offer, the holders of the Shares and the Exchange Warrants will beneficially own a majority of the issued and outstanding shares of our common stock.
See “Description of Shares and Exchange Warrants Included in the Exchange Offer” and “General Terms of the Exchange Offer.”
What percentage of the ownership of the Issuer will holders of Units receive if the Exchange Offer is completed?
Assuming all Units are tendered, then such holders of Units will receive an aggregate of 481.5 million Shares which would represent, in the aggregate, approximately 98% of our outstanding common stock immediately following the Exchange Offer, based on an aggregate of 492 million shares of our common stock immediately outstanding following the consummation of the Exchange Offer. If all of the Exchange Warrants were fully exercised, such Warrant Shares would represent, in the aggregate, approximately 33% of our common stock, based on an aggregate of 733 million shares outstanding.
Who may participate in the Exchange Offer?
All registered holders of outstanding Units as of the date of the commencement of the Exchange Offer may participate in the Exchange Offer.
What Are the Key Dates of the Exchange Offer?
Date	Event
December 11, 2015	Commencement of the Offer
January 13, 2016 (at 5:00 P.M. New York City time)	Expiration of the Offer (unless extended by us)
Promptly after the expiration of the Offer	Issuance Shares and Warrants
Although we do not currently intend to do so, we may, at our discretion, extend the Offer at any time. We will have to extend the Offer if our Registration Statement has not been declared effective by the SEC. If we extend the Offer, we will continue to accept properly completed Election Forms and Withdrawal Forms until the new expiration date. We may also cancel the Offer upon certain events.
Are there any conditions to the Exchange Offer?
Yes. The Exchange Offer is conditioned on the closing conditions described under “General Terms of the Exchange Offer — Conditions of the Exchange Offer.” We will not be required, but we reserve the right, to accept any Units tendered pursuant to the Exchange Offer (or, alternatively, we may terminate the Exchange Offer) if any of the conditions of the Exchange Offer as described under “General Terms of the Exchange Offer — Conditions of the Exchange Offer” remain unsatisfied. The Exchange Offer is subject to a number of conditions with regard to events that could occur prior to the expiration of the Exchange Offer. These events include, among others:
•
no lawsuit challenging the Exchange Offer;

•
effectiveness with the SEC of our registration statement on Form S-4; and

•
The NASDAQ Capital Market agreeing to list the Shares for trading.

Prior to the consummation of the Exchange Offer, all conditions precedent to the closing of the Exchange Offer shall have been satisfied or waived by the holders in accordance with the terms of this prospectus and the Letters of Transmittal.

Will the new securities be freely tradable?
The Shares received in the Exchange Offer will be freely tradable in the United States, unless you are an affiliate of the Company, as that term is defined in the Securities Act of 1933 (the “Securities Act”). Our common stock is listed on The NASDAQ Capital Market under the symbol “VPCO.” Our common stock may be delisted if we fail to maintain certain market capitalization thresholds or if our common stock fails to maintain a minimum trading price of  $1.00 per share over a consecutive 30-day trading period.
We do not intend to list the Exchange Warrants on The NASDAQ Capital Market or any national or regional securities exchange, and therefore no trading market for the Exchange Warrants will exist upon consummation of the Exchange Offer, and none is likely to develop. However, the Exchange Warrants will be registered pursuant to this registration statement at the time the Warrants are issued.
Promptly following the Stockholder Approval, we will file a registration statement to register the Warrant Shares received in the Exchange Offer. Following registration, the Warrant Shares will be freely tradable in the United States, unless you are an affiliate of the Company, and listed on The NASDAQ Capital Market under the symbol “VPCO.”
What risks should I consider in deciding whether or not to tender my Units in exchange for the issuance of the Shares and Exchange Warrants?
In deciding whether to participate in the Exchange Offer, you should carefully consider the discussion of the risks and uncertainties relating to the Exchange Offer, our Company and our industry described in the section entitled “Risk Factors,” beginning on page 9 of this prospectus.
What happens if I do not participate in the Exchange Offer?
If you currently hold Units and do not tender them pursuant to the Exchange Offer, then, following the expiration of the Exchange Offer, your Units will continue to be outstanding according to their terms unmodified. The Units will automatically separate into the Series A Convertible Preferred Stock and Series A Warrants on January 23, 2016, provided that the Units will separate earlier if at any time after August 24, 2015, the closing price of Vapor’s common stock is greater than $2.48 per share for 10 consecutive trading days, the Units are delisted, or the Series A Warrants are exercised for cash (solely with respect to the Units that included the exercised Series A Warrants). The Series A Convertible Preferred Stock is convertible into common stock.
How do I participate in the Exchange Offer?
To tender your Units pursuant to the terms of the Exchange Offer, you must deliver to the Exchange Agent, on or prior to the Expiration Date, such Units and the executed, completed and dated Letter of Transmittal and other required documents. The Expiration Date is no later than 5:00 p.m., New York City time, January 13, 2016, unless extended as described in this prospectus. See “General Terms of the Exchange Offer — Extension, Termination or Amendment.”
A holder of Units who desires to tender their Units pursuant to the Exchange Offer and is a DTC participant should transfer their Units electronically through DTC’s automatic tender offer program, subject to the terms and procedures of that system. See “General Terms of the Exchange Offer — Transfer of Units Through DTC’s Automated Tender Offer Program.”
HOLDERS THAT TRANSFER THROUGH DTC NEED NOT SUBMIT A PHYSICAL LETTER OF TRANSMITTAL TO THE EXCHANGE AGENT IF SUCH HOLDERS COMPLY WITH THE TRANSMITTAL PROCEDURES OF DTC.
A holder whose Units are held by a broker, dealer, commercial bank, trust company or other nominee must contact that nominee if that holder desires to tender its Units and instruct that nominee to tender such Units on the holder’s behalf.
May I withdraw my tender of Units?
Yes. You can withdraw the tender of your Units in connection with the Exchange Offer at any time before the Expiration Date. The Expiration Date is 5:00 p.m., New York City time, on January 13, 2016,
v

unless extended as described in the Offer Documents and in this prospectus. See “General Terms of the Exchange Offer — Withdrawal of Exercise.”
What happens if the tender of my Units is not accepted in the Exchange Offer?
If we decide for any valid reason not to accept the tender of your Units in connection with the Exchange Offer, your Units will not be deemed to be tendered pursuant to the Exchange Offer and your Units will remain outstanding and unmodified, subject to their current terms. See “General Terms of the Exchange Offer — Withdrawal of Exercise.”
Do I need to do anything if I do not wish to tender my Units in the Exchange Offer?
No. If you do not properly tender your Units in connection with the Exchange Offer on or prior to the Expiration Date, then your Units will remain outstanding and unmodified, subject to their current terms.
If I choose to tender my Units in the Exchange Offer, do I have to tender all of my Units in full?
No. You may tender all of your Units in their entirety, a portion of your Units, or none of your Units in connection with the Exchange Offer. See “General Terms of the Exchange Offer.”
How will I be taxed under United States federal income tax laws upon the tender of my Units and the issuance of Shares and Exchange Warrants if I am a United States holder of Units?
We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service (“IRS”) regarding the U.S. federal income tax consequences of your participation in the tender of Units in the Exchange Offer. You should consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of this Exchange Offer. See “Certain United States Federal Income Tax Considerations”.
Has the Board of Directors adopted a position on the Exchange Offer?
Our board of directors, which we refer to as the “Board of Directors” or the “Board,” has approved the Exchange Offer. However, our directors do not make any recommendation as to whether you should tender your Units and receive Shares and Exchange Warrants pursuant to the Exchange Offer. You should consult your own financial, tax, legal and other advisors and must make your own decision as to whether to tender your Units and receive Shares and Exchange Warrants.
Who will pay the fees and expenses associated with the Exchange Offer?
We will bear all of our fees and expenses incurred in connection with consummating the Exchange Offer. No brokerage commissions are payable by the holders to the Exchange Agent or us. If your Units are held or will be held through a broker or other nominee on your behalf, your broker or other nominee may charge you a commission for doing so. You should consult with your broker or other nominee to determine whether any charges will apply. See “General Terms of the Exchange Offer.”
Who can answer questions concerning the Exchange Offer?
Requests for assistance in connection with the tender of your Units pursuant to the Exchange Offer may be directed to the Exchange Agent for the Exchange Offer, Okapi Partners, LLC, 1212 Avenue of the Americas, New York, New York 10036; phone: (212) 297-0720 or (877) 629-6355.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before deciding to invest in our securities, you should read this entire prospectus carefully, including the sections of this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and related notes contained elsewhere in this prospectus. Unless the context otherwise requires, references in this prospectus to the “Company,” “Vapor,” “we,” “us” and “our” refer to Vapor Corp.
Company Overview
The Company operates 21 vape stores in the Southeastern United States and online where it sells vaporizers, liquids for vaporizers and e-cigarettes. Vapor Corp. (the “Company” or “Vapor”) is a distributor and retailer of vaporizers, e-liquids and electronic cigarettes. The Company operates twenty retail stores and one retail kiosk in the Southeast of the United States of America and is focusing on expanding the number of Company operated stores as well as launching a franchise program. Vapor also designs, market, and distribute vaporizers, e-liquids, electronic cigarettes and accessories under the Vapor X®, Hookah Stix®, Vaporin™, and Krave®, brands. Vapor also designs and develops private label brands for distribution customers. Third party manufacturers produce Vapor’s products to meet their design specifications.
Vapor offers e-liquids, vaporizers, e-cigarettes and related products through our vape stores, online, retail channels through our direct sales force, and through third party wholesalers, retailers and value-added resellers. Retailers of our products include small-box discount retailers, big-box retailers, gas stations, drug stores, convenience stores, and tobacco shops throughout the United States.
The Company’s business strategy is currently focused on a multi-pronged approach to diversify our revenue streams to include the Vape Store brick-and-mortar retail locations which Vaporin (as defined below) had successfully deployed. We are seeing that there is a large consumer demand centered on the vaporizer products and the retention “atmosphere” created by the stores. We are also expanding our web presence and customer direct phone center operations that work closely to drive consumer sales. Our distribution sales continue to be a significant part of our operations and we anticipate regrowth as we have adjusted towards vaporizers in addition to our e-cigarette brands.
On July 7, 2015, the Company filed an amendment to its Certificate of Incorporation to effectuate a one-for-five reverse stock split to its common stock and to increase its authorized common stock to 150,000,000 shares. The amendments were effective on July 8, 2015. All warrant, option, common stock shares and per share information included in the consolidated financial statements included in this prospectus gives effect to the 1 for 5 reverse split of the Company’s common stock effectuated on July 8, 2015.
Corporate information
The Company was originally incorporated under the name Consolidated Mining International, Inc. in 1985. On November 5, 2009, the Company acquired Smoke Anywhere a distributor of electronic cigarettes, in a reverse triangular merger. On January 7, 2010, the Company changed its name to Vapor Corp. The Company reincorporated in the State of Delaware from the State of Nevada effective on December 31, 2013. On March 4, 2015, the Company merged with Vaporin, Inc., a Delaware corporation (“Vaporin”), and was the surviving and controlling entity.
Our executive offices are located at 3001 Griffin Road, Dania Beach, Florida 33312, and our telephone number is (888) 766-5351. Our website is located at www.vapor-corp.com. The information contained on, or that can be accessed through, our website is not incorporated by reference in this prospectus and should not be considered a part of this prospectus.

The Exchange Offer
We are making the Exchange Offer in order to (1) preserve our working capital through the elimination of the potential cash payments related to the Series A Warrants included in the Units and (2) avoid uncertainty regarding the Company’s capital structure due to volatility in the market price of our common stock. We believe that by allowing holders of Units to exchange Units for 128 Shares and one Exchange Warrant (exercisable for 64 Warrant Shares), the Company can potentially eliminate cash payment obligations arising pursuant to the Warrants, thus providing investors and potential investors with greater certainty as to our capital structure and future liquidity.
On July 29, 2015, we closed the registered offering of 3,761,657 Units at $11.00 per Unit, for gross proceeds of  $41.4 million. Each Unit consists of one-fourth of a share of Series A Convertible Preferred Stock and 20 Series A Warrants. Each one-fourth share of Series A Convertible Preferred Stock will be convertible into 10 shares of common stock and each Series A Warrant will be exercisable into one share of common stock at an initial exercise price of  $1.24 per share. The Units will automatically separate into the Series A Convertible Preferred Stock and Series A Warrants on January 23, 2016, provided that the Units will separate earlier if at any time after August 24, 2015, the closing price of Vapor’s common stock is greater than $2.48 per share for 10 consecutive trading days, the Units are delisted, or the Series A Warrants are exercised for cash (solely with respect to the Units that included the exercised Series A Warrants). Net proceeds to the Company, after deducting underwriting fees, were approximately $38.7 million. The Units are listed on The Nasdaq Capital Market under the ticker symbol “VPCOU.”
We are now permitting all current holders of Units to tender their Units and receive the Shares and the Exchange Warrants through this Exchange Offer. You should read the discussions under the headings “General Terms of the Exchange Offer,” and “Description of Shares and Exchange Warrants Included in the Exchange Offer,” respectively, for more information about the Exchange Offer and Exchange Warrants.
The Exchange Offer
Until the Expiration Date, holders can tender Units in exchange for 128 Shares and one Exchange Warrant (exercisable for 64 Warrant Shares). A holder may tender as few or as many Units as the holder elects. Units may only be exchanged for whole Shares and Exchange Warrants. In lieu of issuing fractional Shares, any holder of Units who would otherwise have been entitled to receive fractional Shares will, after aggregating all such fractional Shares of such holder, be paid cash (without interest) in an amount equal to such fractional part of a Share multiplied by the last sale price of the Shares on The NASDAQ Capital Market on the last trading day prior to the Expiration Date.
Expiration Date
The Exchange Offer will expire on the Expiration Date, which is at 5:00 p.m., New York City time, on January 13, 2016 unless extended by us at our sole discretion.
Procedure for Participating in the Exchange Offer
In all cases, the issuance of Shares and the Exchange Warrants pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of the Units, the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed and any required signature guarantees and other documents required by the Letter of Transmittal.
In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, DTC participants may electronically transmit their acceptance of the Exchange Offer through DTC’s automated tender offer program, for which the transaction will be eligible.

By signing or agreeing to be bound by the Letter of Transmittal and other required documents, you will represent to us that, among other things:
•
any Shares or Exchange Warrants that you receive will be acquired in the ordinary course of your business;

•
you have no arrangement or understanding with any person to participate in the distribution of the Shares or Exchange Warrants;

•
you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

•
if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the Shares or Exchange Warrants; and

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if you are a broker-dealer, that you will receive Shares and Exchange Warrants for your own account in exchange for Units that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such Shares or Exchange Warrants.

Procedures for Tendering Units Through a Custodian
If you are a beneficial owner of Units, but the holder of such Units is a custodial entity such as a bank, broker, dealer, trust company or other nominee, and you seek to tender your Units pursuant to the Exchange Offer, you must provide appropriate instructions to such holder of the Units in order to participate through DTC’s automated tender offer program with respect to such Units.
Withdrawal of Participation in the Exchange
Your right to tender any Units pursuant to the Exchange Offer will expire at the Expiration Date.
Return of Units
If we do not accept any Units tendered in the Exchange Offer for any reason described in the terms and conditions of the Exchange Offer or if any Units tendered are withdrawn pursuant to the terms of the Exchange Offer, we will return such Units without expense to the exercising holder.
Conditions to the Exchange Offer
The Exchange Offer is subject to certain customary conditions, which we may amend or waive. We have the right, in our sole discretion, to terminate or withdraw the Exchange Offer if any of the conditions described in this prospectus are not satisfied or waived.
See “General Terms of the Exchange Offer — Conditions to the Exchange Offer.”
Exchange Agent
Okapi Partners, LLC is serving as the Exchange Agent in connection with the Exchange Offer. Questions or requests for assistance, or for additional copies of the Exchange Offer documents, Letter of Transmittal or other materials should be directed to: Okapi Partners, LLC, 1212 Avenue of the Americas, New York, New York 10036.

Depositary
Equity Stock Transfer, LLC is serving as the Depositary in connection with the Exchange Offer. Deliveries should be addressed to: Equity Stock Transfer, LLC, Attention: Reorganization Department, 237 West 37th Street, New York, NY 10018.
United States Federal Income Tax Considerations
We recommend that you consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of the Exchange Offer. See “Certain United States Federal Income Tax Considerations” for a discussion of the material U.S. Federal Income Tax Consequences of participating in the Exchange Offer.
Terms of the Exchange Warrants
Each outstanding Exchange Warrant entitles the registered holder to purchase 64 shares of common stock. All of our Exchange Warrants contain provisions requiring an adjustment of the exercise price and number of shares of common stock issuable upon exercise of the Exchange Warrant in the event of stock dividends, stock splits, reorganizations, reclassification, consolidations and the like. The Exchange Warrants will be issued in book entry form.
The Exchange Warrants will not be exercisable unless and until the Stockholder Approval is obtained to increase the authorized shares of common stock to an amount sufficient to accommodate the exercise of all of the Exchange Warrants. The Company will hold a stockholder meeting within 60 days of the Settlement Date of the Exchange Offer and will retain a proxy solicitation firm to solicit votes in favor of the Stockholder Approval. If the Stockholder Approval to increase the authorized common stock is not obtained, the Company will continue to hold additional stockholder meetings every 90 days until the Stockholder Approval is received.
Exercise Price
The Exchange Warrants are exercisable at an exercise price per share equal to 120% of the closing market price of our common stock on the Expiration Date.
Number of Underlying Shares of Common Stock
Each Exchange Warrant is exercisable for 64 Warrant Shares.
Exercise Period
The Exchange Warrants are exercisable for a period of five years following the date of the Stockholder Approval.
Registration
The Exchange Warrants and the Shares issued at the closing will be registered pursuant to this registration statement. The Warrant Shares underlying the Exchange Warrants will be registered pursuant to a separate registration statement after the Stockholder Approval is received.
See “Description of Shares and Exchange Warrants Included in the Exchange Offer.”
Risk Factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider carefully before investing pursuant to the terms of this prospectus.

The Shares and Exchange Warrants Issued in the Exchange
In exchange for Units tendered pursuant to the terms of the Exchange Offer, the Company will issue Shares and Exchange Warrants in book-entry form under a warrant agent agreement between Equity Stock Transfer, LLC, as warrant agent (the “Warrant Agent”), and us, and shall initially be represented by one or more book-entry certificates deposited with the Warrant agent. The material provisions of the Exchange Warrants are set forth herein but are only a summary and are qualified in their entirety by the provisions of the Warrant Agreement, which has been filed as an exhibit to this registration statement, of which this prospectus forms a part. Copies of these documents are also available to security holders of the Company and prospective investors upon request.
Issuer
Vapor Corp., a Delaware corporation.
Securities offered
Shares of the Company’s common stock, par value $0.001 per share (the “Shares”), and Exchange Warrants to acquire Warrant Shares.
Risk factors
See “Risk Factors” and other information included in this prospectus for a discussion of factors you should consider carefully before investing pursuant to the terms of this prospectus.
The Exchange Warrants issued in the Exchange Offer entitle the registered holder to purchase 64 Warrant Shares at an exercise price equal to 120% of the closing market price of the common stock on the Expiration Date, for a five-year period following the Stockholder Approval.
The Shares and Exchange Warrants will be registered pursuant to this registration statement at the time the Shares and Exchange Warrants are issued. The Warrant Shares underlying the Exchange Warrants will be registered pursuant to a separate registration statement after the Stockholder Approval is received.
The Exchange Warrants will not be listed on The NASDAQ Capital Market or any other securities exchange.
In addition, the Exchange Warrants will not be exercisable to the extent that, after exercise, a holder of Exchange Warrants and/or its affiliates would beneficially own more than 4.99% of the common stock outstanding immediately after giving effect to such exercise; provided, however, that if a holder of Exchange Warrants and/or its affiliates already own 4.99% immediately prior to the issuance of the Exchange Warrant, then such limitation will not apply.

SUMMARY FINANCIAL AND OTHER DATA
The following tables summarize our financial data and should be read together with the sections in this prospectus entitled “Unaudited Pro Forma Financial Information,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.
We have derived the statement of operations data for the years ended December 31, 2014 and 2013 and the balance sheet data as of December 31, 2014 and 2013 from our audited consolidated financial statements included elsewhere in this prospectus. The statements of operations data for the nine month periods ended September 30, 2015 and 2014 and the balance sheet data as of September 30, 2015, are derived from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. Our historical results are not necessarily indicative of the results that should be expected in the future.
	Years Ended December 31,		Nine Months Ended September 30,
	2014	2013	2015	2014
			(unaudited)
Statement of Operations Data:
Wholesale and online sales, net	$15,279,859	$25,990,228	$4,872,553	$13,547,792
Retail sales, net	—	—	2,486,516	—
Sales, Net	$15,279,859	$25,990,228	$7,359,069	$13,547,792
Cost of sales wholesale and online	14,497,254	16,300,333	4,215,138	10,400,944
Cost of sales retail	—	—	948,432	—
Gross Profit	782,605	9,689,895	2,195,499	3,146,848
Operating expenses:
Selling, general and administrative	11,126,759	6,464,969	9,852,329	7,838,380
Retail kiosk closing costs	—	—	719,972	—
Advertising	2,374,329	2,264,807	273,663	1,815,450
Total operating expenses	13,501,088	8,729,776	10,845,964	9,653,830
Operating (loss) income	(12,718,483)	960,119	(8,650,465)	(6,506,982)
Other expense
Costs associated with underwritten offering	—	—	(5,279,003)	—
Amortization of debt discounts	—	—	(833,035)	—
Amortization of deferred financing costs	(17,458)	—	(144,903)	—
Loss on debt extinguishment	—	—	(1,544,044)	—
Induced conversion expense	—	(299,577)	—	—
Non-cash change in fair value of derivative liabilities	—	—	47,405,025	—
Stock-based expense in connection with waiver agreements	—	—	(3,871,309)	—
Interest expense	(348,975)	(383,981)	(181,994)	(65,723)
Interest income	—	—	8,499	—
Total other expenses (income)	(366,433)	(683,558)	35,559,236	(65,723)
(LOSS) INCOME BEFORE INCOME TAX (EXPENSE) BENEFIT	(13,084,916)	276,561	26,908,771	(6,572,705)
Income tax (expense) benefit	(767,333)	524,791	—	(767,333)
NET (LOSS) INCOME	(13,852,249)	801,352	26,908,771	(7,340,038)
Deemed dividend	—	—	(38,068,021)	—
NET (LOSS) INCOME ALLOCABLE TO COMMON SHAREHOLDERS	$(13,852,249)	$801,352	$(11,159,250)	$(7,340,038)
BASIC (LOSS) EARNINGS PER COMMON SHARE	$(4.22)	$0.31	$(1.73)	$(2.24)
DILUTED (LOSS) EARNINGS PER COMMON SHARE	$(4.22)	$0.31	$(1.73)	$(2.24)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC	3,283,030	2,563,697	6,457,981	3,274,452
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – DILUTED	3,283,030	2,637,273	6,457,981	3,274,452

	As of December 31,		As of September 30, 2015
	2014	2013
			(unaudited)
Balance Sheet Data:
Cash	$471,194	$6,570,215	$30,570,113
Working capital (deficit)	127,874	11,657,615	(7,044,860)
Intangible assets net of accumulated depreciation	—	—	1,945,363
Goodwill	—	—	16,246,477
Total assets	4,928,483	13,962,375	52,232,774
Senior convertible notes payable – related parties, net of debt discount	156,250	—	—
Convertible notes, net of debt discount	—	—	—
Notes payable – related party	—	—	—
Term loan	750,000	478,847	—
Total stockholders’ equity	$811,810	$11,751,584	$11,671,913
Background and Purpose of the Exchange Offer
On July 29, 2015, the Company closed the registered offering of 3,761,657 Units at $11.00 per Unit, for gross proceeds of  $41.4 million. Each Unit consists of one-fourth of a share of Series A Convertible Preferred Stock and 20 Series A Warrants. Each one-fourth share of Series A Convertible Preferred Stock will be convertible into 10 shares of common stock and each Series A Warrant will be exercisable into one share of common stock at an initial exercise price of  $1.24 per share. The Units will automatically separate (the “Unit Split”) into the Series A Convertible Preferred Stock and Series A Warrants on January 23, 2016, provided that the Units will separate earlier if at any time after August 24, 2015, the closing price of Vapor’s common stock is greater than $2.48 per share for 10 consecutive trading days, the Units are delisted, or the Series A Warrants are exercised for cash (solely with respect to the Units that included the exercised Series A Warrants).
The Series A Warrant has a “cashless exercise” feature based on a Black Scholes valuation model that could create a potentially material adverse liability on the Company’s balance sheet if an insufficient number of shares of common stock were available to satisfy the warrant exercises. The Series A Warrants can be exercised for either (1) cash at $1.24 per share or (2) in a “cashless” exercise using a Black-Scholes valuation (BSV) of the warrant. If submitted for a cashless exercise, the warrant holder exchanges the warrant for the number of common shares equal to the BSV divided by the closing bid price of the common stock 2 days before exercise notice is submitted or, instead, the Company has the option of pay the BSV in cash to the warrant holder. As defined in the Series A Warrants, BSV is determined based on the Black Scholes Value of an option for one share of common stock of the Company at the date of the applicable Black Scholes payment or “cashless exercise,” as such Black Scholes Value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing bid price of the common stock of the Company as of July 23, 2016 (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Series A Warrant as of the applicable Black Scholes Payment or Cashless Exercise, (iii) a strike price equal to the exercise price in effect at the time of the applicable Black Scholes payment or cashless exercise, (iv) an expected volatility equal to 135% and (v) a remaining term of such option equal to five years (regardless of the actual remaining term of the Series A Warrant). If all of our Series A Warrants were exercised simultaneously when our common stock traded below $0.17 per share, we would not have sufficient authorized common stock to fulfill our issuance obligations pursuant to the Series A Warrants and we could be required to use our cash to pay warrant holders.

By undertaking the Exchange Offer, we are trying (1) to avoid further decreases to the price of our common stock and (2) to prevent the dilution that would result from the decrease in the price of our common stock and the resulting significant increase the number of shares issuable upon exercise of the Series A Warrants. The Company’s management believes the Exchange Offer would be in the best interest of the Company and it would (1) preserve needed working capital and (2) avoid uncertainty regarding our capital structure.
Our Board met telephonically on November 18, 2015 to discuss the potential Exchange Offer. Also participating in the meeting were Gina Hicks, the Chief Financial Officer, and representatives of the law firms of Cozen O’Connor and Nason, Yeager, Gerson, White & Lioce, P.A. At this meeting, Jeff Holman, the Chief Executive Officer, initially discussed the financial purposes for eliminating the Units and the reasons why the Exchange Offer would be the best means available at present to address the potential dilution and cash outlays associated with the Series A Warrants. Mr. Holman next presented the terms of engaging Cassel Salpeter & Co., LLC to act as financial advisor to the Board. The Board resolved to proceed with engaging Cassel Salpeter & Co., LLC on the terms as presented by management for such purpose.
On November 24, 2015, our Board met telephonically to discuss approving the proposed structure for the exchange of the Units and the SEC filings related to the Exchange Offer. Also participating in the meeting were Gina Hicks, the Chief Financial Officer, and representatives of the law firms of Cozen O’Connor and Nason, Yeager, Gerson, White & Lioce, P.A. Mr. Holman reviewed the current status of the proposed exchange transaction previously circulated to the Board, noting that the Company will file with the SEC a Tender Offer Statement on Schedule TO and related Offer Letter to all holders of Units to exchange Units for shares of common stock and warrants. The members of the Board asked questions of management and Cozen O’Connor on the Exchange Offer and the documents. The Board discussed the interests of the Company and its stockholders, the consequences of not pursuing the Exchange Offer and resolved to approve the final Exchange Offer terms and related documents reviewed at the meeting.
On December 8, 2015, our Board met telephonically to discuss the Exchange Offer and the SEC filings related to the Exchange Offer. Also participating in the meeting were Gina Hicks, the Chief Financial Officer, and representatives of the law firm of Cozen O’Connor. The current status of the proposed exchange transaction was discussed as well as the merits of the Exchange Offer and existing market conditions. The members of the Board asked questions of management and Cozen O’Connor on the Exchange Warrant, the Form S-4 and the related documents.
INTERESTS OF DIRECTORS IN THE EXCHANGE OFFER
None of the directors, officers or their affiliates beneficially owns any of the Units and, therefore will not participate in the Exchange Offer.

RISK FACTORS
Prospective participants in the Exchange Offer should carefully consider all of the information contained in this prospectus, including the risks and uncertainties described below, which could materially affect our business, financial condition or future results. The risks described below are not the only risks facing our company. Risks and uncertainties not currently known to us or that we currently deem to be immaterial also may materially adversely affect our business, financial condition and/or operating results.
Risks Related to the Exchange Offer
Your tender of Units in exchange for the issuance of the Shares and Exchange Warrants will not be accepted if you fail to follow the Exchange Offer procedures.
We will issue you Shares and Exchange Warrants pursuant to the Exchange Offer only after a timely receipt of your Units, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your Units in connection with the Exchange Offer, please allow sufficient time to ensure timely processing of your exchange. If we do not receive your Units, Letter of Transmittal and other required documents by the Expiration Date, we will not accept your Units in exchange for the issuance of the Shares and Exchange Warrants. We are generally under no duty to give notification of defects or irregularities with respect to the delivery of your Units, Letter of Transmittal and other required documents pursuant to the terms of the Exchange Offer. If there are defects or irregularities with respect to your tender of Units, we may not accept your tender of Units pursuant to the terms of the Exchange Offer.
Due to the speculative nature of the Exchange Warrants, there is no guarantee that the Exchange Warrants will ever be profitable for holders of Exchange Warrants to exercise the Exchange Warrants.
The Exchange Warrants offered as part of the Exchange Offer do not confer any rights of common stock ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire shares of common stock at a fixed price for a limited period of time. Specifically, following the receipt of the Stockholder Approval, Exchange Warrant holders may exercise their right to acquire the underlying Warrant Shares and pay an exercise price equal to 120% of the closing market price of our common stock on the Expiration Date prior to the expiration of the approximately five-year term. In certain circumstances, the Exchange Warrants may be exercisable on a cashless basis. There can be no assurance that the market price of the common stock will ever equal or exceed the exercise price of the Exchange Warrants, and, consequently, whether it will ever be profitable for holders of the Exchange Warrants to exercise the Exchange Warrants.
If holders of Units have claims against us resulting from their acquisition or ownership of the Units, they will give up those claims if they tender their Units in the Exchange Offer.
By tendering the Units in the Exchange Offer, upon closing of the Exchange Offer, holders of the Units will be deemed to have released and waived any and all claims they, their successors and their assigns have or may have had against us, our affiliates and their stockholders, and our directors, officers, employees, attorneys, accountants, advisors, agents and representatives, in each case whether current or former, as well as the directors, officers, employees, attorneys, accountants, advisors, agents and representatives of our affiliates and our stockholders, arising from, related to, or in connection with their acquisition or ownership of the Units, unless those claims arise under federal or state securities laws.
Because it is not possible to estimate the likelihood of their success in pursuing any legal claims or the magnitude of any recovery to which they ultimately might be entitled, it is possible that the consideration that the holders of Units receive in the Exchange Offer will have a value less than what they own today. Moreover, holders who do not tender their Units in the Exchange Offer will continue to have the right to prosecute any claims against us.

There will be no public trading market for the Exchange Warrants, and your ability to sell such Exchange Warrants will be limited.
There is no existing public market for the Exchange Warrants. No market for the Exchange Warrants may develop, and any market that develops may not persist. We cannot assure you as to the liquidity of any market that may develop for the Exchange Warrants, your ability to sell your Exchange Warrants or the price at which you would be able to sell your Exchange Warrants. We do not intend to apply for listing of the Exchange Warrants on any securities exchange or other market; however, the Exchange Warrants received in the Exchange Offer will be registered pursuant to this registration statement.
The Exchange Warrants will not be immediately exercisable and will not be exercisable until the Stockholder Approval has been obtained.
We do not currently have a sufficient number of authorized shares of common stock to fulfill our issuance obligations of Warrant Shares upon exercise of all of the Exchange Warrants. The Exchange Warrants, therefore, will not be exercisable until we have obtained the Stockholder Approval and amended our Certificate of Incorporation to increase our authorized common stock to permit full exercise of all of the Exchange Warrants. Although holders of the Shares and Exchange Warrants will beneficially own in excess of 50% of the issued and outstanding common stock immediately following the Settlement Date of the Exchange Offer, there can be no assurance that Stockholder Approval will be obtained.
The Warrant Shares underlying Exchange Warrants will not be registered until after the Stockholder Approval has been received and the Warrant Shares will have limited liquidity until registered.
Because the number of authorized shares of common stock is currently insufficient to fulfill our issuance obligations of Warrant Shares upon exercise of all of the Exchange Warrants, we are unable to register the Warrant Shares at this time. We will file a registration statement to register the Warrant Shares promptly following receipt of Stockholder Approval. Until the Warrant Shares are registered, the Warrant Shares may only be transferred pursuant to an exemption from registration and will have limited transferability and liquidity. There can be no assurance the registration statement registering the Warrant Shares will be declared effective by the SEC or as to the time period that will be required to obtain effectiveness.
As a holder of the Exchange Warrants, you will not be entitled to any rights with respect to our common stock, but you will be subject to all changes made with respect to our common stock.
If you hold only our Exchange Warrants, you will not be entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions, if any, on our common stock), but you will be subject to all changes affecting our common stock. You will have rights with respect to our common stock only when we deliver shares of common stock to you upon exercise of your Exchange Warrants. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the delivery of common stock, if any, to you, you will not be entitled to vote on the amendment with respect to the shares of common stock that are subject to such delivery, although you will nevertheless be subject to any changes in the powers, preferences or special rights of our common stock.
Income tax consequences of participation in this Offer to Exercise.
We have not obtained and do not intend to obtain a ruling from the Internal Revenue Service, or IRS, regarding the U.S. federal income tax consequences of the tender of Units pursuant to the Exchange Offer. You should consult with your own tax advisor with regard to the possibility of any federal, state, local or other tax consequences of this Exchange Offer. See “Certain United States Federal Income Tax Considerations”.

Risks Related to our Business
We have incurred losses in the past and cannot assure you that we will achieve and/or maintain profitable operations or liquidity absent obtaining successful completion of this Exchange Offer.
For the nine months ended September 30, 2015 and 2014, we had operating losses of approximately $8.6 million and $6.5 million, respectively. Our operating losses are primarily due to, among other reasons, the establishment of our business infrastructure and operations, stock-based compensation expenses and increases in our marketing expenditures. Additionally, Vapor did not anticipate the consumer shift from e-cigarettes to vaporizers which caused in part the large losses beginning in 2014. The Company reported a net loss allocable to common stockholders of  $11,159,250 for the nine months ended September 30, 2015 and had negative working capital of  $7,044,860 as of September 30, 2015. For the year ended December 31, 2014, we had a net loss of  $13,852,249 compared to net income of  $801,352 for the year ended December 31, 2013. Until the sale of the Units in July of 2015, the Company’s liquidity and capital resources had decreased significantly as a result of the net operating losses we incurred during the year ended December 31, 2014. We cannot assure you that we will be able to generate operating profits in the future on a sustainable basis or at all as we continue to expand our infrastructure, open additional retail stores, further develop our marketing efforts and otherwise implement our growth initiatives. Future working capital limitations could impinge on our day-to-day operations, thus contributing to continued operating losses.
The Company’s outstanding warrants sold as part of our July 29, 2015 public offering will separate from the Units on January 23, 2016. Each Series A Warrant may be exercised without cash for the Black Scholes value defined in the warrant agreement. The number of shares of common stock we issue in connection with the exercise of our warrants will be based on our common stock price as of the date of the exercise. The July 29, 2015 public offering underwriters required us to obtain stockholder approval to increase our authorized common shares to 500 million. The stockholders approved the authorized common share increase on October 16, 2015 and we filed an amendment to our Certificate of Incorporation on December 9, 2015 to reflect such increase. If all of our Series A Warrants were exercised simultaneously when our common stock traded below $0.17 per share, we would not have sufficient authorized common stock and we could be required to use our cash to pay warrant holders.
Because of changes in our industry, it is difficult to accurately predict our future sales and appropriately budget our expenses.
We acquired Smoke Anywhere, a distributor of electronic cigarettes, in November 2009 and Vaporin in March 2015. Smoke Anywhere commenced its business in 2008 and Vaporin commenced its operations in 2013. Because our industry is still evolving, it is difficult to accurately predict our future sales and appropriately budget our expenses. Additionally, our operations will be subject to risks inherent in the establishment of a developing new business as well as a new business model of deploying new vape stores, including, among other things, efficiently deploying our capital, costs or difficulties relating to the integration of the merger with Vaporin, developing our products, opening retail stores, developing and implementing our marketing campaigns and strategies and developing brand awareness and acceptance of our products. Our ability to generate future sales will be dependent on a number of factors, many of which are beyond our control, including the pricing of competing products, overall demand for our products, changes in consumer preferences, market competition and government regulation. We will continue to expand our retail stores and incur related operational expenditures in anticipation of future sales growth. If our sales do not increase as anticipated, we could incur significant losses due to our higher infrastructure expense levels if we are not able to decrease our advertising and operating expenses in a timely manner to offset any shortfall in future sales.
The recent development of electronic cigarettes has not allowed the medical profession to study the long-term health effects of electronic cigarette use.
Because electronic cigarettes were recently developed the medical profession has not had a sufficient period of time to study the long-term health effects of electronic cigarette use. Currently, therefore, there is no way of knowing whether or not electronic cigarettes are safe for their intended use. If the medical profession were to determine conclusively that electronic cigarette usage poses long-term health risks, electronic cigarette usage could decline, which could have a material adverse effect on our business, results of operations and financial condition.
Our business, results of operations and financial condition could be adversely affected if our products are taxed like other tobacco products or if we are required to collect and remit sales tax on certain of our Internet sales.
Presently the sale of electronic cigarettes is not subject to federal, state and local excise taxes like the sale of conventional cigarettes or other tobacco products, all of which have faced significant increases in the amount of taxes collected on their sales. Should federal, state and local governments and or other taxing authorities impose excise taxes similar to those levied against conventional cigarettes and tobacco products on our products, it may have a material adverse effect on the demand for our products, as consumers may be unwilling to pay the increased costs for our products.
We may be unable to establish the systems and processes needed to track and submit the excise and sales taxes we collect through Internet sales, which would limit our ability to market our products through our websites which would have a material adverse effect on our business, results of operations and financial condition. A number of states including New York, North Carolina, Texas and California have begun collecting sales taxes on Internet sales where companies have used independent contractors in those states to solicit sales from residents of that state. The requirement to collect, track and remit sales taxes based on independent affiliate sales may require us to increase our prices, which may affect demand for our products or conversely reduce our net profit margin, either of which would have a material adverse effect on our business, results of operations and financial condition.
The market for electronic cigarettes is a niche market, subject to a great deal of uncertainty and is still evolving.
Vaporizers and electronic cigarettes, having recently been introduced to market, are at an early stage of development, represent a niche market and are evolving rapidly and are characterized by an increasing number of market entrants. Our future sales and any future profits are substantially dependent upon the widespread acceptance and use of electronic cigarettes. Rapid growth in the use of, and interest in, electronic cigarettes is recent, and may not continue on a lasting basis. The demand and market acceptance for these products is subject to a high level of uncertainty. Therefore, we are subject to all of the business risks associated with a new enterprise in a niche market, including risks of unforeseen capital requirements, failure of widespread market acceptance of electronic cigarettes, in general or, specifically our products, failure to establish business relationships and competitive disadvantages as against larger and more established competitors.
Because we face intense competition from big tobacco companies and other competitors, our failure to compete effectively could have a material adverse effect on our business, results of operations and financial condition.
Competition in the electronic cigarette industry is intense. The nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low.
We compete primarily on the basis of product quality, brand recognition, brand loyalty, service, marketing, advertising and price. We are subject to highly competitive conditions in all aspects of our business. The competitive environment and our competitive position can be significantly influenced by weak economic conditions, erosion of consumer confidence, competitors’ introduction of low-priced products or innovative products, cigarette excise taxes, higher absolute prices and larger gaps between price categories, and product regulation that diminishes the ability to differentiate tobacco products.
Our principal competitors are “big tobacco”, U.S. cigarette manufacturers of both conventional tobacco cigarettes and electronic cigarettes like Altria Group, Inc., Lorillard, Inc. and Reynolds American Inc. We compete against “big tobacco” which offers not only conventional tobacco cigarettes and electronic cigarettes but also smokeless tobacco products such as “snus” (a form of moist ground smokeless tobacco that is usually sold in sachet form that resembles small tea bags), chewing tobacco and snuff. Furthermore, we believe that “big tobacco” will devote more attention and resources to developing and offering electronic cigarettes (including vaporizers) as the market grows. Because of their well-established sales and distribution channels, marketing expertise and significant financial and marketing resources, “big tobacco”

is better positioned than small competitors like us to capture a larger share of the electronic cigarette market. We also compete against numerous other smaller manufacturers or importers of cigarettes. There can be no assurance that we will be able to compete successfully against any of our competitors, some of whom have far greater resources, capital, experience, market penetration, sales and distribution channels than us. If our major competitors were, for example, to significantly increase the level of price discounts offered to consumers, we could respond by offering price discounts, which could have a materially adverse effect on our business, results of operations and financial condition.
Sales of conventional tobacco cigarettes have been declining, which could have a material adverse effect on our business.
The overall U.S. market for conventional tobacco cigarettes has generally been declining in terms of volume of sales, as a result of restrictions on advertising and promotions, funding of smoking prevention campaigns, increases in regulation and excise taxes, a decline in the social acceptability of smoking, and other factors, and such sales are expected to continue to decline. In September 2014, CVS, a leading national drug store chain ceased selling tobacco products. If other national drug store chains also decide to cease selling tobacco products, cigarette sales could decline further. While the sales of vaporizers have been increasing over the last several years, the vaporizer and electronic cigarettes market is only developing and is a fraction of the size of the conventional tobacco cigarette market. A continual decline in cigarette sales may adversely affect the growth of the vaporizer and electronic cigarette market, which could have a material adverse effect on our business, results of operations and financial condition.
If we are subject to further intellectual property litigation or if the present suit (see “Legal Proceedings” contained in this prospectus) becomes actively litigated, we may incur substantial additional costs which will adversely affect our results of operations.
The cost to prosecute infringements of our intellectual property or the cost to defend our products against patent infringement or other intellectual property litigation by others could be substantial. We cannot assure you that:
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pending and future patent applications will result in issued patents;

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patents we own or which are licensed by us will not be challenged by competitors;

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the patents will be found to be valid or sufficiently broad to protect our technology or provide us with a competitive advantage; and

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we will be successful in defending against current and future patent infringement claims asserted against our products as described in the next risk factor.

Both the patent application process and the process of managing patent disputes can be time consuming and expensive. In addition, changes in the U.S. patent laws could prevent or limit us from filing patent applications or patent claims to protect our products and/or technologies or limit the exclusivity periods that are available to patent holders. In September 2011, the Leahy-Smith America Invents Act, or the Leahy-Smith Act, was signed into law and includes a number of significant changes to U.S. patent law, including the transition from a “first-to-invent” system to a “first-to-file” system and changes to the way issued patents are challenged. These changes may favor larger and more established companies that have more resources than we do to devote to patent application filing and prosecution. The U.S. Patent and Trademark Office issued new regulations effective March 16, 2013 to administer the Leahy-Smith Act. Accordingly, it is not clear what, if any, impact the Leahy-Smith Act will ultimately have on the cost of prosecuting our patent applications, our ability to obtain patents based on our discoveries and our ability to enforce or defend our issued patents. However, it is possible that in order to adequately protect our patents under the “first-to-file” system, we will have to allocate significant additional resources to the establishment and maintenance of a new patent application process designed to be more streamlined and competitive in the context of the new “first-to-file” system, which would divert valuable resources from other areas of our business. In addition to pursuing patents on our technology, we have taken steps to protect our intellectual property and proprietary technology by entering into confidentiality agreements and intellectual property assignment agreements with our employees, consultants, and corporate partners. Such agreements may not be enforceable or may not provide meaningful protection for our trade secrets or other proprietary information in the event of unauthorized use or disclosure or other breaches of the agreements, and we may not be able to prevent such unauthorized disclosure. Monitoring unauthorized disclosure is difficult, and we do not know whether the steps we have taken to prevent such disclosure are, or will be, adequate.
If a third party asserts that we are infringing on its intellectual property, whether successful or not, it could subject us to costly and time-consuming litigation or require us to obtain expensive licenses, and our business may be adversely affected.
Although we have filed patent applications, we do not own any patents relating to our vaporizers and electronic cigarettes. The vaporizer and electronic cigarette industry is nascent and third parties may claim patent rights over one or more types of vaporizers and electronic cigarettes. For example, Ruyan Investment (Holdings) Limited, which we refer to as “Ruyan”, a Chinese company, has made certain public claims as to their ownership of patents relating to our products and has filed a number of separate lawsuits against us. We and Ruyan settled the first lawsuit, and another lawsuit has been stayed along with other patent infringement lawsuits filed by Ruyan against other defendants pending the results of an inter parties reexamination requested by one of the defendants in the other lawsuits. Additionally, in 2014, Fontem Ventures, B.V. and Fontem Holdings 1 B.V. (the successors to Ruyan) filed three separate lawsuits against the Company alleging that we infringed on their patents. All of the above referenced cases filed by Fontem have been consolidated. The parties are currently in preliminary settlement discussions with mediation and pre-trial dates are upcoming. For a description of Fontem’s lawsuits against us, please see the section titled “Legal Proceedings” contained in this prospectus. Fontem’s lawsuits as well as any other third party lawsuits alleging our infringement of patents, trade secrets or other intellectual property rights could cause us to do one or more of the following:
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stop selling products or using technology that contains the allegedly infringing intellectual property;

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incur significant legal expenses;

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cause our management to divert substantial time to our defenses;

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pay substantial damages to the party whose intellectual property rights we may be found to be infringing;

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indemnify distributors and customers;

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redesign those products that contain the allegedly infringing intellectual property; or

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attempt to obtain a license to the relevant intellectual property from third parties, which may not be available to us on reasonable terms or at all.

Third party lawsuits alleging our infringement of patents, trade secrets or other intellectual property rights could have a material adverse effect on our business, results of operations and financial condition.
If we cannot protect our intellectual property rights, we may be unable to compete with competitors developing similar technologies.
We believe that patents, trademarks, trade secrets and other intellectual property we use and are developing are important to sustaining and growing our business. We utilize third party manufacturers to manufacture our products in China, where the validity, enforceability and scope of protection available under intellectual property laws are uncertain and still evolving. Implementation and enforcement of Chinese intellectual property-related laws have historically been deficient, ineffective and hampered by corruption and local protectionism. Accordingly, we may not be able to adequately protect our intellectual property in China, which could have a material adverse effect on our business, results of operations and financial condition. Furthermore, policing unauthorized use of our intellectual property in China and elsewhere is difficult and expensive, and we may need to resort to litigation to enforce or defend our intellectual property or to determine the enforceability, scope and validity of our proprietary rights or those of others. Such litigation and an adverse determination in any such litigation, if any, could result in substantial costs and diversion of resources and management attention, which could harm our business and competitive position.

If vaporizers continue to face intense media attention and public pressure, our operations may be adversely affected.
Since the introduction of electronic cigarettes and vaporizers, certain members of the media, politicians, government regulators and advocate groups, including independent medical physicians, have called for an outright ban of all electronic cigarettes and vaporizers, pending regulatory review and a demonstration of safety. A partial or outright ban would have a material adverse effect on our business, results of operations and financial condition and we may have to shut down our operations in the locations implemented any such ban.
If we fail to retain our key personnel, we may not be able to achieve our anticipated level of growth and our business could suffer.
Our future depends, in part, on our ability to attract and retain key personnel and the continued contributions of our executive officers, each of whom may be difficult to replace. In particular, Jeffrey Holman, our Chief Executive Officer, Gregory Brauser, our President, Gina Hicks, our Chief Financial Officer, and Christopher Santi, our Chief Operating Officer, are important to the management of our business and operations and the development of our strategic direction. The loss of the services of any of these officers and the process to replace any key personnel would involve significant time and expense and may significantly delay or prevent the achievement of our business objectives.
We may experience product liability claims in our business, which could adversely affect our business.
The tobacco industry in general has historically been subject to frequent product liability claims. As a result, we may experience product liability claims from the marketing and sale of electronic cigarettes. Any product liability claim brought against us, with or without merit, could result in:
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liabilities that substantially exceed our product liability insurance, which we would then be required to pay from other sources, if available;

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an increase of our product liability insurance rates or the inability to maintain insurance coverage in the future on acceptable terms, or at all;

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damage to our reputation and the reputation of our products, resulting in lower sales;

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regulatory investigations that could require costly recalls or product modifications;

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litigation costs; and

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the diversion of management’s attention from managing our business.

Any one or more of the foregoing could have a material adverse effect on our business, results of operations and financial condition.
If we experience product recalls, we may incur significant and unexpected costs and our business reputation could be adversely affected.
We may be exposed to product recalls and adverse public relations if our products are alleged to cause illness or injury, or if we are alleged to have violated governmental regulations. A product recall could result in substantial and unexpected expenditures and could harm our reputation, which could have a material adverse effect on our business, results of operations and financial condition. In addition, a product recall may require significant management time and attention and may adversely impact on the value of our brands. Product recalls may lead to greater scrutiny by federal or state regulatory agencies and increased litigation, which could have a material adverse effect on our business, results of operations and financial condition.
If we experience a high amount of product exchanges, returns and warranty claims, our business will be adversely affected.
If we are unable to maintain an acceptable degree of quality control of our products, we will incur costs associated with the exchange and return of our products as well as servicing our customers for warranty claims. In addition, customers may require us to take back unsold products which we may be unable to resell. Any of the foregoing on a significant scale may have a material adverse effect on our business, results of operations and financial condition.

If the economy declines, such decline may adversely affect the demand for our products.
Vaporizers and electronic cigarettes may be regarded by users as a novelty item and expendable as such demand for our products may be extra sensitive to economic conditions. When economic conditions are prosperous, discretionary spending typically increases; conversely, when economic conditions are unfavorable, discretionary spending often declines. Any significant decline in economic conditions that affects consumer spending could have a material adverse effect on our business, results of operations and financial condition.
Generating foreign sales will result in additional costs and expenses and may expose us to a variety of risks.
Generating sales of our products in foreign jurisdictions will require us to incur additional costs and expenses. Furthermore, our entry into foreign jurisdictions may expose us to various risks, which differ in each jurisdiction, and any of such risks may have a material adverse effect on our business, financial condition and results of operations. Such risks include the degree of competition, fluctuations in currency exchange rates, difficulty and costs relating to compliance with different commercial, legal, regulatory and tax regimes and political and economic instability.
Our future growth and profitability will depend in large part upon the effectiveness of our marketing and advertising expenditures.
Our future growth and profitability will depend in large part upon our media performance, including our ability to:
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create greater awareness of our products and stores;

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identify the most effective and efficient level of spending in each market and specific media vehicle;

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determine the appropriate creative message and media mix for advertising, marketing, and promotional expenditures; and

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effectively manage marketing costs (including creative and media).

Our planned marketing expenditures may not result in increased revenue. If our media performance is not effective, our future results of operations and financial condition will be adversely affected.
If we are unable to promote and maintain our brands, our results of operations will be adversely affected.
We believe that establishing and maintaining the brand identities of our products is a critical aspect of attracting and expanding a large customer base. Promotion and enhancement of our brands will depend largely on our success in continuing to provide high quality products. If our customers and end users do not perceive our products to be of high quality, or if we introduce new products or enter into new business ventures that are not favorably received by our customers and end users, we will risk diluting our brand identities and decreasing their attractiveness to existing and potential customers.
Moreover, in order to attract and retain customers and to promote and maintain our brand equity in response to competitive pressures, we may have to increase substantially our financial commitment to creating and maintaining a distinct brand loyalty among our customers. If we incur significant expenses in an attempt to promote and maintain our brands, our business, results of operations and financial condition could be adversely affected.
If we cannot manage our vape stores as we grow, we may incur substantial operating losses and adversely affect our financial condition.
Our business model is focusing on expanding the number of vape stores beyond the 21 we presently operate. As we expand the number of vape stores and their location, it will be more difficult to manage them and our promotional costs will increase. None of our senior managers has experience in operating a significant number of retail stores in different locations. If we expand our vape stores beyond our capabilities, we may be materially and adversely affected.

We rely on the efforts of third party agents to generate sales of our products, and loss of any such agents may be time consuming to replace.
We rely on the efforts of independent distributors to purchase and distribute our products to wholesalers and retailers. No single distributor currently accounts for a material percentage of our sales and we believe that should any of these relationships terminate we would be able to find suitable replacements and do so on a timely basis. However, any loss of distributors or our ability to timely replace any given distributor could have a material adverse effect on our business, financial condition and results of operations.
We rely, in part, on the efforts of independent salespersons who sell our products to distributors and major retailers and Internet sales affiliates to generate sales of products. No single independent salesperson or Internet affiliate currently accounts for a material percentage of our sales and we believe that should any of these relationships terminate we would be able to find suitable replacements and do so on a timely basis. However, any loss of independent sales persons or Internet sales affiliates or our ability to timely replace any one of them could have a material adverse effect on our business, financial condition and results of operations.
If we are unable to adapt to trends in our industry, our results of operations will be adversely affected.
We may not be able to adapt as the vaporizer and electronic cigarette industry and customer demand evolve, whether attributable to regulatory constraints or requirements, a lack of financial resources or our failure to respond in a timely and/or effective manner to new technologies, customer preferences, changing market conditions or new developments in our industry. Any of the failures to adapt for the reasons cited herein or otherwise could make our products obsolete and would have a material adverse effect on our business, financial condition and results of operations.
If our third party manufacturers produce unacceptable or defective products or do not provide products in a timely manner, our business will be adversely affected.
We depend on third party manufacturers for our electronic cigarettes, vaporizers and accessories. Our customers associate certain characteristics of our products including the weight, feel, draw, unique flavor, packaging and other attributes of our products to the brands we market, distribute and sell. Any interruption in supply, consistency of our products may adversely impact our ability to deliver our products to our wholesalers, distributors and customers and otherwise harm our relationships and reputation with customers, and have a materially adverse effect on our business, results of operations and financial condition.
Although we believe that several alternative sources for the components, chemical constituents and manufacturing services necessary for the production of our products are available, any failure to obtain any of the foregoing would have a material adverse effect on our business, results of operations and financial condition.
Because we rely on Chinese manufacturers to produce our products, we are subject to potential adverse safety and other issues.
The majority of our manufacturers are based in China. Certain Chinese factories and the products they export have recently been the source of safety concerns and recalls, which is generally attributed to lax regulatory, quality control and safety standards. Should Chinese factories continue to draw public criticism for exporting unsafe products, whether those products relate to our products or not we may be adversely affected by the stigma associated with Chinese production, which could have a material adverse effect on our business, results of operations and financial condition.
We expect that new products and/or brands we develop will expose us to risks that may be difficult to identify until such products and/or brands are commercially available.
We are currently developing, and in the future will continue to develop, new products and brands, the risks of which will be difficult to ascertain until these products and/or brands are commercially available. For example, we are developing new formulations, packaging and distribution channels. Any negative events or results that may arise as we develop new products or brands may adversely affect our business, financial condition and results of operations.

If we are unable to manage our anticipated future growth, our business and results of operations could suffer materially.
Our business has grown rapidly during our limited operating history. Our future operating results depend to a large extent on our ability to successfully manage our anticipated growth. To manage our anticipated growth, including that arising from our recent merger with Vaporin, we believe we must effectively, among other things:
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hire, train, and manage additional employees;

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expand our marketing and distribution capabilities;

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increase our product development activities;

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add additional qualified finance and accounting personnel; and

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implement and improve our administrative, financial and operational systems, procedures and controls.

We are increasing our investment in marketing and distribution channels and other functions to grow our business. We are likely to incur the costs associated with these increased investments earlier than some of the anticipated benefits and the return on these investments, if any, may be lower, may develop more slowly than we expect or may not materialize.
If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities or develop new products, and we may fail to satisfy product requirements, maintain product quality, execute our business plan or respond to competitive pressures, any of which could have a material adverse effect on our business, results of operations and financial condition.
We face competition from foreign importers who do not comply with government regulation which may result in the loss of customers and result in adverse effects to our results of operations.
We face competition from foreign sellers of electronic cigarettes and vaporizers that may illegally ship their products into the United States for direct delivery to customers. These market participants will not have the added cost and expense of complying with U.S. regulations and taxes and as a result will be able to offer their product at a more competitive price than us and potentially capture market share. Moreover, should we be unable to sell certain of our products during any regulatory approval process we have no assurances that we will be able to recapture those customers that we lost to our foreign domiciled competitors during any “blackout” periods, during which we are not permitted to sell our products. This competitive disadvantage may have a material adverse effect on our business, results of operations and our financial condition.
Information technology system failures or interruptions or breaches of our network security may interrupt our operations, subject us to increased operating costs and expose us to litigation.
At present we generate a portion of our sales through e-commerce sales on our websites. We manage our websites and e-commerce platform internally and as a result any compromise of our security or misappropriation of proprietary information could have a material adverse effect on our business, financial condition and results of operations. We rely on encryption and authentication technology licensed from third parties to provide the security and authentication necessary to effect secure Internet transmission of confidential information, such as credit and other proprietary information. Despite our implementation of security measures, all of our technology systems are vulnerable to damage, disability or failures due to hacking or physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, denial of service attacks, viruses, worms and other disruptive problems caused by hackers. If our technology systems were to fail, and we were unable to recover in a timely way, we could experience an interruption in our operations. Furthermore, if unauthorized access to or use of our systems were to occur, data related to our proprietary information and personal information of customers could be compromised. The occurrence of any of these incidents could have a material adverse effect on our business, financial condition and results of operations. To the extent that some of our reporting systems require or rely on manual processes, it could increase the risk of a breach. We may be required to expend significant capital and other resources to protect against security breaches or to minimize problems caused by security breaches. To the extent that our activities or the activities of others involve the storage and transmission of proprietary information, security breaches could damage our reputation and expose us to a risk of loss and/or litigation. Our security measures may not prevent security breaches. Our failure to prevent these security breaches may result in consumer distrust, expose us to litigation either of which would adversely affect our business, results of operations and financial condition.
Our results of operations could be adversely affected by currency exchange rates and currency devaluations.
Our functional currency is the U.S. dollar; substantially all of our purchases and sales are currently generated in U.S. dollars. However, our manufacturers and suppliers are located in China. The Chinese currency, the renminbi, has appreciated significantly against the U.S. dollar in recent years. Fluctuations in exchange rates between our respective currencies could result in higher production and supply costs to us which would have a material adverse effect on our results of operations if we are not willing or able to pass those costs on to our customers.
If we are unable to successfully integrate Vaporin and the acquisition of nine retail business operations, our future results of operations and financial condition may be materially and adversely affected.
We face a number of risks from our recently completed merger with Vaporin and the acquisition of retail business operations. The success of the merger and the acquisition of retail businesses depends, in large part, on our ability to realize the benefits from combining the businesses of Vapor and Vaporin, by reducing duplicative costs, maintaining customer relationships, successful management of existing and acquired retail store operations and not losing sales. To realize the anticipated benefits of the merger, we must successfully integrate the businesses of Vapor and Vaporin and continue to integrate their management teams and employees. This integration has been and will continue to be complex and time-consuming.
Potential difficulties we may encounter include, among others:
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unanticipated issues in integrating logistics, information, communications and other systems;

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integrating personnel from the companies while maintaining focus on providing a consistent, high quality level of service;

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integrating the systems in a seamless manner that minimizes any adverse impact on, suppliers, customers, employees and others;

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performance shortfalls as a result of the diversion of management’s attention from day-to-day operations caused by activities surrounding the completion of the merger and integration of the companies’ operations;

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potential unknown liabilities, liabilities that are significantly larger than anticipated, unforeseen expenses or delays associated with the merger, business acquisitions and the integration process;

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unanticipated changes in applicable laws and regulations;

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dealing with different corporate cultures; and

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complexities associated with managing the larger, combined business with expanding geographic locations.

Some of these factors are outside of our control.
The Company has not completed a merger or acquisition comparable in size or scope to the Vaporin merger. Our failure to successfully integrate the operations of Vapor and Vaporin, and the acquired business operations, or otherwise to realize any of the anticipated benefits of the merger and acquisitions could cause an interruption of, or a loss of momentum in, the activities of the Company and could adversely affect its results of operations. The integration process maybe more difficult, costly or time-consuming than anticipated, which could cause our stock price to decline.

As a result of the Vaporin merger and the acquisitions of retail businesses, we have recorded significant amounts of goodwill on our balance sheet, which could result in significant future impairment charges and negatively affect the Company’s future financial condition, results of operations and stock price.
Applicable acquisition accounting rules require that to the extent that the purchase price paid by us in the merger exceeds the net fair value of the Vaporin tangible and intangible assets and liabilities, Vapor will record such goodwill on its consolidated balance sheet. Goodwill is not amortized, but is tested for impairment at least annually. In testing goodwill for impairment, we will be required to analyze its future estimated operating results and cash flows. If the future operating results and cash flows of the Company do not improve in comparison to its performance in 2014, Vapor may incur significant impairment charges in the future. Any impairment charges will directly be treated as an expense and negatively affect the Company’s future financial results. Announcement of such impairment charges may also significantly reduce the price of Vapor’s common stock.
Risks Related to Government Regulation
Changes in laws, regulations and other requirements could adversely affect our business, results of operations or financial condition.
In addition to the anticipated regulation of our business by the FDA, our business, results of operations or financial condition could be adversely affected by new or future legal requirements imposed by legislative or regulatory initiatives, including, but not limited to, those relating to health care, public health and welfare and environmental matters. For example, in recent years, states and many local and municipal governments and agencies, as well as private businesses, have adopted legislation, regulations or policies which prohibit, restrict, or discourage smoking; smoking in public buildings and facilities, stores, restaurants and bars; and smoking on airline flights and in the workplace. At present, it is not clear if electronic cigarettes, which omit no smoke or noxious odors, are subject to such restrictions. Furthermore, some states and localities prohibit and others are prohibiting the sales of electronic cigarettes and vaporizers to minors. Other similar laws and regulations are currently under consideration and may be enacted by state and local governments in the future. If electronic cigarettes and vaporizers are subject to restrictions on smoking in public and other places, our business, operating results and financial condition could be materially and adversely affected. New legislation or regulations may result in increased costs directly for our compliance or indirectly to the extent such requirements increase the prices of goods and services because of increased costs or reduced availability. We cannot predict whether such legislative or regulatory initiatives will result in significant changes to existing laws and regulations and/or whether any changes in such laws or regulations will have a material adverse effect on our business and localities, results of operations or financial condition.
Restrictions on the public use of vaporizers and electronic cigarettes may reduce the attractiveness and demand for our products.
Certain states, cities, businesses, providers of transportation and public venues in the U.S. have already banned the use of vaporizers and electronic cigarettes, while others are considering banning their use. If the use of vaporizers and electronic cigarettes are banned anywhere the use of traditional tobacco burning cigarettes is banned, our products may lose their appeal as an alternative to traditional tobacco burning cigarettes, which may reduce the demand for our products and, thus, have a material adverse effect on our business, results of operations and financial condition.
Limitation by states on sales of vaporizers and electronic cigarettes may have a material adverse effect on our ability to sell our products.
On February 15, 2010, in response to a civil investigative demand from the Office of the Attorney General of the State of Maine, we voluntarily executed an assurance of discontinuance with the State of Maine, which prohibits us from selling electronic cigarettes in the State of Maine until such time as we obtain a retail tobacco license in the state. While suspending sales to residents of Maine is not material to our operations, other electronic cigarette companies have entered into similar agreements with other states, such as the State of Oregon. If one or more states from which we generate or anticipate generating significant sales bring actions to prevent us from selling our products unless we obtain certain licenses, approvals or permits and if we are not able to obtain the necessary licenses, approvals or permits for financial reasons or otherwise and/or any such license, approval or permit is determined to be overly burdensome to us then we may be required to cease sales and distribution of our products to those states, which would have a material adverse effect on our business, results of operations and financial condition.
The FDA has issued an import alert which has limited our ability to import certain of our products.
As a result of FDA import alert 66-41 (which allows the detention of unapproved drugs promoted in the U.S.), the U.S. Customs has from time to time temporarily and in some instances indefinitely detained products sent to us by our Chinese suppliers. If the FDA modifies the import alert from its current form which allows U.S. Customs discretion to release our products to us, to a mandatory and definitive hold we will no longer be able to ensure a supply of saleable product, which will have a material adverse effect on our business, results of operations and financial condition. We believe that FDA import alert will become less relevant to us as and when the FDA regulates electronic cigarettes and vaporizers under the Tobacco Control Act.
The application of the Prevent All Cigarette Trafficking Act and/or the Federal Cigarette Labeling and Advertising Act to vaporizers and/or electronic cigarettes would have a material adverse effect on our business.
At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products and which amends the Jenkins Act, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labeling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to vaporizers and/or electronic cigarettes. The application of either or both of these federal laws to either vaporizers and/or electronic cigarettes could result in additional expenses, could prohibit us from selling products through the Internet and require us to change our advertising and labeling and method of marketing our products, any of which would have a material adverse effect on our business, results of operations and financial condition.
We have been named as defendants in litigation brought under California Proposition 65 which, if resolved adversely to us, could have a material adverse impact on our financial condition.
On June 22, 2015, the Center for Environment Health, as plaintiff, filed suit against a number of defendants including us, our wholly-owned subsidiary, the Vape Store, Inc., Vaporin and another wholly-owned subsidiary, Vaporin Florida, Inc. The lawsuit was filed in the Superior Court of the State of California, County of Alameda. The suit seeks relief under California Proposition 65 which makes it unlawful for businesses to knowingly and intentionally expose individuals in California to chemicals known to cause birth defects or other harm without providing clear and reasonable warnings. All of the defendants are alleged to have sold products containing significant quantities of nicotine in violation of Proposition 65. The plaintiff is seeking a civil penalty against these defendants in the amount of  $2,500 per day for each violation of Proposition 65, together with attorneys’ fees and costs.
The Company and its subsidiaries engaged counsel and intend to vigorously defend the allegations. Discovery commenced in November 2015. The Company believes that all of the products sold by Vapor Corp. have always contained an appropriate warning or no warning was required. The Vape Store, Inc. operates vape stores located in the states of Florida and Georgia, and has not, to the best of its current knowledge, sold any products into the State of California. We cannot assure you that we will prevail in this litigation. If the case is resolved adversely to us and we are the subject of substantial civil penalties, it could have a material adverse impact on our financial condition. Even if the litigation is dismissed or ultimately resolved in our favor, the cost of litigating could be substantial and adversely affect our financial condition.
We may face the same governmental actions aimed at conventional cigarettes and other tobacco products.
The tobacco industry expects significant regulatory developments to take place over the next few years, driven principally by the World Health Organization’s Framework Convention on Tobacco Control, or the FCTC. The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:

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the levying of substantial and increasing tax and duty charges;

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restrictions or bans on advertising, marketing and sponsorship;

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the display of larger health warnings, graphic health warnings and other labeling requirements;

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restrictions on packaging design, including the use of colors and generic packaging;

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restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;

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requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;

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requirements regarding testing, disclosure and use of tobacco product ingredients;

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increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;

•
elimination of duty free allowances for travelers; and

•
encouraging litigation against tobacco companies.

If vaporizers and/or electronic cigarettes are subject to one or more significant regulatory initiates enacted under the FCTC, our business, results of operations and financial condition could be materially and adversely affected.
Risks Related to Our Securities
The market price of our common stock has been and may continue to be volatile.
The market price of our common stock has been volatile, and fluctuates widely in price in response to various factors, which are beyond our control. The price of our common stock is not necessarily indicative of our operating performance or long-term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Factors such as the following could cause the market price of our common stock to fluctuate substantially:
•
our quarterly operating and financial results;

•
government regulation of our industry;

•
the introduction of new products by our competitors;

•
conditions in the electronic cigarette and tobacco industries;

•
developments concerning proprietary rights; or

•
litigation or public concern about the safety of our products.

The stock market in general experiences from time to time extreme price and volume fluctuations. Periodic and/or continuous market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock. Price volatility may be worse if the trading volume of our common stock is low.
The volatility in our common stock price may subject us to securities litigation.
The market for our common stock is characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities to us and could divert our management’s attention and resources from managing our operations and business.

Future sales of our common stock may depress our stock price.
As of December 7, 2015, we had approximately 10.3 million shares of our common stock outstanding and restricted stock units, and warrants, and options that are exercisable into approximately 96.5 million shares of our common stock. Approximately 7.4 million of our outstanding shares are eligible for resale without restrictions. If any significant number of these shares are sold, such sales could have a depressive effect on the market price of our stock. The remaining shares are eligible, and some of the shares underlying the restricted stock units, and warrants and options upon issuance, will be eligible to be offered from time to time in the public market pursuant to registration statements we have filed and Rule 144 of the Securities Act of 1933, which we refer to as the “Securities Act”, and any such sale of these shares may have a depressive effect as well. We are unable to predict the effect, if any, that the sale of shares, or the availability of shares for future sale, will have on the market price of the shares prevailing from time to time. Sales of substantial amounts of shares in the public market, or the perception that such sales could occur, could depress prevailing market prices for the shares. Such sales may also make it more difficult for us to sell equity securities or equity-related securities in the future at a time and price, which we deem appropriate.
If our common continues to stock trade at prices below $1.00, we may not be able to maintain our Nasdaq listing.
On September 14, 2015, Vapor received a deficiency letter from the Nasdaq Listing Qualifications department (the “Staff”) notifying the Company that for the last 30 consecutive business days the Company’s common stock had closed below the minimum $1.00 per share bid price requirement for continued inclusion on The Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company has been provided an initial period of 180 calendar days, or until March 12, 2016, to regain compliance with the bid price requirement. If, at any time before March 12, 2016, the closing bid price for the Company’s common stock is $1.00 or more for a minimum of 10 consecutive business days, the Staff will provide written notification to the Company that it has regained compliance with the bid price requirement. If the Company does not regain compliance with the bid price requirement by March 12, 2016, the Company may be eligible for an additional 180 calendar day compliance period provided that it meets the continued listing requirement for the market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and provides the Staff with written notice of its intention to cure the deficiency. If the Company does not regain compliance by March 12, 2016 or the termination of any subsequent compliance period, if applicable, the Staff will provide written notification to the Company that its common stock may be delisted.
However, if our common stock is delisted from Nasdaq, trading in our common stock could be conducted on the OTCQB or in what is commonly referred to as the “pink sheets.” If this occurs, a stockholder will find it more difficult to dispose of our common stock or to obtain accurate quotations as to the price of our common stock. Lack of any active trading market would have an adverse effect on a stockholder’s ability to liquidate an investment in our common stock easily and quickly at a price acceptable to the stockholder. It might also contribute to volatility in the market price of our common stock and could adversely affect our ability to raise additional equity or debt financing on acceptable terms or at all.
If Nasdaq were to delist our common stock from its exchange, your ability to make transactions in our common stock would be limited and may subject us to additional trading restrictions.
Should we fail to satisfy the continued listing requirements of Nasdaq, such as the minimum closing bid price requirement, our common stock may be delisted from Nasdaq. If Nasdaq delists our common stock, it is probable it will delist our Units (assuming that when our listing application is submitted to Nasdaq, such listing application is accepted), which will cause the Units to separate. Such a delisting would likely have a negative effect on the price of our common stock and would impair your ability to sell or purchase our common stock when you wish to do so. In the event of a delisting, we would take actions to restore our compliance with Nasdaq’s listing requirements, but we can provide no assurance that any such action taken by us would allow our common stock to become listed again, stabilize the market price or improve the liquidity of our common stock, prevent our common stock from dropping below the Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If the Nasdaq Capital Market does not maintain the listing of our securities for trading on its exchange, we could face significant material adverse consequences, including:
•
a limited availability of market quotations for our securities;

•
reduced liquidity with respect to our securities;

•
our shares of common stock will be a “penny stock”, which will require brokers trading in our shares of common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our shares of common stock;

•
a limited amount of news and analyst coverage for our company; and

•
decreased ability to issue additional securities or obtain additional financing in the future.

Therefore, it may be difficult for investor to sell any shares if they desire or need to sell them.
If we fail to maintain an effective system of internal control over financial reporting, we may not be able to accurately report our financial results. As a result, we could become subject to sanctions or investigations by regulatory authorities and/or stockholder litigation, which could harm our business and have an adverse effect on our stock price.
As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC, including periodic reports, disclosures and more complex accounting rules. As directed by Section 404 of Sarbanes-Oxley, the SEC adopted rules requiring public companies to include a report of management on a company’s internal control over financial reporting in their Annual Report on Form 10-K. Based on current rules, we are required to report under Section 404(a) of Sarbanes-Oxley regarding the effectiveness of our internal control over financial reporting. If we determine that we have material weaknesses, it may be necessary to make restatements of our consolidated financial statements and investors will not be able to rely on the completeness and accuracy of the financial information contained in our filings with the SEC and this could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities or stockholder litigation.

USE OF PROCEEDS
Because this transaction is an offer to holders to exchange their existing Units for shares of our common stock and warrants, there is no source of funds or other cash consideration being paid to us to from those tendering Units pursuant to the Exchange Offer. We estimate that the total amount of cash required to complete the transactions contemplated by the Exchange Offer, including the payment of any fees, expenses and other related amounts incurred in connection with the transactions will be approximately $350,000. We expect to have sufficient funds to complete the transactions contemplated by the Exchange Offer and to pay fees, expenses and other related amounts from our cash on hand.

PRICE RANGE OF COMMON STOCK AND DIVIDEND POLICY
Our common stock is currently listed on The NASDAQ Capital Market under the symbol “VPCO” and our Units are quoted on The NASDAQ Capital Market under the symbol “VPCOU.”
The following table contains, for the periods indicated, the intraday high and low sale prices per share of our common stock and Units.
	Common Stock*		Units
	High	Low	High	Low
	$	$	$	$
Fiscal 2013	49.25	5.75	N/A	N/A
First Quarter	37.50	5.75	N/A	N/A
Second Quarter	36.00	8.75	N/A	N/A
Third Quarter	31.25	17.50	N/A	N/A
Fourth Quarter	49.25	18.75	N/A	N/A
Fiscal 2014	47.20	5.10	N/A	N/A
First Quarter	47.20	28.15	N/A	N/A
Second Quarter	34.70	24.00	N/A	N/A
Third Quarter	25.50	6.10	N/A	N/A
Fourth Quarter	19.15	5.10	N/A	N/A
Fiscal 2015	7.80	0.20	10.99	5.75
First Quarter	7.80	5.00	N/A	N/A
Second Quarter	5.40	1.60	N/A	N/A
Third Quarter	1.98	0.40	10.99	7.07
Fourth Quarter	0.67	0.20	8.80	5.75

*
The Company effected (1) a 1-for-5 reverse stock split on December 27, 2013, and (2) a 1-for-5 reverse stock split on July 9, 2015.

As of November 30, 2015, there were approximately 1,465 stockholders of record for our common stock. A substantially greater number of stockholders may be “street name” or beneficial holders, whose shares are held of record by banks, brokers and other financial institutions.
As of December 10, 2015, the last reported sale price of our common stock on The NASDAQ Capital Market was $0.23 per share.
We have never declared or paid, and do not anticipate declaring or paying, any cash dividends on any of our capital stock. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any dividends in the foreseeable future. Future determination as to the declaration and payment of dividends, if any, will be at the discretion of our Board and will depend on then existing conditions, including our operating results, financial conditions, contractual restrictions, capital requirements, business prospects and other factors our Board may deem relevant.
SELECTED UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION
Not required for smaller reporting companies.
COMPARATIVE AND UNAUDITED PRO FORMA CONSOLIDATED PER SHARE INFORMATION
Not required for smaller reporting companies.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS FOR
THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND FOR THE YEAR ENDED
DECEMBER 31, 2014
The following discussion and analysis should be read in conjunction with our unaudited financial statements and notes thereto for the nine months ended September 30, 2015 and audited consolidated financial statements and the related notes for the year ended December 31, 2014 that appear elsewhere in this prospectus. This prospectus contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are often identified by the use of words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” “plan,” or “continue,” and similar expressions or variations. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section titled “Risk Factors,” and set forth in other parts of this prospectus. The forward-looking statements in this prospectus represent our views as of the date of this prospectus. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we have no current intention of doing so except to the extent required by applicable law. You should, therefore, not rely on these forward-looking statements as representing our views as of any date subsequent to the date of this prospectus.
Company Overview
Vapor Corp. (the “Company” or “Vapor”) is a distributor and retailer of vaporizers, e-liquids and electronic cigarettes. The Company operates twenty retail stores and one retail kiosk in the Southeast of the United States and is focusing on expanding the number of Company operated stores as well as launching a franchise program. Vapor also designs, markets, and distributes vaporizers, e-liquids, electronic cigarettes and accessories under the Vapor X®, Hookah Stix®, Vaporin™, and Krave®, brands. Vapor also designs and develops private label brands for distribution customers. Third party manufacturers produce Vapor’s products to meet their design specifications.
We offer our vaporizers and e-cigarettes and related products through our retail stores, customer direct phone center, online stores, to retail channels through our direct sales force, and through third party wholesalers, retailers and value-added resellers. Retailers of our products include small-box discount retailers, big-box retailers, gas stations, drug stores, convenience stores, tobacco shops and kiosk locations in shopping malls throughout the United States. We previously offered our vaporizers and electronic cigarettes and related products through our direct response television marketing efforts.
The Company’s business strategy is currently focused on a multi-pronged approach to diversify our revenue streams to include the Vape Store brick-and-mortar retail locations we have successfully deployed. We are seeing that there is a large consumer demand centered on the vaporizer products and the retention “atmosphere” created by the retail stores. We are also expanding our web presence and customer direct phone center operations that work closely to drive consumer sales. Our distribution sales continue to be a significant part of our operations and we anticipate regrowth as we have adjusted towards vaporizers in addition to our e-cigarette brands.
Factors Affecting Our Performance
We believe the following factors affect our performance:
Wholesale:   We believe that our ability to grow consumer store sales of vaporizer products, e-liquids and accessories will affect our revenue and financial results by offsetting the deceleration in e-cigarette sales. We launched a new modular vaporizer display program that represents a Vapor Store in Store concept. We believe these display programs will increase distribution and expand our customer base.
Retail:   We believe the growth in the number our retail stores and expanded geographic market share will affect our revenue and financial performance. Our growing number of retail stores in a larger geographic base generate more retail sales. The Company opened three new Florida retail stores in

September 2015. Subsequent to September 30, 2015 the Company acquired six retail stores, four in Georgia, one in Tennessee and one in Alabama.
Online:   We believe that increasing use of online sales channels by our customers will affect our revenue and financial performance. The Company launched multi-channel web affiliate programs and continues to develop relationships with affiliate run vape-deal sites. We have added over a thousand items to our online product offerings.
Inventory Management:   Our revenue trends are affected by an evolving product acceptance and consumer demand. The transition to vaporizers and e-liquids products have impacted our wholesale and online sales and our financial performance. We are creating and offering new products to our wholesale and retail customers. Evolving product development and technology impacts our licensing and intellectual properties spending. We expect the transition to vaporizer and advanced technology products to continue and impact our operating results in the future.
Increased Competition:   National competitors’ launches of branded e-cigarette products during 2015 and 2014, have made it more difficult to compete on prices and to secure business. We expect increased e-cigarette product supply and downward pressure on prices to continue and impact our operating results in the future.
Critical Accounting Policies and Estimates
The discussion and analysis of our financial condition and results of operations set forth below under the headings “Results of Operations” and “Liquidity and Capital Resources” have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and should be read in conjunction with our consolidated financial statements and notes thereto contained herein. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our critical accounting policies and estimates, including identifiable intangible assets and goodwill, stock-based compensation, derivative liabilities and long-lived assets. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. If the Company’s current business strategy is not successful and the expected synergies resulting from the Company’s acquisition of Vaporin are not achieved, the Company may be required to take a partial or full impairment charge against its goodwill or other long-lived assets which arose from our recent merger transaction. Actual results may differ from these estimates under different assumptions and conditions.
While all accounting policies impact the financial statements, certain policies may be viewed as critical. Critical accounting policies are those that are both most important to the portrayal of financial condition and results of operations and that require management’s most subjective or complex judgments and estimates. Our management believes the policies that fall within this category are the policies on accounting for identifiable intangible assets and goodwill, stock-based compensation, derivative liabilities and long-lived assets.
On July 7, 2015, the Company filed an amendment to its Certificate of Incorporation to effectuate a one-for-five reverse stock split to its common stock and to increase its authorized common stock to 150,000,000 shares. The amendments were effective on July 8, 2015. All warrant, option, common stock shares and per share information included in the consolidated financial statements included in this prospectus gives effect to the 1 for 5 reverse split of the Company’s common stock effectuated on July 8, 2015.
Derivative Instruments
The Company accounts for free-standing derivative instruments and hybrid instruments that contain embedded derivative features in accordance with ASC Topic No. 815, “Derivative Instruments and Hedging Activities,” (“ASC 815”) as well as related interpretations of this topic. In accordance with this topic, derivative instruments and hybrid instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument.
The Company estimates fair values of derivative instruments and hybrid instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For complex instruments, we utilize custom Monte Carlo simulation models. For less complex instruments, such as free-standing warrants, the Company generally uses the Binomial Lattice model or the Black-Scholes-Merton valuation model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as the Binomial Lattice model or the Black-Scholes-Merton valuation model) are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s net income (loss) going forward will reflect the volatility in these estimates and assumption changes. Under ASC 815, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.
Liquidity
The Company reported a net losses allocable to common stockholders of  $11,159,250 and $13,852,249 for the nine months ended September 30, 2015 and the year ended December 31, 2014, respectively. The Company had negative working capital of  $7,044,860 as of September 30, 2015. The Company expects to continue incurring losses before the impact of changes in fair value of derivatives for the foreseeable future and may need to raise additional capital to pursue its retail store expansion, satisfy warrant obligations, and to continue as a going concern. Management believes that the Company has access to capital resources through possible public or private equity offerings, debt financings, or other means. However, the Company’s outstanding warrants sold as part of our July 29, 2015 public offering will separate from the Series A Units on January 23, 2016. Each warrant may exercise without cash for the Black Scholes value defined in the warrant agreement. The number of shares common stock we issue in connection with the exercise of our warrants will be based on our common stock price as of the date of the exercise. The July 29, 2015 public offering underwriters required the Company to obtain stockholder approval to increase our authorized common shares to 500 million. The stockholders approved the increase in the Company’s authorized shares on October 16, 2015. If all of the warrants were exercised simultaneously at a time when the trading price of the Company’s common stock was below $0.17 per share, then the Company would not have sufficient authorized common stock to satisfy all the warrant exercises and it could be required to use cash to pay warrant holders. Since the Company cannot predict the future stock price and when the warrant holders will exercise warrants and sell the underlying common shares, management cannot predict if the Company will have sufficient cash resources to satisfy its obligation to the current warrant holders.
Results of Operations for the Nine Months ended September 30, 2015 Compared to the Nine Months ended September 30, 2014 and for the Year Ended December 31, 2014 Compared to the Year Ended December 31, 2013.
The Company’s retail sales for the nine months ended September 30, 2015 were generated from the operations of fourteen retail stores and one retail kiosk. Net retail sales for the nine months ended September 30, 2015 and 2014 were $2,486,516 and $0, respectively. The retail sales growth for the nine month period 2015 compared to the similar period in 2014 was primarily due to nine retail stores acquired from the March 4, 2015 Merger, and two stores opened in August and three stores acquired in September 2015. The Company opened nine retail kiosks in October 2014. As a result of the Company’s management focusing retail efforts on retail store expansion, eight of the nine retail kiosk were closed by May 2015.

Wholesale and online sales, net of returns and allowances, for the nine months ended September 30, 2015 and 2014 were $4,872,553 and $13,547,792, respectively, a decrease of  $8,675,239 or approximately 64%. Wholesale and online sales, net of returns and allowances for the years ended December 31, 2014 and 2013 were $15,279,860 and $25,990,227, respectively, a decrease of  $10,710,369 or approximately 41.2%. The decreases in net sales are attributable to the continued decline in demand of our distributor e-cigarette category inventory, and returns of e-cigarette products and the termination of our television direct marketing campaigns for our Alternacig® and VaporX® brands in June 2015 which negatively impacted sales from our on-line channels. Wholesale sales were also unfavorably impacted by new national competitors’ launches of their own branded products during 2015 and 2014. In addition, sales decreased due to certain wholesale and distribution customers selling off their current inventory of electronic cigarette products and so they can transition to e-vapor products. We anticipate that the demand for e-vapor products will continue to increase, as users want products that have more advanced technology with higher performance and longer battery life. As a result, we have changed our product mix to include more e-vapor products, including premium USA made e-liquids, and have introduced innovative displays for our e-vapor products to expand our customer base.
Retail cost of goods sold for the nine months ended September 30, 2015 and 2014 were $948,432 and $0 respectively. The increase is attributed to the growth of sales generated from retail stores acquired and operated in 2015.
Wholesale and online cost of goods sold for the nine months ended September 30, 2015 and 2014 were $4,215,138 and $10,400,943, respectively, a decrease of  $6,185,806, or 59%. The decrease is primarily due to reduced wholesale and online revenue. Wholesale and online cost of goods sold for the years ended December 31, 2014 and 2013 was $14,497,254 and $16,300,333, respectively, a decrease of  $1,803,077, or approximately 11.1%. The decrease is primarily due to the overall decrease in sales, offset by write-downs of $1,834,619 in 2014 for obsolete and slow moving inventory that primarily consisted of e-cigarettes.
Selling, general and administrative expenses for the nine months ended September 30, 2015 and 2014 were $9,852,329 and $7,838,380, respectively, an increase of  $2,013,949 or approximately 26%. The increase was attributable to additional costs generated by the operations of the fourteen retail stores and eight retail kiosks during the nine months ended September 30, 2015. Payroll and employee related costs of  $4,027,120 and $2,069,234, respectively, for the nine months ended September 30, 2015 and 2014 increased by $1,957,886 due to headcount growth for the retail locations and severance packages for key employees. Depreciation and amortization expense increased by $334,138 to $349,301 from $15,163 for the nine months ended September 30, 2015 and 2014. Professional fees increased $264,232 to $2,352,163 from $2,087,931 in the nine months ended September 30, 2015 and 2014, respectively.
Selling, general and administrative expenses for the years ended December 31, 2014 and 2013 were $11,126,759 and $6,464,969, respectively, an increase of  $4,661,790 or approximately 72.1%. The increase is primarily attributable to increases in non-cash stock compensation expense of  $1,631,340 primarily attributable to the consulting agreement with Knight Global Services, professional fees of  $3,281,388 due to implementing the corporate actions we agreed to take in connection with the private placement of common stock we completed in October 2013, including registering the shares for resale with the SEC, reincorporating in the State of Delaware from the State of Nevada, effecting the 1-for-5 reverse stock split of our common stock and up-listing to The Nasdaq Capital Market, costs of  $576,138 incurred in connection with the initiation and termination of the previously contemplated acquisition of International Vapor Group, Inc.’s online, wholesale and retail operations, consulting and recruiting fees of  $882,590 related to the development of the Emagine Vapor™ retail kiosk and store distribution channel, and costs incurred in connection with the merger of Vaporin, Inc. We also incurred additional filing and listing fees related to our up-listing to The Nasdaq Capital Market, business insurance due to the increases in coverage limits and increases in travel due to increased presence at trade shows and conferences, net of decreased personnel costs attributable to decreased payroll net of the accrued severance related to the resignation of our former Chief Executive Officer, merchant card processing fees due to lower transaction volumes.
Retail kiosk closing costs were $719,972 for the nine months ended September 30, 2015. A loss on the disposal of assets of  $478,729 was recognized from the closure of seven mall kiosks during 2015 and $241,243 of exit costs were incurred for non-cancellable leases and license obligations in the nine months ended September 30, 2015.

Advertising expense was approximately $273,663 and $1,815,450 for the nine months ended September 30, 2015 and 2014, respectively, a decrease of  $1,541,787 or approximately 85%. The expense reduction was due the suspension of internet advertising and television direct marketing campaign for our Alternacig® and VaporX® brands, and reductions in print advertising programs, participation at trade shows, and other advertising campaigns.
Advertising expense for the years ended December 31, 2014 and 2013 was $2,374,329 and $2,264,807, respectively, an increase of  $109,522 or 4.8%. During the year ended December 31, 2014, we decreased our Internet advertising and television direct marketing campaign for our Alternacig brand, increased our print advertising programs, participation at trade shows, initiated several new marketing campaigns in which we sponsored several music concerts and we continued various other advertising campaigns.
Net other income and expenses of  $35,559,236 for the nine months ended September 30, 2015 include a $47,405,025 non-cash gain from the change in the fair value of derivatives, $5,279,003 of costs associated with the underwriting of our July 29, 2015 public offering, stock base expense of  $3,871,309 incurred in connection with the Waiver agreement, $977,938 of amortization of deferred debt discounts and financing costs, and $1,544,044 of loss on debt extinguishment, interest expense of  $181,994, offset by $8,499 of interest income. The decrease in the trading price of the Company’s common stock at September 30, 2015 directly decreased the trading fair value of derivatives resulting in a non-cash gain of  $47,405,205 from the change in the fair value of derivatives for the nine months ended September 30, 2015. Net other income and expenses of  $65,723 for the nine months ended September 30, 2014 included interest expense.
Net other expenses for the years ended December 31, 2014 and 2013 was $366,433 and $683,558, respectively, a decrease of  $317,125. Included in other expense is interest expense which was $348,975 and $383,981, for the years ended December 31, 2014 and 2013 respectively, a decrease of  $35,006 or 9.1%. The decrease in interest expense was attributable to lower amounts of outstanding debt throughout 2014 compared to 2013. In addition, the Company incurred an induced conversion expense during the year ended December 31, 2013 of  $299,577 related to the reduction in the conversion price for the $350,000 Senior Convertible Notes and $75,000 Senior Convertible Notes in order to induce the holders to convert the notes. Such inducement did not reoccur in 2014.
Income tax expense for the nine months ended September 30, 2015 and 2014 was $0 and $767,333, respectively. Income tax expense (benefit) for the years ended December 31, 2014 and 2013 was an expense of  $767,333 and a tax benefit of  $524,791, respectively, an increase of  $1,292,124 or 246.2%. The Company determined, based on the weight of the available evidence, that a valuation allowance of  $5,695,446 (or 100% of the Company’s net deferred tax assets) is required at December 31, 2014, which is the cause of the significant increase in income tax expense compared to the year ended December 31, 2013. At December 31, 2013, the Company had determined that a valuation allowance against its net deferred tax assets was not necessary and recorded an income tax benefit.
A non-cash deemed dividend of  $38,068,021 was recognized in connection with the public offering of Series A Unit preferred stock and warrants on July 29, 2015. No non-cash dividend were deemed or recognized in 2014 or 2013.
Liquidity and Capital Resources
Our net cash used in operating activities of  $10,621,161 for the nine months ended September 30, 2015 resulted from our net income of  $26,908,771 offset by non-cash adjustments of  $37,891,854 plus $361,922 generated from changes in operating assets and liabilities. Our net cash used in operating activities of $4,698,822 for the nine months ended September 30, 2014 resulted from our net loss of  $7,340,038 and non-cash adjustments of  $2,026,088 plus $615,128 generated from changes in operating assets and liabilities.
Our net cash used in operating activities was $6,290,997 and $4,120,152 for the years ended December 31, 2014 and 2013, respectively, an increase of  $2,170,845. Our net cash used in operating activities for the year ended December 31, 2014 resulted primarily from our net losses, purchases of new inventories to meet future customer demand, and changes in accounts receivable, prepaid expenses, accounts payable, accrued expenses and due from merchant credit card processor, which are attributable to our efforts to accommodate anticipated future sales growth.

The net cash used in investing activities of  $65,596 for the nine months ended September 30, 2015 is due to acquisition of retail stores of  $454,393, purchases of property and equipment of  $194,766 and $20,000 of tradenames, offset by the collection of a $467,095 loan receivable and $136,468 of cash received in connection with the March 4, 2015 merger with Vaporin. The net cash used in investing activities of $613,278 for the nine months ended September 30, 2014 is due to a loan receivable of  $512,207 and $101,071 of property and equipment purchase.
The net cash used in investing activities was $1,077,505 and $14,779 for the years ended December 31, 2014 and 2013, respectively. Our net cash used in investing activities for the year ended December 31, 2014 resulted primarily from entering into loans receivable with International Vapor Group, Inc. and Vaporin and for purchases of property and equipment utilized in connection with the opening of eight retail kiosks.
The cash provided by financing activities of  $40,785,676 for the nine months ended September 30, 2015 is due to proceeds of  $41,378,227 from the July 29, 2015 public offering of Series A Units, net proceeds of  $2,941,960 from a private placement of common stock and warrants less $196,250 of offering costs, net proceeds of  $1,662,500 from the issuance of convertible debenture, and $350,000 of loan proceeds from Vaporin offset by the debt repayments of  $1,750,000 of convertible debentures, and $1,250,000 of senior notes payables to related parties. $1,000,000 of notes payable to related party, $567,000 of convertible notes payable, $750,000 of a term loan payable, and $33,761 of a capital lease obligation. The cash provided by financing activities of  $414,549 for the nine months ended September 30, 2014 is due to proceeds of $1,000,000 from the issuance of a note payable to a related party, and proceeds from the exercise of stock options offset the debt repayments of  $478,847 of term loan payable and payment of  $109,104 offering costs.
The net cash provided by financing activities was $1,269,481 and $10,528,737 for the years ended December 31, 2014 and 2013, respectively, a decrease of  $9,259,256. The financing activities for the year ended December 31, 2014 include the proceed from the Company’s sale of  $1,250,000 Senior Convertible Notes entered into in November 2014, $1,000,000 Loan Payable to Related Party entered into in December 2014, and the $1,000,000 Term Loan entered into in September 2014 and proceeds from the exercise of stock options net of principal repayments under the $750,000 and $1,000,000 Term Loans and principle repayments of capital lease obligations.
In the ordinary course of our business, we enter into purchase orders for components and finished goods, which may or may not require vendor deposits and may or may not be cancellable by either party. At September 30, 2015 and December 31, 2014 and December 31, 2013, we had $392,161, $319,563 and $782,363 in vendor deposits, respectively, which are included in prepaid expenses and vendor deposits on the consolidated balance sheets included elsewhere in this report. At September 30, 2015 and December 31, 2014, we do not have any material financial guarantees or other contractual commitments with these vendors that are reasonably likely to have an adverse effect on liquidity.
Our cash balances are kept liquid to support our growing acquisition and infrastructure needs for operational expansion. The majority of our cash is concentrated in one large financial institution, Fifth Third Bank.
The Company reported a net loss allocable to common stockholders of  $11,159,250 for the nine months ended September 30, 2015 and had negative working capital of  $7,044,860 as of September 30, 2015. As of December 8, 2015 the Company had approximately $28 million of cash. The Company expects to continue incurring losses before the impact of changes in the fair value of derivatives for the foreseeable future and may need to raise additional capital to pursue its retail store expansion, satisfy convertible equity obligations, and to continue as a going concern. In order to continue expanding retail operations and satisfy convertible equity obligations, the Company may need to raise additional funds through public or private equity offerings, debt financings, or other means. Management believes that the Company has access to capital resources through possible public or private equity offerings, debt financings, or other means, but there can be no assurance that additional funds will be available. The Company currently anticipates that its cash and cash equivalents will be sufficient to support operations for at least twelve months subject to warrant obligations discussed in the following paragraph.
The Company’s outstanding warrants sold as part of our July 29, 2015 public offering will separate from the Units on January 23, 2016. Each Series A Warrant may be exercised without cash payment for the

Black Scholes value defined in the warrant agreement. The number of shares of common stock we issue in connection with the exercise of our warrants will be based on our common stock price as of the date of the exercise. The July 29, 2015 public offering underwriters required us to obtain stockholder approval to increase our authorized common shares to 500 million. The stockholders approved the common share increase on October 16, 2015. If all of our Series A Warrants were exercised simultaneously when our common stock traded below $0.17 per share, we would not have sufficient authorized common stock and we could be required to use our cash to pay warrant holders. The Exchange Offer will preserve our working capital through the elimination of the potential cash payments related to the Series A Warrants included in the Units and help avoid uncertainty regarding the Company’s capital structure due to volatility in the market price of our common stock. Because we cannot predict the success of the Exchange Offer or our future stock, we cannot predict if the Company will have sufficient cash resources to satisfy our obligation to the current Series A Warrant holders.
Off-Balance Sheet Arrangements
We do not have any off-balance sheet arrangements.
Seasonality
We do not consider our business to be seasonal.
Inflation and Changing Prices
Neither inflation nor changing prices for the nine months ended September 30, 2015 had a material impact on our operations.
Non-GAAP — Financial Measure
The following discussion and analysis includes both financial measures in accordance with GAAP, as well as a non-GAAP financial measure. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position or cash flows that either excludes or includes amounts that are not normally included or excluded in the most directly comparable measure calculated and presented in accordance with GAAP. Non-GAAP financial measures should be viewed as supplemental to, and should not be considered as alternative to, net income, operating income, and cash flow from operating activities, liquidity or any other financial measures. Non-GAAP financial measures may not be indicative of the historical operating results of the Company nor are they intended to be predictive of potential future financial results. Investors should not consider non-GAAP financial measures in isolation or as substitutes for performance measures calculated in accordance with GAAP.
We believe that the Company’s management and stockholders benefit from referring to the following non-GAAP financial measure in planning, forecasting, and analyzing future periods. Our management uses this non-GAAP financial measure in evaluating its financial and operational decision making and as a means of evaluating period to period comparison. The Company’s management uses and relies on the following non-GAAP financial measure:
We define Adjusted EBITDA as net loss allocable to common stockholders before interest expense, income taxes, depreciation and amortization, stock-based compensation, non-cash change in fair value of derivatives, non-recurring acquisition costs, offering restructuring, or other expenses, loss on debt extinguishment, loss on sale or abandonment of assets, and goodwill impairment, if any. The Company’s management believes Adjusted EBITDA is an important measure of our operating performance because it allows management, investors and analysts to evaluate and assess our core operating results from period to period after removing the impact of acquisition and offering related costs, debt extinguishment, and other items of a non-operating nature that effect comparability. Our management recognizes that Adjusted EBITDA has inherent limitations because of the excluded items.
We have included a reconciliation of our non-GAAP financial measure to the most comparable financial measure calculated in accordance with GAAP. We believe that providing the non-GAAP financial measure, together with the reconciliation to GAAP, helps investors make comparisons between the Company and other companies. In making any comparisons to other companies, investors need to be aware that companies use different non-GAAP measures to evaluate their financial performance. Investors should pay close attention to the specific definition being used and to the reconciliation between such measures and the corresponding GAAP measure provided by each company under applicable SEC rules. The following table presents a reconciliation of adjusted EBITDA to unaudited income (loss) from operations allocable to common stockholders, a GAAP financial measure:
	For the Nine Months Ended September 30,		For the Years Ended December 31,
	2015	2014	2014	2013
Reconciliation of Adjusted EBITDA to net loss allocable to common stockholders:
NET (LOSS) INCOME ALLOCABLE TO COMMON SHAREHOLDERS	$(11,159,250)	$(7,340,038)	$(13,852,249)	$801,352
Interest	181,994	65,723	348,975	383,981
Income tax expense (benefit)	—	767,333	767,333	(524,791)
Depreciation and Amortization	349,301	15,163	56,435	11,284
Costs associated with underwritten offering	5,279,003	—	—	—
Deemed dividend	38,068,021	—	—	—
Non-cash change in fair value of derivatives	(47,405,025)	—	—	—
Stock-based expense in connection with waiver agreements	3,871,309	—	—	—
Loss on debt extinguishment	1,544,044	—	—	—
Amortization of debt discounts and deferred financing costs	977,938	—	173,708	102,500
Stock-based compensation expense	613,577	1,375,344	1,766,579	135,239
Retail kiosk closing costs	719,972	—	—	—
Adjusted EBITDA	$(6,959,116)	$(5,116,475)	$(10,739,219)	$909,565

Business
The Company operates 21 vape stores in the Southeastern United States and online where it sells vaporizers, liquids for vaporizers and e-cigarettes. The Company is focusing on expanding its Company-owned vape stores and beginning a franchise program. The Company also designs, markets and distributes electronic cigarettes, vaporizers, e-liquids and accessories under the Vapor X®, Hookah Stix®, Vaporin™, and Krave®, brands. “Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without fire, smoke, tar, ash, or carbon monoxide. We also design and develop private label brands for our distribution customers. Third party manufacturers manufacture our products to meet our design specifications. We market our products as alternatives to traditional tobacco cigarettes and cigars. In 2014, as a response to market product demand changes, Vapor began to shift its primary focus from electronic cigarettes to vaporizers. “Vaporizers” and “electronic cigarettes,” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide.
We offer our vaporizers and e-cigarettes and related products through our vape stores, online, customer direct phone center, online stores, to retail channels through our direct sales force, and through third party wholesalers, retailers and value-added resellers. Retailers of our products include small-box discount retailers, big-box retailers, gas stations, drug stores, convenience stores, tobacco shops and kiosk locations in shopping malls throughout the United States. We previously offered our vaporizers and electronic cigarettes and related products through our direct response television marketing efforts.
The Company’s business strategy is currently focused on a multi-pronged approach to diversify our revenue streams to include the Vape Store brick-and-mortar retail locations which Vaporin had successfully deployed. We are seeing that there is a large consumer demand centered on the vaporizer products and the retention “atmosphere” created by the stores. We are also expanding our web presence and customer direct phone center operations that work closely to drive consumer sales. Our distribution sales continue to be a significant part of our operations and we anticipate regrowth as we have adjusted towards vaporizers in addition to our e-cigarette brands.
Vaporizers and Electronic Cigarettes
“Vaporizers” and “electronic cigarettes,” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide. Electronic cigarettes look like traditional cigarettes and, regardless of their construction are comprised of three functional components:
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a mouthpiece, which is a small plastic cartridge that contains a liquid nicotine solution;

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the heating element that vaporizes the liquid nicotine so that it can be inhaled; and

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the electronics, which include: a lithium-ion battery, an airflow sensor, a microchip controller and an LED, which illuminates to indicate use.

When a user draws air through the electronic cigarette and/or vaporizer, the air flow is detected by a sensor, which activates a heating element that vaporizes the solution stored in the mouthpiece/cartridge, the solution is then vaporized and it is this vapor that is inhaled by the user. The cartridge contains either a nicotine solution or a nicotine free solution, either of which may be flavored.
Our Vaporizers and Electronic Cigarettes
Vaporizers feature a tank or chamber, a heating element and a battery. The vaporizer user fills the tank with e-liquid or the chamber with dry herb or leaf. The vaporizer battery can be recharged and the tank and chamber can be refilled.
We also offer disposable electronic cigarettes in multiple sizes, puff counts, styles, flavors and nicotine strengths; rechargeable electronic cigarettes that use replaceable cartridges (also known as “atomizers or cartomizers”), and rechargeable vaporizers for use with either electronic cigarette solution (“e-liquid”) or dry herbs or leaf. Disposable electronic cigarettes feature a one-piece construction that houses all the components and is utilized until the nicotine or nicotine free solution is depleted. Rechargeable electronic cigarettes feature a rechargeable battery and replaceable cartridge (also known as an “atomizer or cartomizer”). The atomizers or cartomizers are changed when the solution is depleted from use.
Our Brands
We sell our vaporizers, electronic cigarettes and e-liquids under several different brands, including Emagine Vapor™, Krave®, Fifty-One® (also known as Smoke 51), Vapor X®, Stix® and Alternacig® brands. We also design and develop private label brands for our distribution customers. Our in-house engineering and graphic design team’s work to provide aesthetically pleasing, technologically advanced affordable vaporizers and e-cigarette options. We are in the process of preparing to commercialize additional brands which we intend to market to new customers and demographics.
Our Improvements and Product Development
We have developed and trademarked or are preparing to commercialize additional products. We include product development expenses as part of our operating expenses. We currently own no patents which are material to our business. We have a number of patent applications pending in the United States including those described below. There is no assurance that we will be awarded patents for of any of these pending patent applications.
Flavor Profiles
We are developing new flavor profiles that are distinct to our brands. We believe that as the vaporizer and electronic cigarette industry matures, users of vaporizers and electronic cigarettes will develop, if they have not already, preferences for the product based not only on their quality, ability to successfully deliver nicotine, battery capacity, and vapor volume they generate, but on taste and flavor, like smokers do with their preferred brand of conventional tobacco cigarettes.

Soft Tip Filters
We have a patent pending for a soft-tip electronic cigarette filter, which more closely resembles the tactile experience of a conventional tobacco cigarette in a user’s mouth. To date electronic cigarettes have been made of metal and hard plastic and do not offer users the same malleable feel as the cellulose filters of conventional tobacco cigarettes.
Electronic Cigarette Air Flow Sensor Patent
We have a patent pending on a new configuration for the airflow sensors currently used in electronic cigarettes. The new configuration will allow the battery to be sealed to enhance the reliability and performance of the electronic cigarette. There is no assurance that we will be awarded a patent for this configuration.
Vaporizer Biometric Fingerprint Lock Sensor Patent
We have a patent pending for a biometric fingerprint lock sensor that can be used in vaporizers. The biometric fingerprint lock sensor will allow the owner of the vaporizer to keep the device locked and turned off unless the authorized user unlocks the device via fingerprint scan, protecting the device from use by another individual. This technology may be used to protect against minors being able to turn on the device and will also deem the devices unusable in the event the device is lost or stolen. There is no assurance that we will be awarded a patent for this technology.
Our Kits and Accessories
Our vaporizer and electronic cigarettes are available in kits that contain everything a user needs to begin enjoying their “vaping” experience. In addition to kits we sell replacement parts including batteries, refill cartridges or cartomizers that contain the liquid solution, atomizers, tanks and e-liquids. Our refill cartridges and e-liquids are available in various assorted flavors and nicotine levels (including 0.0% nicotine). In addition to our electronic cigarette and vaporizer products we sell an assortment of accessories, including various types of chargers (including USB chargers), carrying cases and lanyards.
The Market for Vaporizers and Electronic Cigarettes
We market our vaporizers and electronic cigarettes as an alternative to traditional tobacco cigarettes and cigars. We offer our products in multiple nicotine strengths, flavors and puff counts. Because vaporizers and electronic cigarettes offer a “smoking” experience without the burning of tobacco leaf, vaporizers and electronic cigarettes offer users the ability to satisfy their nicotine cravings without smoke, tar, ash or carbon monoxide. In many cases vaporizers and electronic cigarettes may be used where tobacco-burning cigarettes may not. Vaporizers and electronic cigarettes may be used in some instances where for regulatory or safety reasons tobacco burning cigarettes may not be used. However, certain states, cities, businesses, providers of transportation and public venues in the U.S. have already banned the use of vaporizers and electronic cigarettes, while others are considering banning the use of vaporizers and electronic cigarettes. We cannot provide any assurances that the use of vaporizers and electronic cigarettes will be permitted in places where traditional tobacco burning cigarette use is banned. See the Risk Factor on page 20.
According to the U.S. Centers for Disease Control and Prevention, in 2013, an estimated 42.1 million people, or 17.8% of adults, in the United States smoke cigarettes. In 2013, about 17.8% of adults who smoke traditional tobacco cigarettes had used electronic cigarettes, up from about 10% in 2010, according to the U.S. Centers for Disease Control and Prevention. Annual sales of electronic cigarettes in the United States were estimated to increase to $1.7 billion in 2014 from $1 billion in 2013. Annual sales of traditional tobacco cigarettes, according to industry estimates, were $80 billion in 2012.
Advertising
Currently, we advertise our products primarily on the Internet, through trade magazine ads and through point of sale materials and displays at retail locations. We also attempt to build brand awareness through innovative social media marketing activities, price promotions, in-store and on premise promotions, slotting fees (i.e., fees payable based on the number of stores at which our products are carried and sold), public relations and trade show participation. Our advertising expense as a percentage of sales for the years ended December 31, 2014 and 2013 has been approximately 15.5% and 8.8%, respectively; for the nine months ended September 30, 2015, this decreased to 3.7%. We intend to continue to strategically expand our advertising activities in 2015 to gain editorial coverage for our brands. Some of our competitors promote their brands through print media and television commercials, and through celebrity endorsements, and have substantial resources to devote to such efforts. We believe that our and our competitors’ efforts have helped increase our sales, our product acceptance and general industry awareness.
Distribution and Sales
We offer our vaporizers and electronic cigarettes and related products through our vape stores, our websites, a retail kiosk, retail channels through our direct sales force, and through third party wholesalers, retailers and value-added resellers. Retailers of our products include small-box discount retailers, big-box retailers, gas stations, drug stores, convenience stores, tobacco shops and kiosk locations in shopping malls throughout the United States. We previously offered our vaporizers and electronic cigarettes and related products through our direct response television marketing efforts.
Vapor sells directly to consumers through twenty company owned retail vape stores. Our management believes that consumers are shifting towards vape shops for an enhanced experience. This enhanced experienced is derived from the greater variety of products at the stores, the knowledgeable staff and the social atmosphere. Vapor anticipates a significant portion of future revenue will come from the retail stores.
We also offer our products online through our websites including www.vapor-corp.com. The contents of this website are not incorporated by reference into this prospectus. Our strategy is to increase our online sales by expanding our presence through additional Vapor websites and enhancing the overall online experience for consumers.
When first introduced to the U.S. market, electronic cigarettes were predominantly sold online. In the past year, brick and mortar sales of electronic cigarettes and vaporizers have eclipsed the on-line sales volumes in the U.S. market. Tobacco products, most notably cigarettes are currently sold in approximately 400,000 retail locations. We believe that future growth of vaporizers and electronic cigarettes is dependent on either higher volume, lower margin sales channels, like the broad based distribution network through which cigarettes are sold or through Company-owned stores. Thus, we are focusing on growing our retail distribution reach by opening retail stores and entering into distribution agreements with large and established value added resellers. We currently have established relationships with several large retailers and national chains and in connection therewith we have agreed to pay slotting fees based on the number of stores our products will be carried in. These existing relationships are “at-will” meaning that either party may terminate the relationship for any reason or no reason at all. We believe that these higher volume lower margin opportunities are critical towards broadening the reach and appeal of vaporizers and electronic cigarettes and we believe that as vaporizers and electronic cigarettes become more widely known and available, the market for our products will grow. In 2015, we have closed eight of our nine kiosks and are focusing on acquiring and developing the vape stores in Florida and the Southeast. In addition, we are in the process of launching a franchise program, although we cannot assure you this program will be successful.
Distribution of our Products in Canada
Under our private label production and supply agreement with Spike Marks Inc./Casa Cubana, or “Spikes”, we agreed to produce and supply Spikes with such quantities of our electronic cigarettes bearing their trademark and other brand attributes for resale within Canada. For the years ended December 31, 2014 and 2013, we had sales for distribution in Canada of  $2,912,525 and $3,847,310, respectively. The last sales order received from Spikes was in February 2015. In April 2015, we received a notice from Spikes that we had breached the agreement and a subsequent notice of termination. Although we refute Spike’s allegations and believe we are owed money by them, there is no assurance that we will not be required to pay them money nor recover any of the amounts we believe we are due in accordance with the agreement. We are currently selling our products to another distributor in Canada under an oral agreement.
Business Strategy
We believe and are seeing in our current stores that there is a large consumer demand centered on the vaporizer products and the “atmosphere” created by the vape stores. Additionally, our business strategy leverages our ability to design market and develop multiple vaporizer and e-cigarette brands and to bring those brands to market through our multiple distribution channels.
We believe we were among the first distributors of vaporizers and electronic cigarettes in the U.S. Thus, we believe that our reputation and our experience in the electronic cigarette industry, both from a development, customer service and production perspective give us an advantage in attracting customers, specifically re-sellers who require ongoing support, reliable and consistent supply chains and mechanisms in place for supporting broad based distributors and big box retailers.
Moreover, we believe that our history with our suppliers, including the volume of products we source, gives us an advantage over other market participants as it relates to favorable pricing, priority as to inventory supply and delivery and first access to new products, including first access to next generation electronic cigarette products and technology.
Our goal is to achieve a position of sustainable leadership in the vaporizer industry. Our strategy consists of the following key elements:
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continue to expand the footprint of the vape stores;

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develop new brands and engineer product offerings;

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continue to shift our product focus from e-cigarettes to vaporizers;

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seek potential franchisees for the vape stores;

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invest in and leverage our new and existing brands through marketing and advertising;

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increase our presence in national and regional retailers;

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expand our brand awareness and online web presence;

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develop continuity programs for our end user customers;

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expanding into new potential markets;

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scale our distribution through strategic resale partnerships; and

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align our product offerings and cost with market demand.

Competition
Competition in the electronic cigarette industry, including the vaporizer and e-liquid segments, is intense. We compete with other sellers of electronic cigarettes, most notably Lorillard, Inc., Altria Group, Inc. and Reynolds American, Inc., which are big tobacco companies that have electronic cigarette business segments. The nature of our competitors is varied as the market is highly fragmented and the barriers to entry into the business are low. Our direct competitors sell products that are substantially similar to ours and through the same channels through which we sell our electronic cigarette products. We compete with these direct competitors for sales through distributors, wholesalers and retailers, including but not limited to national chain stores, tobacco shops, gas stations, travel stores, shopping mall kiosks, in addition to direct to public sales through the Internet, mail order and telesales.
As a general matter, we have access to market and sell the similar vaporizers and electronic cigarettes as our competitors and we sell our products at substantially similar prices as our competitors; accordingly, the key competitive factors for our success is the quality of service we offer our customers, the scope and effectiveness of our marketing efforts, including media advertising campaigns and, increasingly, the ability to identify and develop new sources of customers.
Part of our business strategy focuses on the establishment of contractual relationships with distributors. We are aware that e-cigarette competitors in the industry are also seeking to enter into such contractual relationships. In many cases, competitors for such contracts may have greater management, human, and financial resources than we do for entering into such contracts and for attracting distributor relationships. Furthermore, certain of our electronic cigarette and vaporizer competitors may have better control of their supply and distribution, be better established, larger and better financed than our Company.

As discussed above, we compete against “big tobacco”, U.S. cigarette manufacturers of both conventional tobacco cigarettes and electronic cigarettes like Altria Group, Inc., Lorillard, Inc. and Reynolds American, Inc. We compete against “big tobacco” who offers not only conventional tobacco cigarettes and electronic cigarettes but also smokeless tobacco products such as “snus” (a form of moist ground smokeless tobacco that is usually sold in sachet form that resembles small tea bags), chewing tobacco and snuff. “Big tobacco” has nearly limitless resources, global distribution networks in place and a customer base that is fiercely loyal to their brands. Furthermore, we believe that “big tobacco” will devote more attention and resources to developing and offering electronic cigarettes as the market for electronic cigarettes grows. Because of their well-established sales and distribution channels, marketing expertise and significant resources, “big tobacco” is better positioned than small competitors like us to capture a larger share of the electronic cigarette market.
Manufacturing
We have no manufacturing capabilities and do not intend to develop any manufacturing capabilities. Third party manufacturers manufacture our products to meet our design specifications. We depend on third party manufacturers for our vaporizers, electronic cigarettes and accessories. Our customers associate certain characteristics of our products including the weight, feel, draw, unique flavor, packaging and other attributes of our products to the brands we market, distribute and sell. Any interruption in supply and or consistency of our products may harm our relationships and reputation with customers, and have a material adverse effect on our business, results of operations and financial condition. In order to minimize the risk of supply interruption, we currently utilize several third party manufacturers to manufacture our products to our specifications.
We currently utilize approximately 13 different manufacturers, all of which are based in China. We contract with our manufacturers on a purchase order basis. We do not have any output or requirements contracts with any of our manufacturers. Our manufacturers provide us with finished products, which we hold in inventory for distribution, sale and use. Certain Chinese factories and the products they export have recently been the source of safety concerns and recalls, which is generally attributed to lax regulatory, quality control and safety standards. Should Chinese factories continue to draw public criticism for exporting unsafe products, whether those products relate to our products or not, we may be adversely affected by the stigma associated with Chinese production, which could have a material adverse effect on our business, results of operations and financial condition.
Although we believe that several alternative sources for our products are available, any failure to obtain the components, chemical constituents and manufacturing services necessary for the production of our products would have a material adverse effect on our business, results of operations and financial condition.
Source and Availability of Raw Materials
We believe that an adequate supply of product and raw materials will be available to us as needed and from multiple sources and suppliers.
Intellectual Property
We have developed and trademarked or are preparing to commercialize additional products. We include product development expenses as part of our operating expenses. We currently own no patents which are material to our business. We have a number of patent applications pending in the United States including those described below. There is no assurance that we will be awarded patents for of any of these pending patent applications.
Soft Tip Filters
We have a patent pending for a soft-tip electronic cigarette filter, which more closely resembles the tactile experience of a conventional tobacco cigarette in a user’s mouth. To date electronic cigarettes have been made of metal and hard plastic and do not offer users the same malleable feel as the cellulose filters of conventional tobacco cigarettes.

Electronic Cigarette Air Flow Sensor Patent
We have a patent pending on a new configuration for the air flow sensors currently used in electronic cigarettes. The new configuration will allow the battery to be sealed to enhance the reliability and performance of the electronic cigarette.
Vaporizer Biometric Fingerprint Lock Sensor Patent
We have a patent pending for a biometric fingerprint lock sensor that can be used in vaporizers. The biometric fingerprint lock sensor will allow the owner of the vaporizer to keep the device locked and turned off unless the authorized user unlocks the device via fingerprint scan, protecting the device from use by another individual. This technology may be used to protect against minors being able to turn on the device and will also deem the devices unusable in the event the device is lost or stolen.
Trademarks
We own trademarks on certain of our brands, including: Fifty-One®, Krave®, Vapor X®, Alternacig®, EZSMOKER®, Green Puffer®, Americig®, Hookah Stix® and Smoke Star® brands. We have also filed additional trademarks, which have yet to be awarded.
Patent Litigation
We are a defendant in a certain patent lawsuit described in the section titled “Legal Proceedings” in this prospectus.
Such patent lawsuit as well as any other third party lawsuits alleging our infringement of patents, trade secrets or other intellectual property rights could force us to do one or more of the following:
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stop selling products or using technology that contains the allegedly infringing intellectual property;

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incur significant legal expenses;

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pay substantial damages to the party whose intellectual property rights we may be found to be infringing;

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redesign those products that contain the allegedly infringing intellectual property; or

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attempt to obtain a license to the relevant intellectual property from third parties, which may not be available to us on reasonable terms or at all.

Third party lawsuits alleging our infringement of patents, trade secrets or other intellectual property rights could have a material adverse effect on our business, results of operations and financial condition.
We may be required to obtain licenses to patents or proprietary rights of others. We cannot assure you that any licenses required under any such patents or proprietary rights would be made available on terms acceptable to us or at all. If we do not obtain such licenses, we could encounter delays in product market introductions while we attempt to design around such patents, or could find that the development, manufacture, or sale of products requiring such licenses could be foreclosed. Litigation may be necessary to defend against claims of infringement asserted against us by others, or assert claims of infringement to enforce patents issued to us or exclusively licensed to us, to protect trade secrets or know-how possessed by us, or to determine the scope and validity of the proprietary rights of others. In addition, we may become involved in oppositions in foreign jurisdictions, reexaminations declared by the United States Patent and Trademark Office, or interference proceedings declared by the United States Patent and Trademark Office to determine the priority of inventions with respect to our patent applications or those of our licensors. Litigation, opposition, reexamination or interference proceedings could result in substantial costs to and diversion of effort by us, and may have a material adverse impact on us. In addition, we cannot assure you that our efforts to maintain or defend our patents will be successful.

Government Regulation
Since a 2010 U.S. Court of Appeals decision, the FDA is permitted to regulate electronic cigarettes as “tobacco products” under the Family Smoking Prevention and the Tobacco Control Act. Under this decision, the FDA is not permitted to regulate electronic cigarettes as “drugs” or “devices” or a “combination product” under the Federal Food, Drug and Cosmetic Act unless they are marketed for therapeutic purposes. This is contrary to anti-smoking devices like nicotine patches, which undergo more extensive FDA regulation. Because Vapor does not market Vapor’s electronic cigarettes for therapeutic purposes, Vapor’s electronic cigarettes are subject to being classified as “tobacco products” under the Tobacco Control Act. The Tobacco Control Act grants the FDA broad authority over the manufacture, sale, marketing and packaging of tobacco products, although the FDA is prohibited from issuing regulations banning all cigarettes or all smokeless tobacco products, or requiring the reduction of nicotine yields of a tobacco product to zero.
On April 24, 2014, the FDA released proposed rules that would extend its regulatory authority to electronic cigarettes and certain other tobacco products under the Tobacco Control Act. The proposed rules would require that electronic cigarette manufacturers (i) register with the FDA and report electronic cigarette product and ingredient listings; (ii) market new electronic cigarette products only after FDA review; (iii) only make direct and implied claims of reduced risk if the FDA confirms that scientific evidence supports the claim and that marketing the electronic cigarette product will benefit public health as a whole; (iv) not distribute free samples; (v) implement minimum age and identification restrictions to prevent sales to individuals under age 18; (vi) include a health warning; and (vii) not sell electronic cigarettes in vending machines, unless in a facility that never admits youth. The proposed rules were subject to a 75-day public comment period, following which the FDA will finalize the proposed rules. It is not known how long this regulatory process to finalize and implement the rules may take. Accordingly, Vapor cannot predict the content of any final rules from the proposed rules or the impact they may have. See the risk factor on page 6 which also discusses possible additional FDA rulemaking.
In this regard, total compliance and related costs are not possible to predict and depend substantially on the future requirements imposed by the FDA under the Tobacco Control Act. Costs, however, could be substantial and could have a material adverse effect on Vapor’s business, results of operations and financial condition. In addition, failure to comply with the Tobacco Control Act and with FDA regulatory requirements could result in significant financial penalties and could have a material adverse effect on Vapor’s business, financial condition and results of operations and ability to market and sell Vapor’s products. At present, it is difficult to predict whether the Tobacco Control Act will impact Vapor to a greater degree than competitors in the industry, thus affecting Vapor’s competitive position.
State and local governments currently legislate and regulate tobacco products, including what is considered a tobacco product, how tobacco taxes are calculated and collected, to whom and by whom tobacco products can be sold and where tobacco products may or may not be smoked. State and local regulation of the e-cigarette market and the usage of e-cigarettes is beginning to accelerate.
As local regulations expand, vaporizers and electronic cigarettes may lose their appeal as an alternative to cigarettes, which may have the effect of reducing the demand for Vapor’s products and as a result have a material adverse effect on Vapor’s business, results of operations and financial condition.
At present, neither the Prevent All Cigarette Trafficking Act (which prohibits the use of the U.S. Postal Service to mail most tobacco products, which would require individuals and businesses that make interstate sales of cigarettes or smokeless tobacco to comply with state tax laws) nor the Federal Cigarette Labeling and Advertising Act (which governs how cigarettes can be advertised and marketed) apply to electronic cigarettes. The application of either or both of these federal laws to vaporizers and electronic cigarettes would have a material adverse effect on Vapor’s business, results of operations and financial condition.
On July 1, 2015, the FDA published a document entitled “Advanced notice of proposed rulemaking” or the Advance. Through the Advance, the FDA solicited public comments on whether it should issue rules with respect to nicotine exposure warning and child-resistant packaging for e-liquids containing nicotine. Following public comment, the FDA may issue proposed rules in furtherance of the purposes outlined in the Advance and ultimately pass the rules as proposed or in modified form. We cannot predict whether if rules are passed it will have a material adverse effect on our future results of operations and financial conditions.

Vapor expects that the tobacco industry will experience significant regulatory developments over the next few years, driven principally by the World Health Organization’s FCTC. The FCTC is the first international public health treaty on tobacco, and its objective is to establish a global agenda for tobacco regulation with the purpose of reducing initiation of tobacco use and encouraging cessation. Regulatory initiatives that have been proposed, introduced or enacted include:
•
the levying of substantial and increasing tax and duty charges;

•
restrictions or bans on advertising, marketing and sponsorship;

•
the display of larger health warnings, graphic health warnings and other labelling requirements;

•
restrictions on packaging design, including the use of colors and generic packaging;

•
restrictions or bans on the display of tobacco product packaging at the point of sale, and restrictions or bans on cigarette vending machines;

•
requirements regarding testing, disclosure and performance standards for tar, nicotine, carbon monoxide and other smoke constituents levels;

•
requirements regarding testing, disclosure and use of tobacco product ingredients;

•
increased restrictions on smoking in public and work places and, in some instances, in private places and outdoors;

•
elimination of duty free allowances for travelers; and

•
encouraging litigation against tobacco companies.

If Vaporizers, electronic cigarettes, or e-liquids, are subject to one or more significant regulatory initiates enacted under the FCTC, Vapor’s business, results of operations and financial condition could be materially and adversely affected.
Employees
As of December 7, 2015, we had 129 full-time employees and 14 part-time employees, none of which are represented by a collective bargaining agreement. We believe that our employee relations are good.
Legal Proceedings
On June 22, 2012, Ruyan Investment (Holding) Limited (“Ruyan”) filed a second lawsuit against the Company alleging infringement of U.S. Patent No. 8,156,944 (the “’944 Patent”). Ruyan also filed separate cases for patent infringement against nine other defendants asserting infringement of the ’944 Patent. Ruyan’s second lawsuit against the Company known as Ruyan Investment (Holdings) Limited vs. Vapor Corp. CV-12-5466 is pending in the United States District Court for the Central District of California. All of these lawsuits have been consolidated for discovery and pre-trial purposes. The Company intends to vigorously defend against this lawsuit.
On February 25, 2013, Ruyan’s second patent infringement lawsuit against the Company as well as all of the other consolidated lawsuits were stayed as a result of the Court granting a stay in one of the consolidated lawsuits. The Court granted the motion to stay Ruyan’s separate lawsuits against the Company and the other defendants based on the filing of a request for inter partes reexamination of the ’944 Patent at the United States Patent and Trademark Office.
All reexamination proceedings of the ’944 Patent have been stayed by the United States Patent and Trademark Office Patent Trial and Appeal Board pending its approval of one or more of them. On March 5, 2014, Fontem Ventures, B.V. and Fontem Holdings 1 B.V. (the successors to Ruyan) filed a complaint against the Company alleging infringement of U.S. Patent No. 8,365,742, entitled “Aerosol Electronic Cigarette”, U.S. Patent No. 8,375,957, entitled “Electronic Cigarette”, U.S. Patent No. 8,393,331, entitled “Aerosol Electronic Cigarette” and U.S. Patent No. 8,490,628, entitled “Electronic Atomization Cigarette. On April 8, 2014, plaintiffs amended their complaint to add U.S. Patent No. 8,689,805, entitled “Electronic Cigarette.” The products accused of infringement by the plaintiff are various Krave, Fifty-one and Hookah Stix products and parts. Eight other companies were also sued in separate lawsuits alleging infringement of one or more of the patents listed above. The Company filed its Answer and Counterclaims on May 1, 2014. The Company intends to vigorously defend against this lawsuit.
On October 21, 2014, Fontem Ventures B.V. and Fontem Holdings 1 B.V. filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-8155. The complaint alleges infringement of United States Patent No. 8,863,752, entitled “Electronic Cigarette”. The products accused of infringement by plaintiffs are various Krave and Fifty-One products and parts On January 15, 2015, the Company filed its Answer and Counterclaims. The Company will vigorously defend itself against such allegations.
On December 2, 2014, Fontem Ventures B.V. and Fontem Holdings 1 B.V. filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-09267. The Complaint alleges infringement by the plaintiffs against the Company relating to various Krave, Vapor X and Fifty-One products and parts. Fontem amended its compliant on December 16, 2014, to allege infringement of United States Patent No. 8,910,641, entitled “Electronic Cigarette” against the same products. On January 15, 2015, the Company filed its Answer and Counterclaims. Fontem, by way of its expert, has stated it is currently seeking $1,982,504 in monetary damages for alleged past infringement. Fontem is also seeking to enjoin sales of Vapor’s accused products. All of the above referenced cases filed by Fontem have been consolidated. The parties are currently in settlement discussions with mediation and pre-trial dates upcoming. We cannot determine the potential amount due to Fontem at this time.
On June 22, 2015, the Center for Environment Health, as plaintiff, filed suit against a number of defendants including Vapor Corp., its wholly-owned subsidiary, the Vape Store, Inc., Vaporin and another wholly-owned subsidiary, Vaporin Florida, Inc. The lawsuit was filed in the Superior Court of the State of California, County of Alameda. The suit seeks relief under California Proposition 65 which makes it unlawful for businesses to knowingly and intentionally expose individuals in California to chemicals known to cause birth defects or other harm without providing clear and reasonable warnings. All of the defendants are alleged to have sold products containing significant quantities of nicotine without warnings in violation of Proposition 65. The plaintiff is seeking a civil penalty against these defendants in the amount of  $2,500 per day for each violation of Proposition 65, together with attorneys’ fees and costs. The Company and its subsidiaries engaged counsel and intend to vigorously defend the allegations. Discovery commenced in November 2015. The Company believes that all of the products sold by Vapor Corp. have always contained an appropriate warning or no warning was required. The Vape Store, Inc., operates vape stores located in the states of Florida and Georgia, and has not, to the best of its current knowledge, sold any products into the State of California.
Corporate and Available Information
The Company was originally incorporated under the name “Consolidated Mining International, Inc.” in 1985. On November 5, 2009, the Company acquired Smoke Anywhere a distributor of electronic cigarettes, in a reverse triangular merger. On January 7, 2010, the Company changed its name to “Vapor Corp.” The Company reincorporated in the State of Delaware from the State of Nevada effective on December 31, 2013. On March 3, 2015, the Company merged with Vaporin and was the surviving entity.
Our executive offices are located at 3001 Griffin Road, Dania Beach, Florida 33312, and our telephone number is (888) 766-5351. Our website is located at www.vapor-corp.com. We make available on our website, free of charge, our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to those reports, as soon as reasonably practicable after we electronically file such materials with, or furnish it to, the Securities and Exchange Commission. Our Securities and Exchange Commission reports can be accessed through the Investor Relations section of our internet website. The information found on our internet website is not part of this or any other report we file with or furnish to the Securities and Exchange Commission.

MANAGEMENT
Directors and Executive Officers
The following table sets forth information regarding our executive officers and directors as of December 7, 2015:
Name	Age	Position
Executive Officers:
Jeffrey Holman	48	Chief Executive Officer, Chairman and Director
Gregory Brauser	30	President and Director
Gina Hicks	52	Chief Financial Officer
Christopher Santi	43	Chief Operating Officer
Non-Employee Directors:
William Conway III	31	Director
Daniel MacLachlan	36	Director
Nikhil Raman	31	Director
Executive Officers
Jeffrey Holman has been our Chairman of the Board and Chief Executive Officer since April 2014. From February 2013 until March 4, 2015, Mr. Holman serviced as our President. Mr. Holman has been a member of our Board since May 2013 and has served as a member of the Board of Directors of our subsidiary Smoke Anywhere, USA since its inception on March 24, 2008. Since 1998, Mr. Holman has been the President of Jeffrey E. Holman & Associates, P.A., a South Florida based law firm. He has also been a Partner in the law firm of Holman, Cohen & Valencia since 2000. Mr. Holman was selected as a director for his business and legal experience. In addition, as one of the founders of Smoke Anywhere, Mr. Holman possesses an in-depth understanding of the challenges, risks and characteristics unique to our industry.
Gregory Brauser has served as President and a director since March 4, 2015. Prior to that, Mr. Brauser served as Chief Operating Officer of Vaporin beginning in January 2014. Mr. Brauser founded Direct Source China in 2009, a sourcing company headquartered in Shanghai, China, that assists mid-size U.S. businesses with their direct manufacturing overseas. Since 2010, Mr. Brauser has served as Vice Chairman and director of Dog-E-Glow, Inc., a manufacturer and distributer of LED lighted dog collars and leashes, which he formed. Mr. Brauser was appointed as a Vaporin designee in connection with the merger with Vaporin, Inc.
Gina Hicks has served as our Chief Financial Officer since September 15, 2015. Prior to that, Ms. Hicks served as the interim Chief Financial Officer of Health Revenue Assurance Holdings, Inc. (“HRAH”) (OTCPink: HRAA), a medical coding company, and from July 2014 until October 2014, Ms. Hicks served as HRAH’s reorganization consultant. From March 2011 until October 2013, Ms. Hicks served as the Vice President of Finance and Financial Reporting of MeetMe, Inc. (NASDAQ: MEET), a social network for meeting new people both on the web and on mobile platform. Prior to that Ms. Hicks was an independent consultant providing accounting, consulting and business advisory services. Ms. Hicks is a Certified Public Accountant in the State of Florida.
Christopher Santi has been our Chief Operating Officer since December 12, 2012. Prior to that Mr. Santi served as Director of Operations of Vapor beginning in October 2011. Mr. Santi served as the National Sales Manager of Collages.net from November 2007 to October 2011.
Non- Employee Directors
William Conway III has been a director since June 2015. Since 2008, Mr. Conway has served in management positions with City Furniture, with the latest being Director of Operations and Customer Service. Mr. Conway was appointed as a director for his business and operating expertise.

Daniel MacLachlan has been a director since April 18, 2015. Mr. MacLachlan served as the Chief Financial Officer of The Best One, Inc., from October 2014 through early February 2015, facilitating its merger with IDI, Inc. (FKA, Tiger Media, Inc.) (NYSE MKT: IDI). Mr. MacLachlan served as Director of Finance and Chief Financial Officer for TransUnion Risk and Alternative Data Solutions, Inc., after it acquired substantially all the assets of TLO, LLC (“TLO”), a leading provider of data fusion technology-driven investigative products and solutions, in December 2013. Mr. MacLachlan was Chief Financial Officer of TLO since its inception in 2009. Mr. MacLachlan was appointed a director for his financial and accounting expertise.
Nikhil Raman was appointed as a director on July 7, 2015. Since November 6, 2014, Mr. Raman has been the Chief Executive Officer of usell.com, Inc. (OTCQB: USEL), a technology based company focused on creating an online marketplace for used cell phones. Mr. Raman has served as a director of usell.com since April 24, 2012. From January 27, 2012 until November 6, 2014, Mr. Raman served as the Chief Operating Officer of usell.com. After graduating from Harvard Business School, Mr. Raman founded and served as Manager of Ft. Knox Recycling, LLC doing business as EcoSquid. Mr. Raman also served as Chief Executive Officer of EcoSquid from its founding through its acquisition by usell.com in April 2012. From 2008 until 2010, Mr. Raman attended Harvard Business School. Mr. Raman was appointed as a director for his management and operations expertise.
Corporate Governance
Board Responsibilities
The Board oversees, counsels, and directs management in the long-term interest of Vapor and its stockholders. The Board’s responsibilities include establishing broad corporate policies and reviewing the overall performance of Vapor. The Board is not, however, involved in the operating details on a day-to-day basis.
Board Committees and Charters
The Board and its Committees meet throughout the year and act by written consent from time-to-time as appropriate. The Board delegates various responsibilities and authority to different Board Committees. Committees regularly report on their activities and actions to the Board.
The Board currently has and appoints the members of: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Each of these committees have a written charter which can be found on our corporate website at ir.vapor-corp.com/committee-charters.
The following table identifies the independent and non-independent current Board and committee members:
Name	Independent	Audit	Compensation	Nominating and Corporate Governance
Jeffrey Holman
Gregory Brauser
William Conway III	x	x	x	x
Daniel MacLachlan	x	x	x	x
Nikhil Raman	x	x	x	x
Director Independence
Our Board has determined that William Conway III, Nikhil Raman and Daniel MacLachlan are independent in accordance with standards under the Nasdaq Listing Rules. Our Board determined that as a result of being executive officers, Messrs. Jeffrey Holman and Gregory Brauser were not independent under the Nasdaq Listing Rules. Our Board has also determined that William Conway III, Nikhil Raman and Daniel MacLachlan are independent under the Nasdaq Listing Rules independence standards for Audit Committee members.

Committees of the Board
Audit Committee
The Audit Committee, which currently consists of William Conway III, Nikhil Raman and Daniel MacLachlan, reviews Vapor’s financial reporting process on behalf of the Board and administers our engagement of the independent registered public accounting firm. The Audit Committee approves all audit and non-audit services, and reviews the independence of our independent registered public accounting firm.
Audit Committee Financial Expert
Our Board has determined that Daniel MacLachlan and Nikhil Raman both qualified as Audit Committee Financial Experts, as that term is defined by the rules of the SEC and in compliance with the Sarbanes-Oxley Act of 2002.
Compensation Committee
The function of the Compensation Committee is to determine the compensation of our executive officers. The Compensation Committee has the power to set performance targets for determining periodic bonuses payable to executive officers and may review and make recommendations with respect to stockholder proposals related to compensation matters. Additionally, the Compensation Committee is responsible for administering Vapor’s equity compensation plans including the Plan.
The members of the Compensation Committee are all independent directors within the meaning of applicable Nasdaq Listing Rules and all of the members are “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, or the Exchange Act.
Nominating and Corporate Governance Committee
The responsibilities of the Nominating and Corporate Governance Committee include the identification of individuals qualified to become Board members, the selection of nominees to stand for election as directors, the oversight of the selection and composition of committees of the Board, establish procedures for the nomination process including procedures and the oversight of the evaluations of the Board and management. The Nominating and Corporate Governance Committee has not established a policy with regard to the consideration of any candidates recommended by stockholders since no stockholders have made any recommendations. If we receive any stockholder recommended nominations, the Nominating Committee will carefully review the recommendation(s) and consider such recommendation(s) in good faith.
Compensation Committee Interlocks and Insider Participation
None of the members of our compensation committee has ever been an officer or employee of the company. None of our executive officers serve, or have served during the last fiscal year, as a member of our Board, compensation committee or other Board committee performing equivalent functions of any entity that has one or more executive officers serving on our Board or on our compensation committee.

EXECUTIVE AND DIRECTOR COMPENSATION
Non-employee directors are paid a monthly fee of  $1,000 per month and $1,000 for each meeting attended. Because we do not pay any compensation to employee directors, Messrs. Holman and Frija are omitted from the following table.
Fiscal 2014 Director Compensation
Name (a)	Fees Earned or Paid in Cash ($)(b)	Option Awards ($)(d)(1)	All Other Compensation ($)(g)	Total ($)(j)
Robert J Barrett III(2)	27,000	388,800	0	415,800
Angela Courtin(2)	21,000	388,800	0	409,800
Frank E. Jaumot(3)	27,000	388,800	0	415,800
Ryan Kavanaugh(2)	13,000	498,000	1,540,000(4)	2,051,000

(1)
This represents the fair value of the award as of the grant date in accordance with FASB ASC Topic 718. These amounts represent awards that are paid in shares of common stock or options to purchase shares of our common stock and do not reflect the actual amounts that may be realized by the directors. In April 2014, these directors were granted 12,000 stock options exercisable at $32.40 and vesting in three equal annual increments beginning April 25, 2015.

(2)
Messrs. Barrett and Kavanaugh and Ms. Courtin resigned in 2015.

(3)
Did not stand for re-election in connection with the 2015 Annual Meeting.

(4)
Represents 40,000 shares of common stock issued in connection with consulting services. Also see footnote (1) above.

Summary Compensation Table
The following table sets forth information regarding the compensation for services performed during fiscal years 2014 and 2013, awarded to, paid to or earned by our Named Executive Officers, which include all Chief Executive Officers serving during fiscal 2014 and (iii) our two other most highly compensated executive officers, as determined by reference to total compensation for fiscal year 2014, who were serving as executive officers at the end of fiscal year 2014.
Name and Principal Position (a)	Year (b)	Salary ($)(c)	Bonus ($)(d)(1)	All Other Compensation ($)(i)	Total ($)(j)
Jeffrey Holman(2) Chief Executive Officer	2014	182,000	0	0	182,000
	2013	169,400	20,000	0	189,400
Kevin Frija(2) Former Chief Executive Officer	2014	53,203	0	85,615(3)	138,818
	2013	150,404	20,000	0	170,404
Harlan Press Former Chief Financial Officer	2014	188,339	0	0	188,389
	2013	179,939	20,000	10,442(4)	210,381
Christopher Santi Chief Operating Officer	2014	162,246	0	0	162,246
	2013	156,231	20,000	0	176,231

(1)
Represent cash bonuses for 2013 which were paid on February 28, 2014.

(2)
In April 2014, Mr. Holman replaced Mr. Frija as Chief Executive Officer.

(3)
Represents severance payments.

(4)
Represents a cash payment for unused accrued vacation for 2013 that was paid on November 15, 2013.

Named Executive Officer Employment Agreements
The chart below summarizes the terms and conditions of employment agreements with our Named Executive Officers.
Executive(1,2)	Term	Base Salary
Jeffrey Holman	February 11, 2013 through December 31, 2015 which shall automatically be renewed unless either party is given six months’ notice of non-renewal.	$182,000(3)
Christopher Santi(4)	December 12, 2012 through December 11, 2015 which shall automatically be renewed unless either party is given six months’ notice of non-renewal	$156,000 in first year, increasing to $162,000 in second year and $170,000 thereafter. Currently, $170,000
Gina Hicks		$175,000

(1)
Mr. Harlan Press, a Named Executive Officer, resigned effective April 10, 2015. He will receive nine-months’ severance and accrued vacation in the amount of approximately $159,000.

(2)
Mr. James Martin, a Named Executive Officer, terminated effective September 10, 2015. He will receive six-months’ severance and accrued vacation in the amount of approximately $87,000.

(3)
On August 10, 2015, the Company entered into three-year Employment Agreements with Jeffrey Holman, the Company’s Chief Executive Officer, and Gregory Brauser, the Company’s President. Each of the Employment Agreements provide for an annual base salary of  $300,000 and a target bonus in an amount ranging from 20% to 200% of their base salaries subject to the Company meeting certain adjusted earnings before interest, taxes depreciation and amortization (“Adjusted EBITDA”) performance milestones. Adjusted EBITDA is defined in the Employment Agreements as earnings (loss) from continuing operations before interest expense, income taxes, collateral valuation adjustment, bad debt expense, one-time expenses, depreciation and amortization and amortization of stock compensation or Adjusted EBITDA defined in any filing of the Company with the SEC subsequent to the date of the Employment Agreements. Additionally, the Company approved and paid a bonus of  $100,000 to each of Mr. Holman and Mr. Brauser in August 2015. Messrs. Holman and Brauser are also entitled to receive severance payments, including 2 years of their then base salary and other benefits in the event of a change of control, termination by the Company without cause, termination for good reason by the executive or non-renewal by the Company.

(4)
In accordance with his Employment Agreement, Mr. Santi received a 10-year option to purchase up to 4,000 shares of the Company’s common stock at an exercise price of  $6.25, vesting monthly at the rate of approximately 111 shares per month.

The Compensation Committee will have the discretion to award each of the Named Executive Officers a bonus based upon job performance or any other factors determined by the Compensation Committee.

Termination Provisions
The table below describes the severance payments that our Named Executive Officers are entitled to in connection with a termination of their employment upon death, disability, dismissal without cause, Change of Control or for Good Reason. All of the termination provisions are intended to comply with Section 409A of the Internal Revenue Code of 1986 and the Regulations thereunder.
	Holman	Brauser	Santi
Death or Total Disability	Any amounts due at time of termination plus full vesting of equity awards	Any amounts due at time of termination plus full vesting of equity awards	Any amounts due at time of termination
Dismissal Without Cause or Termination by Executive for Good Reason or upon a Change of Control(1)(2)	Two years of Base Salary, full vesting of equity awards, benefit continuation for 18 months plus pro-rated bonus	Two years of Base Salary, full vesting of equity awards, benefit continuation for 18 months plus pro-rated bonus	Two months of Base Salary for each year of service, up to 12 months maximum

(1)
Good Reason is generally (with certain exceptions) defined as: (i) in the case of Holman and Brauser, (x) a material diminution in their authority, duties or responsibilities, (y) the Company failing to maintain an office in the stated area or (z) any other action or inaction that constitutes a material breach by the Company of the Employment Agreement; and (ii) in the case of Santi (w) a relocation of principal place of employment outside a stated area, (x) a material reduction in Base Salary, (y) the diminution of his duties, or (z) any other action or inaction that constitutes a material failure by Vapor to fulfill its obligations under the Employment Agreement. All of these events are subject to a 30-day cure period.

(2)
Change of Control is generally defined (i) in the case of Holman and Brauser, as any Change of Control Event as defined in Treasury Regulation Section 1.409A-3(i)(5); and (ii) in the case of Santi, as (w) a sale of substantially all of the Company, (x) any “person” (as such term is defined under the Exchange Act) becomes the beneficial owners of over 50% of the Company’s voting power, (y) a change in the majority of the composition of the Board or (z) a transaction that results in over 50% of the Company’s voting power ceasing to hold a majority of the voting power post-transaction.

Risk Assessment Regarding Compensation Policies and Practices as they Relate to Risk Management
Our compensation program for employees does not create incentives for excessive risk taking by our employees or involve risks that are reasonably likely to have a material adverse effect on us. Our compensation has the following risk-limiting characteristics:
•
Our base pay programs consist of competitive salary rates that represent a reasonable portion of total compensation and provide a reliable level of income on a regular basis, which decreases incentive on the part of our executives to take unnecessary or imprudent risks;

•
A portion of executive incentive compensation opportunity is tied to long-term incentive compensation that emphasizes sustained performance over time. This reduces any incentive to take risks that might increase short-term compensation at the expense of longer term company results;

•
Awards are not tied to formulas that could focus executives on specific short-term outcomes;

•
Equity awards may be recovered by us should a restatement of earnings occur upon which incentive compensation awards were based, or in the event of other wrongdoing by the recipient; and

•
Equity awards, generally, have multi-year vesting which aligns the long-term interests of our executives with those of our stockholders and, again, discourages the taking of short-term risk at the expense of long-term performance.

Outstanding Equity Awards
Listed below is information with respect to unexercised options, stock that has not vested and equity incentive awards for each Named Executive Officer as of December 31, 2014:
Outstanding Equity Awards At Fiscal Year-End
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised or Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)
Jeffrey Holman(4)	24,000	0		11.25	10/1/15
Kevin Frija(4)	36,000	0		11.25	10/1/15
Harlan Press	7,556	445(1)		5.00	2/28/22
Christopher Santi	4,000	2,000(2)		5.75	3/29/22
	2,778	1,223(3)		6.25	12/11/22

(1)
These unvested options, at December 31, 2014, were fully vested as of the date of this prospectus.

(2)
Of the unvested options, 1∕2 vested on March 30, 2015 and 1∕2 will vest on March 30, 2016.

(3)
The unvested options vested, or will vest, in 11 equal monthly increments beginning January 11, 2015.

(4)
The vested options expired and were forfeited on October 1, 2015.

Limitation on Liability and Indemnification Matters
Our certificate of incorporation, as amended, and bylaws provide that we will indemnify our directors and officers, and may indemnify our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law, which prohibits our certificate of incorporation from limiting the liability of our directors for the following:
•
any breach of the director’s duty of loyalty to the corporation or its stockholders;

•
any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•
unlawful payments of dividends or unlawful stock repurchases or redemptions; or

•
any transaction from which the director derived an improper personal benefit.

If Delaware law is amended to authorize corporate action further eliminating or limiting the personal liability of a director, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law, as so amended. Our certificate of incorporation does not eliminate a director’s duty of care and in appropriate circumstances, equitable remedies, such as injunctive or other forms of non-monetary relief, remain available under Delaware law. This provision also does not affect a director’s responsibilities under any other laws, such as the federal securities laws or other state or federal laws. Under our bylaws, we will also be empowered to purchase insurance on behalf of any person whom we are required or permitted to indemnify.
In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered into indemnification agreements with each of our current directors and officers. These agreements provide indemnification for certain expenses and liabilities incurred in connection with any action, suit, proceeding, or alternative dispute resolution mechanism, or hearing, inquiry, or investigation that may lead to the foregoing, to which they are a party, or are threatened to be made a party, by reason of the fact that they are or were a director, officer, employee, agent, or fiduciary of our company, or any of our subsidiaries, by reason of any action or inaction by them while serving as an officer, director, agent, or fiduciary, or by reason of the fact that they were serving at our request as a director, officer, employee, agent, or fiduciary of another entity. In the case of an action or proceeding by, or in the right of, our company or any of our subsidiaries, no indemnification will be provided for any claim where a court determines that the indemnified party is prohibited from receiving indemnification. We believe that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors’ and officers’ liability insurance.
The limitation of liability and indemnification provisions in our certificate of incorporation and bylaws may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as we may provide indemnification for liabilities arising under the Securities Act to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities Exchange and Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors or officers as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director or officer.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth certain information with respect to the beneficial ownership of our common stock at December 7, 2015 and as adjusted to reflect the issuance of Shares and Exchange Warrants in the Exchange Offer, for:
•
each of our directors;

•
each of our named executive officers;

•
all of our current directors and executive officers as a group; and

•
each person, or group of affiliated persons, who beneficially owned more than 5% of our common stock.

We have determined beneficial ownership in accordance with the rules of the Securities Exchange and Commission, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares of common stock that they beneficially owned, subject to applicable community property laws.
For purposes of the table below, we have assumed that 492 million shares of common stock will be outstanding upon closing of the Exchange Offer, based upon the following:
(i)
10.3 million shares of our common stock outstanding as of November 30, 2015; and

(ii)
481.5 million shares of common stock issuable upon the tender of all outstanding Units under the Exchange Offer based on the Units outstanding as of November 30, 2015.

Unless otherwise indicated, the address for each director and executive officer listed is: c/o Vapor Corp., 3001 Griffin Road, Dania Beach, Florida 33312.
	Common Stock Beneficially Owned Prior to the Exchange Offer		Common Stock Beneficially Owned After the Exchange Offer
Name of Beneficial Owner	Number of Shares	%	Number of Shares	%
Named Executive Officers and Directors:
Jeffrey Holman(1)	232,221	2.25%	232,221	0.05%
Kevin Frija(2)	10,875	0.11%	10,875	0.00%
Harlan Press(3)	27,399	0.27%	27,399	0.01%
Christopher Santi(4)	18,000	0.17%	18,000	0.00%
Gregory Brauser(5)	186,947	1.81%	186,947	0.04%
James Martin(6)	41,543	0.40%	41,543	0.01%
Gina Hicks(7)	—	—	—	—
William Conway III(8)	—	—	—	—
Daniel MacLachlan(9)	—	—	—	—
Nikhil Raman(10)	—	—	—	—
All Executive Officers and Directors as a Group (10 Persons)(11)	516,985	5.01%	516,985	0.11%
5% Stockholders
Alpha Capital Anstalt(12)	795,286	7.71%	795,286	0.17%

(1)
Jeffrey Holman: A director and executive officer.

(2)
Kevin Frija: Former chief executive officer. Because Mr. Frija served as a Chief Executive Officer during fiscal 2014, he is a Named Executive Officer under the SEC’s rules and regulations. Includes 895 shares underlying warrants. The shares of common stock owned by Mr. Frija are based on the Company’s transfer agent records.

(3)
Harlan Press: A former executive officer. Includes 8,000 vested options and 620 shares underlying warrants.

(4)
Christopher Santi: An executive officer. Includes 10,000 restricted shares and 8,000 vested options.

(5)
Gregory Brauser: A director and executive officer. Does not include 20,772 shares of common stock underlying restricted stock units which have vested but have not been delivered.

(6)
James Martin: a former executive officer.

(7)
Gina Hicks: The chief financial officer.

(8)
William Conway III: A director.

(9)
Daniel MacLachlan: A director.

(10)
Nikhil Raman: A director.

(11)
Total D&O: Includes securities beneficially owned by executives who are not a Named Executive Officer.

(12)
Alpha Capital Anstalt: Does not include additional shares underlying warrants and convertible notes that cannot be exercised within 60 days due to a 4.99% blocker. Address is Lettstrasse 32, P.O. Box 1212, FL 9490, Vaduz Furstentum Liechtenstein c/o LH Financial Services Corp., 510 Madison Avenue, Ste. 1400, New York, New York 10022.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
In connection with the issuance of  $300,000 18% senior convertible notes, which we refer to as the “$300,000 Senior Convertible Notes”, in 2012 to Kevin Frija, Vapor’s then Chief Executive Officer, Harlan Press, Vapor’s then Chief Financial Officer, and Doron Ziv, a greater than 10% stockholder of Vapor, Vapor paid $48,674 of interest to these noteholders in 2013 until these notes were converted in full into shares of the Company’s common stock on October 29, 2013. The Company did not pay any principal on the $300,000 Senior Convertible Notes in 2013 prior to or in connection with their conversion.
In connection with the issuance of a $500,000 24% senior note, which we refer to as the “Senior Note”, in 2012 to Ralph Frija, the father of the Company’s then Chief Executive Officer, Vapor paid approximately $106,800 of interest to this noteholder in 2013 until it was converted in full into shares of the Company’s common stock on October 29, 2013. The Senior Note was not convertible until Vapor and Ralph Frija amended the Note to provide for (i) cash principal and interest payments on a weekly basis, (ii) an extended maturity date for payment to April 22, 2016 and (iii) to make the Senior Note convertible into shares of Vapor’s common stock at a conversion price of  $12.85 per share. The Company paid principal of  $70,513 on the Senior Note in 2013 prior to its conversion.
On July 9, 2013, the Company entered into Securities Purchase Agreements with, among others, Ralph Frija, and Philip Holman, the father of Jeffrey Holman, Vapor’s then President, pursuant to which (x) Mr. Frija purchased a senior convertible note from Vapor in the principal amount of  $200,000 and warrants to purchase 1,927 shares of the Company’s common stock at $28.55 per share and (y) Mr. Holman purchased a senior convertible note from Vapor in the principal amount of  $100,000 and warrants to purchase 192 shares of the Company’s common stock with an exercise price of  $28.55 per share. These senior convertible notes paid interest at 18% per annum, a maturity date of July 8, 2016, and were convertible into shares of the Company’s common stock at $28.55 per share. The Company paid interest of  $16,126 to these noteholders during 2013 until they were converted extinguished on October 29, 2013. The Company did not pay any principal on these senior convertible notes prior to or in connection with their conversion.
On October 29, 2013, Kevin Frija, our then Chief Executive Officer, Jeffrey Holman, our then President and current Chairman of the Board and Chief Executive Officer, Harlan Press, our former Chief Financial Officer, Doron Ziv, a former director, and Isaac Galazan, a former director of Smoke Anywhere, purchased 4,000, 8,000, 4,000, 4,000 and 3,433 shares of our common stock, respectively, at $15.00 per share in a private placement on terms identical with other investors.
In March 2014, Mr. Kavanaugh, a former director, was elected to our Board in accordance with a Consulting Agreement between the Company and Knight Global Services, LLC (“Knight Global”), of which Mr. Kavanaugh was the principal, pursuant to which Knight Global was retained to assist the Company with increasing awareness of its electronic cigarette brands as well as assisting the Company to expand and diversify its relationships with large retailers and national chains. In connection with the Consulting Agreement, Mr. Kavanaugh was issued 40,000 shares of common stock. On January 24, 2015, the Company and Knight Global mutually agreed to terminate the Consulting Agreement as it was in the best interests of both parties to do so. As a result of such termination, the Company issued 10,000 shares of its common stock to Knight Global pursuant to the early termination provisions of the Consulting Agreement. The Company cancelled 30,000 shares that were not vested that had been previously issued to Mr. Kavanaugh. In addition, on January 24, 2015, the Company received notice from Ryan Kavanaugh, a director of the Company that he had resigned from the Company’s board of directors, effective immediately.
On September 23, 2014, the Company and Smoke entered into a $1,000,000 term loan (the “Term Loan”) with Entrepreneur Growth Capital, LLC (the “Lender”) and the Lender was issued a secured promissory note (the “Secured Note”). The Secured Note bears interest at 14% per annum and is secured by a security interest in substantially all of the Company’s assets. The principal amount of the Term Loan is payable in 12 successive monthly installments of  $83,333 with the last payment due in September 2015. The Term Loan was repaid on August 3, 2015.
As of June 22, 2015, Mr. Michael Brauser, the father of our President, loaned the Company $380,000, through a company he jointly manages, on identical terms as other investors in the offering. The

Debentures: (i) mature December 22, 2015, (ii) accrue interest at 10% per year, (iii) are convertible into common stock at $2.50 per share and (iv) are secured by a second lien on substantially all of the Company’s assets. The Debentures, accrued interest, and prepayment penalties were repaid on July 31, 2015. The company Mr. Brauser jointly manages, received $105,035 of aggregated prepayment penalties and interest.
In November 2014 and March 2015, the Company had engaged in two private placements each of which precluded the Company from using capital or otherwise issuing shares of common stock or common stock equivalents below $10.00 and $5.10, respectively. In order to raise further capital in the June 2015 private placement, the Company was required to enter into agreements with prior investors (including Mr. Michael Brauser and Alpha Capital Anstalt, a 5% holder) modifying these covenants. In connection with these modifications, Mr. Brauser received 62,582 of common stock and 73,689 warrants, a company which Mr. Brauser jointly manages received 5,570 shares and 6,558 warrants and another company, Alpha Capital Anstalt, which acted as the lead investor in the November 2014 and March 2015 private placements, received 262,954 shares of common stock and 142,420 warrants.
The Company issued shares of common stock in connection with a registered public offering on July 29, 2015. This effectively triggered the need to issue additional shares under the agreements with prior investors (including Mr. Michael Brauser and Alpha Capital Anstalt). Pursuant to the Rules of the Nasdaq Stock Market, the Company needed to seek stockholder approval before issuing a number of these shares and such approval was obtained on October 16, 2015. On August 18, 2015 and November 10, 2015, the Company issued shares of common stock to certain investors. Mr. Brauser received 269,360 of common stock, a company which Mr. Brauser jointly manages received 23,973 shares and another company, Alpha Capital Anstalt, which acted as the lead investor in the November 2014 and March 2015 private placements, received 673,398 shares of common stock.
On March 27, 2015, Harlan Press notified the Company of his intention to resign from the Company, effective April 10, 2015. Mr. Press previously served as Chief Financial Officer of the Company. In connection with the Company’s previously disclosed merger with Vaporin, Inc. in March 2015, Mr. Press was appointed Vice-President of Finance of the Company. Mr. Press received severance compensation and accrued vacation in accordance with his employment agreement in the total amount of  $159,810, which is divided into equal weekly payments that end on January 29, 2016.
The Company purchases, at rates comparable to market rates, e-liquids sold in its retail stores and wholesale operations, respectively from Liquid Science, Inc., a company in which Jeffrey Holman and Michael Brauser each have a 15% beneficial ownership interest. During 2015, the Company made in excess of 50% of its purchases of e-liquid from Liquid Science for its retail stores, which purchases equaled $355,927 in the aggregate.
On August 13, 2015, the Company entered into consulting agreements with each of GRQ Consultants, Inc. and Grander Holdings, Inc. GRQ Consultants, Inc. will primarily focus on investor relations and presenting the Company and its business plans, strategy and personnel to the financial community. Grander Holdings, Inc. will primarily assist the Company in further developing and executing its acquisitions strategy, focusing on the Company’s “The Vape Store” properties. Michael Brauser is the Chief Executive Officer of Grander Holdings, Inc. Pursuant to the agreements, each consultant will receive an initial fee of $50,000, payable immediately, and an additional $20,000 monthly throughout the 12-month term of each agreement.
Policies and Procedures for Related Party Transactions
We have adopted a policy that our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our common stock and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related person transaction with us without the prior consent of our audit committee. Our audit committee will review and oversee all transactions with an executive officer, director, nominee for election as a director, beneficial owner of more than 5% of any class of our common stock or any member of the immediate family of any of the foregoing persons and such person would have a direct or indirect interest. In approving or rejecting any such transactions, our audit committee is to consider the material facts of the transaction, including, but not limited to, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

GENERAL TERMS OF THE EXCHANGE OFFER
Purpose of the Exchange Offer
We are making the Exchange Offer in order to (1) preserve our working capital through the elimination of the potential cash payments related to the Series A Warrants included in the Units and (2) avoid uncertainty regarding the Company’s capital structure due to volatility in the market price of our common stock. We believe that by allowing holders of Units to exchange Units for 128 Shares and one Exchange Warrant (exercisable for 64 Warrant Shares), the Company can potentially eliminate cash payment obligations pursuant to the Warrant, thus providing investors and potential investors with greater certainty as to our capital structure and future liquidity.
You should read the discussion under the heading “Description of Shares and Exchange Warrants Included in the Exchange Offer” for more information about the Exchange Warrants.
Terms of the Exchange Offer
Upon the terms and subject to the conditions described in this prospectus and in the Letter of Transmittal, we are offering to issue 128 Shares and Exchange Warrants (exercisable for 64 Warrant Shares) to the holders of outstanding Units who validly tender their Units on or prior to the Expiration Date. All outstanding Units that are (i) not tendered prior to the Expiration Date; or (ii) tendered but withdrawn any time before the Expiration Date or, for any valid reason, not accepted by us, will continue to be outstanding according to their terms unmodified.
The Exchange Warrants issuable in the Exchange Offer: (i) are exercisable at an exercise price per share equal to 120% of the closing market price of our common stock on the Expiration Date; (ii) are exercisable for 64 Warrant Shares; (iii) are exercisable for a five-year period following the receipt of Stockholder Approval. See “Description of Shares and Exchange Warrants Included in the Exchange Offer.”
The Exchange Offer is conditioned on at least 90% of the Units being tendered and not withdrawn.
As of December 7, 2015, there are outstanding 3,761,657 Units subject to the Exchange Offer. This prospectus and the Letter of Transmittal are being sent to all registered holders of the outstanding Units. There will be no fixed record date for determining registered holders of the outstanding Units entitled to participate in the Exchange Offer.
The Exchange Agent will act as agent for the tendering holders of the Units for the purposes of receiving (i) the Units and (ii) the completed, signed and dated Letter of Transmittal and other required documents. We will issue the Shares and the Exchange Warrants promptly after the Expiration Date.
We intend to conduct the Exchange Offer in accordance with the applicable requirements of the Securities Act and the Exchange Act, and the rules and regulations promulgated by the SEC thereunder.
Expiration Time
The Exchange Offer will expire on the Expiration Date, which is at 5:00 p.m., New York City time, on January 13, 2016 unless extended by us at our sole discretion.
Extensions, Termination or Amendment
Subject to applicable law, we expressly reserve the right, at any time or at various times, and regardless of whether any events preventing satisfaction of the conditions to the Exchange Offer, to extend the period of time during which the Exchange Offer is open by giving oral (to be confirmed in writing) or written notice of such extension to the Exchange Agent and by making public disclosure by press release or other appropriate means of such extension to the extent required by law.
During any extension of the Exchange Offer, all Units previously tendered and not accepted by us will remain subject to the Exchange Offer and may, subject to the terms and conditions of the Exchange Offer, be accepted by us, and all Units previously tendered and accepted by us pursuant to the Exchange Offer will remain effective. In addition, we may waive conditions without extending the Exchange Offer in accordance with applicable law.

If any of the conditions described below under “— Conditions to the Exchange Offer” have not been satisfied with respect to the Exchange Offer, we reserve the right, at our sole discretion:
•
to extend the Exchange Offer,

•
to delay accepting any Units tendered pursuant to the Exchange Offer,

•
to terminate the Exchange Offer, or

•
to otherwise amend the Exchange Offer in any respect in compliance with applicable securities laws and stock exchange rules.

Announcements
Any extension, termination or amendment of the Exchange Offer will be followed as promptly as practicable by announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day following the previously scheduled Expiration Date. Without limiting the manner in which we may choose to make such announcement, we will not, unless otherwise required by law, have any obligation to publish, advertise or otherwise communicate any such announcement other than by making a release to an appropriate news agency or another means of announcement that we deem appropriate.
Acceptance of Tendered Units Pursuant to the Exchange Offer
If the conditions to the Exchange Offer are satisfied, or if we waive all of the conditions that have not been satisfied, we will accept, on the Expiration Date and after we receive completed and duly executed Letters of Transmittal or Agent’s Messages with respect to any and all of the Units tendered at such time, the tendered Units by notifying the Exchange Agent of our acceptance. The notice may be oral if we promptly confirm it in writing.
An “Agent’s Message” is a message transmitted by The Depository Trust Company (“DTC”), received by the Exchange Agent and forming part of the timely confirmation of a book entry transfer (“Book-Entry Confirmation”), which states that DTC has received an express acknowledgement from you that you have received this prospectus and agree to be bound by the terms of the Letter of Transmittal, and that we may enforce such agreement against you.
We expressly reserve the right, in our sole discretion, to delay acceptance of the Units tendered pursuant to the Exchange Offer, or to terminate the Exchange Offer and not accept the Units tendered pursuant to the Exchange Offer, (1) if any of the conditions to the Exchange Offer shall not have been satisfied or validly waived by us, or (2) in order to comply in whole or in part with any applicable law.
In all cases, the Shares and the Exchange Warrants will be issued only after timely receipt by the Exchange Agent of  (1) Book-Entry Confirmation of the Units into the Exchange Agent’s account at DTC, (2) the properly completed and duly executed Letter of Transmittal (or a facsimile thereof) or an Agent’s Message in lieu thereof, and (3) any other documents required by the Letter of Transmittal.
For purposes of the Exchange Offer, we will have accepted the Units tendered pursuant to the Exchange Offer, if, as and when we give oral or written notice to the Exchange Agent of our acceptance of such Units pursuant to the Exchange Offer. In all cases, the issuance of the Shares and the Exchange Warrants will be made by the deposit of such consideration with the Exchange Agent, which will act as your agent for the purposes of receiving such consideration from us, and delivering such consideration to you.
If, for any reason whatsoever, acceptance of any Units tendered or the issuance of the Shares and the Exchange Warrants is delayed or we extend the Exchange Offer or are unable to accept the tender of the Units pursuant to the Exchange Offer, then, without prejudice to our rights set forth herein, we may instruct the Exchange Agent to retain the Units tendered and such tender may not be withdrawn, subject to the limited circumstances described in “— Withdrawal of Tender” below.

We will have the right, which may be waived, to reject the defective tender of Units pursuant to the Exchange Offer as invalid and ineffective. If we waive our rights to reject a defective tender, subject to the other terms and conditions set forth in the Exchange Offer and the Letter of Transmittal, you will be entitled to the Shares and the Exchange Warrants.
We will pay or cause to be paid all transfer taxes with respect to the tender of the Units pursuant to the Exchange Offer unless the box titled “Special Issuance Instructions” or the box titled “Special Delivery Instructions” on the Letter of Transmittal has been completed, as described in the instructions thereto.
Procedures for Participating in the Exchange Offer
General
In order to participate in the Exchange Offer, you must tender your Units as described below. It is your responsibility to tender your Units. We have the right to waive any defects. However, we are not required to waive defects and are not required to notify you of defects in your tender.
If you have any questions or need help in tendering your Units pursuant to the Exchange Offer, please contact the Exchange Agent whose addresses and telephone numbers are listed on the back cover page of this prospectus.
The method of tendering the Units and delivering the Letters of Transmittal and other required documents is at your election and risk. If delivery is by mail, we recommend that registered mail, properly insured, with return receipt requested, be used. In all cases, sufficient time should be allowed to assure timely delivery. No Units, Letters of Transmittal or other required documents should be sent to the Issuer.
Proper Participation in the Exchange
All Units are currently held in book-entry form through DTC. Except as set forth below with respect to DTC’s automated tender offer program procedures, for a holder of Units to tender their Units pursuant to the Exchange Offer, the Units and a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with any signature guarantees and any other documents required by the Instructions to the Letter of Transmittal, or an Agent’s Message in lieu thereof, must be received by the Exchange Agent in accordance with the wire instructions specified in the Letter of Transmittal and at the address or facsimile number set forth on the back cover of this prospectus prior to the Expiration Date.
In all cases, the issuance of the Shares and the Exchange Warrants pursuant to the Exchange Offer will be made only after timely receipt by the Exchange Agent of:
•
a Book-Entry Confirmation with respect to the tender of Units;

•
the Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, or an Agent’s Message in lieu thereof; and

•
any required signature guarantees and other documents required by the Letter of Transmittal.

Book-Entry Transfer
The Exchange Agent has or will establish an account with respect to the Units at DTC for purposes of the Exchange Offer, and any financial institution that is a participant in the DTC system and whose name appears on a security position listing as the record owner of the Units may make book-entry delivery of Units by causing DTC to transfer the Units into the Exchange Agent’s account at DTC in accordance with DTC’s procedure for transfer. Although delivery of Units may be effected through book-entry transfer into the Exchange Agent’s account at DTC, either an Agent’s Message or a Letter of Transmittal (or a facsimile thereof) properly completed and duly executed, along with any required signature guarantees and any other required documents, must be transmitted to and received by the Exchange Agent in accordance with the wire instructions specified in the Letter of Transmittal and at one of the addresses set forth on the back cover of this prospectus prior to the Expiration Date.

Tender of Units and Participation in the Exchange Offer Through DTC’s Automated Tender Offer Program
In lieu of physically completing and signing the Letter of Transmittal and delivering it to the Exchange Agent, DTC participants may electronically transmit their acceptance of the Exchange Offer through DTC’s automated tender offer program, for which the transaction will be eligible. In accordance with DTC’s automated tender offer program procedures, DTC will then verify the acceptance of the Exchange Offer and send an Agent’s Message to the Exchange Agent for its acceptance.
If a holder of Units transmits its acceptance through DTC’s automated tender offer program, delivery of such Units must be made to the Exchange Agent pursuant to the book-entry delivery procedures set forth herein. Unless such holder of Units tenders Units by book-entry delivery, we may, at our option, treat such exercise as defective for purposes of acceptance and the right to receive the Shares and the Exchange Warrants pursuant to the Exchange Offer. Delivery of documents to DTC (physically or by electronic means) does not constitute delivery to the Exchange Agent. If you desire to tender Units prior to the Expiration Date, you must allow sufficient time for completion of the DTC’s automated tender offer program procedures during the normal business hours of DTC on such date.
Procedures for Tendering Units Held Through a Custodian
If you are a beneficial owner of Units, but the holder of such Units is a custodial entity such as a bank, broker, dealer, trust company or other nominee, and you seek to tender your Units pursuant to the Exchange Offer, you must provide appropriate instructions to such holder of the Units in order to tender through DTC’s automated tender offer program with respect to such Units. Beneficial owners may be instructed to complete and deliver an instruction letter to such holder of Units for this purpose. We urge you to contact such person that holds Units for you if you wish to tender your Units pursuant to the Exchange Offer.
Signature Guarantees
Signatures on all Letters of Transmittal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program (a “Medallion Signature Guarantor”), unless the Letter of Transmittal is delivered, and any tendered Units thereby are delivered (i) by a registered holder of Units (or by a participant in DTC whose name appears on a security position listing as the owner of such Units) who has not completed either the box entitled “Special Delivery Instructions” or “Special Issuance Instructions” on the Letter of Transmittal or (ii) for the account of a member firm of a registered national securities exchange, a member of the Financial Industry Regulatory Authority or a commercial bank or trust company having an office or correspondent in the United States (each of the foregoing being referred to as an “Eligible Institution”). If the Units are registered in the name of a person other than the signer of the Letter of Transmittal, or if Units not accepted for exercise pursuant to the Exchange Offer are to be returned to a person other than such holder of Units, then the signatures on the Letters of Transmittal accompanying the delivery of the Units must be guaranteed by a Medallion Signature Guarantor as described above.
Determination of Validity of Exercise
All questions as to the validity, form, eligibility (including time of receipt) and acceptance of any tendered Units pursuant to this Exchange Offer and any of the procedures described above, and the form and validity (including time of receipt of notices of withdrawal) of all documents will be determined by us in our sole discretion, which determination will be final and binding, subject to the rights of our Unit holders to challenge such determination in a court of competent jurisdiction. We reserve the absolute right to reject any or all tenders of Units determined by us not to be in proper form, or if the acceptance of or tender of Units may, in the opinion of our counsel, be unlawful. We also reserve the right to waive any conditions to the Exchange Offer that we are legally permitted to waive.
Your tender of Units pursuant to the Exchange Offer will not be deemed to have been made until all defects or irregularities in your exercise have been cured or waived. Neither we, the Exchange Agent nor any other person or entity is under any duty to give notification of any defects or irregularities in any exercise or withdrawal of any exercise pursuant to the Exchange Offer, or will incur any liability for failure to give any such notification.

Please send all materials related to the tender of your Units pursuant to the Exchange Offer to the Exchange Agent only and not to us.
Withdrawal of Tender and Participation in this Exchange Offer
Your right to withdraw the tender of any Units pursuant to the Exchange Offer will expire at the Expiration Date.
To be effective, a written or facsimile transmission notice of withdrawal of an tender of Units or a properly transmitted “Request Message” through DTC’s automated tender offer program system must:
•
be received by the Exchange Agent at one of the addresses specified on the back cover of this prospectus prior to the Expiration Date;

•
specify the name of the holder of the tendered Units to be withdrawn;

•
contain the description of the Units to be withdrawn; and

•
be signed by the holder of the Units in the same manner as the original signature on the Letter of Transmittal or be accompanied by documents of transfer sufficient to have the trustee register the transfer of the Units into the name of the person withdrawing the tender of such Units.

If the tendered Units to be withdrawn have been delivered or otherwise identified to the Exchange Agent, a signed notice of withdrawal is effective immediately upon receipt by the Exchange Agent of written or facsimile transmission of the notice of withdrawal or revocation (or receipt of a Request Message) even if physical release is not yet effected. A withdrawal of tendered Units can only be accomplished in accordance with the foregoing procedures.
If you withdraw tendered Units, you will have the right to re-tender such Units on or prior to the Expiration Date in accordance with the procedures described above for tendering Units. If we amend or modify the terms of the Exchange Offer, or the information concerning the Exchange Offer, in a manner determined by us to constitute a material change to the holders of the Units, we will disseminate additional Exchange Offer materials and extend the period of the Exchange Offer, including any withdrawal rights, to the extent required by law and as we determine necessary. An extension of the Expiration Date will not affect a holder of Unit’s withdrawal rights, unless otherwise provided or as required by applicable law.
Return of Units
If we do not accept any Units in the Exchange Offer for any reason described in the terms and conditions of the Exchange Offer or if a greater number of Units are tendered than the holder of the Units desires to tender and exchange in the Exchange Offer or if the Units so tendered are withdrawn pursuant to the terms of the Exchange Offer, we will return such Units without expense to the holder. In the case of Units that are tendered by book-entry transfer into the Exchange Offer’s account at DTC according to the procedures described below, such Units will be credited to an account maintained with DTC. These actions will occur as promptly as practicable after the expiration or termination of the Exchange Offer.
Your Representations to Us
By signing or agreeing to be bound by the Letter of Transmittal and other required documents, you will represent to us that, among other things:
•
any Shares or Exchange Warrants that you receive will be acquired in the ordinary course of your business;

•
you have no arrangement or understanding with any person to participate in the distribution of the Shares or Exchange Warrants;

•
you are not our “affiliate,” as defined in Rule 405 under the Securities Act;

•
if you are not a broker-dealer, you are not engaged in and do not intend to engage in the distribution of the Shares or Exchange Warrants; and

•
if you are a broker-dealer, that you will receive Shares and Exchange Warrants for your own account in exchange for the tender of the Units that were acquired as a result of market-making activities or other trading activities and that you will deliver a prospectus in connection with any resale of such Shares or Exchange Warrants.

Resales
Each broker-dealer that receives Shares and Exchange Warrants for its own account in exchange for the tender of Units, where such Units were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such Shares and Exchange Warrants. See “Plan of Distribution.”
Conditions to the Exchange Offer
Notwithstanding any other provisions of the Exchange Offer, we will not be required to accept the tendered Units pursuant to the Exchange Offer or to issue the Shares and Exchange Warrants pursuant to the Exchange Offer, and may terminate, amend or extend the Exchange Offer or delay issuing the Shares and Exchange Warrants, if any of the following shall occur or exist or have not been satisfied, or have not been waived by us, prior to the Expiration Date:
•
no action or event shall have occurred, no action shall have been taken, and no statute, rule, regulation, judgment, order, stay, decree or injunction shall have been promulgated, enacted, entered or enforced applicable to the Exchange Offer or the exchange of Units for Shares and Exchange Warrants under the Exchange Offer by or before any court or governmental regulatory or administrative agency, authority or tribunal of competent jurisdiction, including, without limitation, taxing authorities, that challenges the making of the Offer or the exchange of Units for Shares and Exchange Warrants under the Exchange Offer or would reasonably be expected to, directly or indirectly, prohibit, prevent, restrict or delay consummation of, or would reasonably be expected to otherwise adversely affect in any material manner, the Exchange Offer or the exchange of Units for Shares and Exchange Warrants under the Exchange Offer;

•
there shall not have occurred:

•
any general suspension of or limitation on trading in securities on The NASDAQ Capital Market, whether or not mandatory,

•
a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States, whether or not mandatory,

•
a commencement of a war, armed hostilities, a terrorist act or other national or international calamity directly or indirectly relating to the United States, or

•
in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

•
at least 90% of the Units are tendered in the Offer; and

•
effectiveness with the SEC of our registration statement on Form S-4.

These conditions are for our benefit and may be asserted by us or may be waived by us, including any action or inaction by us giving rise to any condition, in whole or in part, at any time and from time to time at or prior to the Expiration Date, in our reasonable discretion. We may additionally terminate the Exchange Offer if any condition is not satisfied on or prior to the Expiration Date. If any of these events occur, subject to the termination rights described above, we may (i) return any tendered Units to you, (ii) extend the Exchange Offer and retain all tendered Units until the expiration of the extended Exchange Offer, or (iii) amend the Exchange Offer in any respect by giving oral or written notice of such amendment to the Exchange Agent and making public disclosure of such amendment to the extent required by law. Notwithstanding the foregoing, in no event may we terminate, amend or extend the Exchange Offer or delay issuing the Shares and Exchange Warrants if the occurrence, existence or nonsatisfaction of any of the foregoing resulted from our action or failure to act.

We have not made a decision as to what circumstances would lead us to waive any condition, and any such waiver would depend on circumstances prevailing at the time of such waiver. Although we have no present plans or arrangements to do so, we reserve the right to amend, at any time, the terms of the Exchange Offer. We will give holders of Units notice of such amendments as may be required by applicable law.
Fees And Expenses
We will bear the expenses of soliciting the tender of the Units pursuant to the Exchange Offer. The principal solicitation is being made by mail; however, we may make additional solicitation by facsimile, email, telephone or in person by our officers and regular employees and those of our affiliates.
We have not retained any dealer-manager in connection with the Exchange Offer and will not make any payments to broker-dealers or others soliciting acceptances of the Exchange Offer. We will, however, pay the Exchange Agent and the Depositary reasonable and customary fees for their services and reimburse them for their related reasonable out-of-pocket expenses. We may also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus, Letter of Transmittal and related documents to the beneficial owners of the Units and in handling or forwarding Units tendered pursuant to the Exchange Offer.
We will pay cash expenses to be incurred in connection with the Exchange Offer. They include:
•
SEC registration fees for the Shares and the Exchange Warrants,

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fees and expenses of the Exchange Agent and the Depositary,

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accounting, advisory and legal fees,

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printing costs, and

•
related fees and expenses.

If your Units are held or will be held through a broker or other nominee on your behalf, your broker or other nominee may charge you a commission for doing so.
Transfer Taxes
If you tender your Units pursuant to the Exchange Offer, you will not be required to pay any transfer taxes. We will pay all transfer taxes, if any, applicable to the tender of Units in the Exchange Offer. The tendering holder will, however, be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:
•
certificates representing the Shares or Exchange Warrants issued in exchange for the Units are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the Units tendered,

•
tendered Units are registered in the name of any person other than the person signing the Letter of Transmittal, or

•
a transfer tax is imposed for any reason other than the issuance of Shares and Exchange Warrants in exchange for the tender of Units in the Exchange Offer.

If satisfactory evidence of payment of any transfer taxes payable by an exercising holder is not submitted with the Letter of Transmittal, the amount of the transfer taxes will be billed directly to that exercising holder. The Exchange Agent will retain possession of the Shares and/or Exchange Warrants with a value equal to the amount of the transfer taxes due until it receives payment of the taxes.
Consequences of Failure to Tender
If you currently hold Units and do not exercise them in connection with the Exchange Offer, then, following the expiration of the Exchange Offer, your Units will continue to be outstanding according to their terms unmodified. The Units will automatically separate into the Series A Convertible Preferred Stock and Series A Warrants on January 23, 2016, provided that the Units will separate earlier if at any time after August 24, 2015, the closing price of Vapor’s common stock is greater than $2.48 per share for 10 consecutive trading days, the Units are delisted, or the Series A Warrants are exercised for cash (solely with respect to the Units that included the exercised Series A Warrants).
Other
Participation in the Exchange Offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial, legal, and tax advisors in making your decision on what action to take.
In the future, we may at our discretion seek to acquire untendered Units in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plan to acquire any Units that do not participate in the Exchange.
Exchange Agent and Depositary
We have appointed Okapi Partners, LLC as the Exchange Agent for the Exchange Offer and Equity Stock Transfer, LLC as the Depositary for the Exchange Offer. You should direct questions, requests for assistance, and requested for additional copies of the prospectus and the Letter of Transmittal that may accompany this prospectus to the Exchange Agent addressed as follows:
Okapi Partners, LLC
1212 Avenue of the Americas
24th Floor
New York, NY 10036

Unit holders and banks and brokerage firms, please call:
Toll Free: (877) 629-6355
Main Phone: (212) 297-0720
You may also email your requests to info@okapipartners.com
The address of the Depositary is:
Equity Stock Transfer, LLC
Attention: Reorganization Department
237 West 37th Street, Suite 601
New York, New York 10018
Deliver to an address other than set forth above will not constitute a valid delivery.

DESCRIPTION OF SHARES AND EXCHANGE WARRANTS
INCLUDED IN THE EXCHANGE OFFER
In exchange for the tender of the Units pursuant to the terms of the Exchange Offer, we will issue 128 Shares and Exchange Warrants in registered form under the Warrant Agreement between itself and Equity Stock Transfer, LLC, as the Warrant Agent. The material provisions of the Shares and the Exchange Warrants are set forth herein but are only a summary and are qualified in their entirety by the provisions of our Certificate of Incorporation, as amended, which was filed as Exhibit 3.1 to our Form 10-Q for the quarterly period ended September 30, 2015, filed on November 16, 2015, and the Certificate of Amendment to our Certificate of Incorporation and the Warrant Agreement, which have been filed as exhibits to the registration statement, of which this prospectus forms a part. Copies of these documents are also available to security holders of the Company and prospective investors upon request.
This Description of Shares and Exchange Warrants Included in the Exchange Offer is intended to be a useful overview of the material provisions of the Exchange Warrants. Since this Description of Shares and Exchange Warrants Included in the Exchange Offer is only a summary, you should refer to our Certificate of Incorporation, as amended, and the Exchange Warrant for a complete description of our obligations and your rights.
Common Stock
The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.
The holders of common stock are entitled to any dividends that may be declared by the Board out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock.
Exchange Warrants
The Exchange Warrants will be exercisable following Stockholder Approval and will expire on the fifth anniversary of the Stockholder Approval. Each Exchange Warrant is exercisable for 64 Warrant Shares. The Exchange Warrants are exercisable at an exercise price per share equal to 120% of the closing market price of our common stock on the Expiration Date, subject to adjustment. The exercise price is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price and number of Exchange Warrants held by a purchaser (or such Unit holder’s direct or indirect transferee) are subject to appropriate adjustment in the event of cash dividends or other distributions to holders of shares of our common stock.
There is no established public trading market for the Exchange Warrants, and we do not expect a market to develop. We do not intend to apply for listing the Exchange Warrants on any securities exchange or for quotation on The NASDAQ Capital Market. Without an active market, the liquidity of the Exchange Warrants will be limited. In addition, in the event our common stock price does not exceed the per share exercise price of the Exchange Warrants during the period when the Exchange Warrants are exercisable, the Exchange Warrants will not have any intrinsic value.
Holders of the Exchange Warrants may exercise their Exchange Warrants to purchase shares of our common stock on or before the expiration date by delivering an exercise notice, appropriately completed and duly signed, and payment of the exercise price for the number of Warrant Shares for which the Exchange Warrant is being exercised. In the event that the registration statement relating to the Warrant Shares is not effective, a holder of Exchange Warrants will have the right, in its sole discretion, to exercise its Exchange Warrants for a net number of Warrant Shares pursuant to the cashless exercise procedures specified in the Exchange Warrants. Warrants may be exercised in whole or in part, and any portion of a warrant not exercised prior to the termination date shall be and become void and of no value.

The Warrant Shares underlying the Exchange Warrants will be registered pursuant to a separate registration statement after the Stockholder Approval is obtained. The absence of an effective registration statement or applicable exemption from registration does not alleviate our obligation to deliver common stock issuable upon exercise of the Exchange Warrants.
Upon the holder’s exercise of the Exchange Warrant, we will issue the Warrant Shares stock within three trading days of our receipt of notice of exercise and payment of the aggregate exercise price.
The shares of common stock issuable on exercise of the Exchange Warrants will be, when issued in accordance with the Exchange Warrants, duly and validly authorized, issued and fully paid and non-assessable. Following Stockholder Approval, we will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise of all outstanding Exchange Warrants.
If, at any time the warrant is outstanding, we consummate any fundamental transaction, as described in the Exchange Warrants and generally including any consolidation or merger into another corporation, the consummation of a transaction whereby another entity acquires more than 50% of our outstanding common stock, or sell all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Exchange Warrants will thereafter receive upon exercise of the Exchange Warrants, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or conversion of such Exchange Warrants would have been entitled upon such consolidation or merger or other transaction.
The exercisability of the Exchange Warrants may be limited in certain circumstances if, upon exercise, the holder (together with the holder’s affiliates and any other persons or entities acting together with the holder as a group) would hold more than 4.99% of our total common stock issued and outstanding. The holder of the warrant has the ability, upon providing us not less than 61 days’ prior written notice, to increase or decrease the foregoing percentage, provided that the percentage cannot at any time exceed 4.99%. Following the six month anniversary of the closing of the Exchange Offer, in the absence of an effective registration statement relating to the common stock issuable upon exercise of the warrant, the holder will have the right to net-settle the warrant in cash.
Amendments and waivers of the terms of the Exchange Warrants require the written consent of the holders of Exchange Warrants representing at least a majority of the shares issuable upon the then outstanding Exchange Warrants, except that no such action may increase the exercise price of a warrant or decrease the number of shares or class of stock obtainable upon exercise of a warrant without the written consent of the holder, and except that so long as the original purchaser of the Exchange Warrants or its affiliates continue to hold Exchange Warrants that are then exercisable for a majority of the shares for which the Exchange Warrants are then exercisable, we must obtain the written consent of such holder or it affiliate, as applicable, for any such amendment or waiver. No amendment will be effective unless it applies to all of the Exchange Warrants then outstanding.
THE HOLDER OF EXCHANGE WARRANTS WILL NOT POSSESS ANY RIGHTS AS A STOCKHOLDER UNDER THAT WARRANT UNTIL THE HOLDER EXERCISES THE EXCHANGE WARRANT. THE EXCHANGE WARRANTS MAY BE TRANSFERRED INDEPENDENT OF THE COMMON STOCK WITH WHICH THEY WERE ISSUED, SUBJECT TO APPLICABLE LAWS.

‘DESCRIPTION OF SECURITIES
Authorized Capital
We are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share.
Common Stock
We are authorized to issue 500,000,000 shares of common stock, par value $0.001 per share. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no cumulative voting in the election of directors. In the event of our liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities and there are no redemption provisions applicable to our common stock.
The holders of common stock are entitled to any dividends that may be declared by the Board out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions we have against the payment of dividends on common stock.
Preferred Stock
We are authorized to issue 1,000,000 shares of  “blank check” preferred stock with designations, rights and preferences as may be determined from time to time by our Board.
Units
As of the date of this prospectus, 3,761,657 Units are outstanding, each consisting of one-fourth of a share of Series A Convertible Preferred Stock and 20 Series A Warrants. Each one-fourth share of Series A Convertible Preferred Stock will be convertible into 10 shares of common stock as described in the following section. Each Series A Warrant is exercisable for one share of common stock at an initial exercise price of  $1.24 per share. The Series A Warrants are exercisable upon separation of the Units, provided that upon a Cash Warrant Exercise Trigger the Series A Convertible Preferred Stock will not be convertible until six-months after the date of this prospectus (unless an Early Separation occurs due to a Trading Separation Trigger or Delisting Trigger, as such terms are defined in the Series A Warrants). The Series A Warrants will expire on July 23, 2020.
Series A Convertible Preferred Stock
We issued, as part of the Units, shares of Series A Convertible Preferred Stock pursuant to a Certificate of Designation approved by our Board. Each one-fourth share of Series A Convertible Preferred Stock will separate from the warrants and be convertible into 10 shares of common stock upon the separation of the Units, provided that upon a Cash Warrant Exercise Trigger, the Series A Convertible Preferred Stock will not be convertible until six-months after the date of the prospectus filed on Form S-1 on July 23, 2015 (the “July Prospectus”) (unless an Early Separation occurs due to a Trading Separation Trigger or Delisting Trigger). The shares of Series A Convertible Preferred Stock and the Series A Warrants will automatically separate six months after the date of the July Prospectus. However, the shares of Series A Convertible Preferred Stock and the Series A Warrants will separate prior to the expiration of the six-month period at any time after 30 days from the date of the July Prospectus if  (i) there is a Trading Separation Trigger, (ii) there is a Cash Warrant Exercise Trigger, which means the Series A Warrants are exercised for cash (in which case the separation will occur solely with respect to the Units that included the exercised Series A Warrants) or (iii) there is a Delisting Trigger. The Units will become separable: (i) 15 days after the Trading Separation Trigger date, (ii) immediately after the Cash Warrant Exercise Trigger (solely with respect to the Units that included the exercised Series A Warrants) or (iii) immediately upon a Delisting Trigger. In the event of a Trading Separation Trigger or a Delisting Trigger, the Preferred Stock

will be convertible into common stock immediately upon Early Separation. In the event of a Cash Warrant Exercise Trigger, the Preferred Stock will not be convertible until six-months after the date of the July Prospectus (unless an Early Separation occurs due to a Trading Separation Trigger or Delisting Trigger).
The Series A Convertible Preferred Stock will not be convertible by the holder of such preferred stock to the extent (and only to the extent) that the holder or any of its Affiliates would beneficially own in excess of 4.99% of the common stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rule and regulations promulgated thereunder.
Pursuant to the Certificate of Designation for the Series A Convertible Preferred Stock, if the Company or any of its subsidiaries enter into a “Fundamental Transaction”, each share of Series A Convertible Preferred Stock shall be automatically converted into shares of common stock of the Company, subject to the beneficial ownership limitation discussed in the previous paragraph. A “Fundamental Transaction” includes, but is not limited to, (1) a consolidation, merger stock or share purchase or other business combination in which the stockholders of the Company immediately prior to such consolidation or merger hold less than 50% of the outstanding voting stock after such consolidation or merger, (2) sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its respective properties or assets, or (3) allowing any person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding voting stock of the Company, or any person or group becomes a beneficial owner of 50% of the aggregate ordinary voting power represented by the issued and outstanding voting stock of the corporation.
The Series A Convertible Preferred Stock has no voting rights, except that the holders of 100% of the Series A Convertible Preferred Stock will be able to effect or validate any amendment, alteration or repeal of any of the provisions of the Certificate of Designation that materially and adversely affects the powers, preferences or special rights of the Series A Convertible Preferred Stock, whether by merger or consolidation or otherwise; provided, however, that in the event of an amendment to the terms of the Series A Convertible Preferred Stock, including by merger or consolidation, so long as the Series A Convertible Preferred Stock remains outstanding with the terms thereof materially unchanged, or the Series A Convertible Preferred Stock is converted into, preference securities of the surviving entity, or its ultimate parent, with such powers, preferences or special rights, taken as a whole, not materially less favorable to the holders of the Series A Convertible Preferred Stock than the powers, preferences or special rights of the Series A Convertible Preferred Stock, taken as a whole, the occurrence of such event will not be deemed to materially and adversely affect such powers, preferences or special rights of the Series A Convertible Preferred Stock, and in such case such holders shall not have any voting rights with respect to the occurrence of such events. An amendment to the terms of the Series A Convertible Preferred Stock only requires the vote of the holders of Series A Convertible Preferred Stock.
With respect to payment of dividends and distribution of assets upon liquidation or dissolution or winding up of the Company, the Series A Preferred Stock shall rank equal to the common stock of the Company. No sinking fund has been established for the retirement or redemption of the Convertible Preferred Stock. As such, the Series A Convertible Preferred Stock is not subject to any restriction on the repurchase or redemption of shares by the Company due to an arrearage in the payment of dividends or sinking fund installments.
The Series A Convertible Preferred Stock also has no liquidation rights or preemption rights, and there are no special classifications of our Board related to the Series A Convertible Preferred Stock.
Series A Warrants Included in the Units
We issued, as part of the Units, Series A Warrants to purchase shares of our common stock. The Series A Warrants will separate from the preferred stock and be exercisable upon the separation of the Units, provided that the Series A Warrants may be exercised for cash at any time after 30 days from the date of the July Prospectus, which exercise shall cause a Cash Warrant Exercise Trigger. The Series A Warrants will terminate on July 23, 2020 and have an exercise price of  $1.24 per share. The exercise price and number of shares of common stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our common stock and the exercise price.

Cashless Exercise Provision.   Holders may exercise Series A Warrants by paying the exercise price in cash or, in lieu of payment of the exercise price in cash by electing to receive a cash payment from us (subject to certain conditions not being met by the Company) equal to the Black Scholes Value (as defined below) of the number of shares the holder elects to exercise, which we refer to as the Black Scholes Payment; provided, that we have discretion as to whether to deliver the Black Scholes Payment or, subject to meeting certain conditions, to deliver a number of shares of our common stock determined according to the following formula, referred to as the Cashless Exercise.
Total Shares = (A x B) / C
Where:
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Total Shares is the number of shares of common stock to be issued upon a Cashless Exercise

•
A is the total number of shares with respect to which the Series A Warrant is then being exercised.

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B is the Black Scholes Value (as defined below).

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C is the closing bid price of our common stock as of two trading days prior to the time of such exercise.

As defined in the Series A Warrants, “Black Scholes Value” means the Black Scholes value of an option for one share of our common stock at the date of the applicable Black Scholes Payment or Cashless Exercise, as such Black Scholes value is determined, calculated using the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg utilizing (i) an underlying price per share equal to the closing bid price of the common stock as of the date of this prospectus, (ii) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the Series A Warrant as of the applicable Black Scholes Payment or Cashless Exercise, (iii) a strike price equal to the exercise price in effect at the time of the applicable Black Scholes Payment or Cashless Exercise, (iv) an expected volatility equal to 135% and (v) a remaining term of such option equal to five years (regardless of the actual remaining term of the Series A Warrant).
The shares of common stock issuable on exercise or exchange of the Series A Warrants will be duly and validly authorized and will be, when issued, delivered and paid for in accordance with the Series A Warrants, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of common stock equal to the number of shares of common stock issuable upon exercise or exchange of all outstanding Series A Warrants.
The Series A Warrants will not be exercisable or exchangeable by the holder of such warrants to the extent (and only to the extent) that the holder or any of its Affiliates would beneficially own in excess of 4.99% of the common stock of the Company. For purposes of the limitation described in this paragraph, beneficial ownership and all determinations and calculations are determined in accordance with Section 13(d) of the Exchange Act and the rule and regulations promulgated thereunder.
If, at any time a Series A Warrant is outstanding, we consummate any fundamental transaction, as described in the Series A Warrants and generally including any consolidation or merger into another corporation, or the sale of all or substantially all of our assets, or other transaction in which our common stock is converted into or exchanged for other securities or other consideration, the holder of any Series A Warrants will thereafter receive, the securities or other consideration to which a holder of the number of shares of common stock then deliverable upon the exercise or exchange of such Series A Warrants would have been entitled upon such consolidation or merger or other transaction. Notwithstanding the foregoing, in connection with a fundamental transaction, at the request of a holder of Series A Warrants, we will be required to purchase the Series A Warrant from the holder by paying to the holder cash in an amount equal to the Black Scholes Value of the Series A Warrant, as described in such Series A Warrant.
The Series A Warrants have been issued in book-entry form under a warrant agent agreement between Equity Stock Transfer as warrant agent, and us, and were initially represented by one or more book-entry certificates deposited with Equity Stock Transfer.

Warrants
As of the date of this prospectus, warrants for the issuance of 76.7 million shares of our common stock were outstanding, inclusive of Series A Warrants for the issuance of 75.2 million shares of our common stock, exercisable at a weighted average exercise price of  $1.33 per share, exercisable through various dates expiring through December 2020.
Section 203 of the Delaware General Corporation Law
We are subject to Section 203 of the Delaware General Corporation Law, or Section 203, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:
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before such date, our Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

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upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent (85%) of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by: (i) persons who are directors and also officers; and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•
on or after such date, the business combination is approved by our Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:
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any merger or consolidation involving the corporation and the interested stockholder;

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any sale, transfer, pledge or other disposition of ten percent (10%) or more of the assets of the corporation involving the interested stockholder;

•
subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

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any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

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the receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, fifteen percent (15%) or more of the outstanding voting stock of the corporation.
Bylaw Provisions
Stockholder Action by Written Consent
Our Bylaws provide for action by our stockholders without a meeting with the written consent of stockholders holding the number of shares necessary to approve such action if it were taken at a meeting of stockholders.

Special Stockholder Meetings
Under our Bylaws, the Chairman of our Board, our Chief Executive Officer and a majority of the number of total authorized directors (without regard to vacancies) may call a special meeting of stockholders. In addition, a special meeting may be called by the stockholders of the Company holding at least one-fourth of all shares entitled to vote at a meeting of stockholders. Our Bylaws establish that no business may be transacted at a special meeting otherwise than as specified in the notice of meeting provided in advance to stockholders, which must be delivered to stockholders between 10 and 60 days prior to the special meeting.
Any aspect of the foregoing, alone or together, could delay or prevent unsolicited takeovers and changes in control or changes in our management.
Listing
We list our common stock and the Units on The NASDAQ Capital Market under the trading symbols “VPCO” and “VPCOU,” respectively. The Exchange Warrants will not be listed on any trading market.
Limitation on Liability and Indemnification Matters
See the section of this prospectus entitled “Executive Compensation — Limitation on Liability and Indemnification Matters.”
Transfer agent and registrar
The transfer agent and registrar for our common stock, Units and Exchange Warrants is Equity Stock Transfer, LLC.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of certain material U.S. federal income tax consequences to holders that own and hold Units as capital assets, within the meaning of Section 1221 of the Code, and that exchange Units for Shares and Exchange Warrants pursuant to the Offer. This discussion does not address all of the tax consequences that may be relevant to a holder based on its individual circumstances and does not address tax consequences applicable to holders that may be subject to special tax rules, such as: financial institutions; insurance companies; regulated investment companies; tax-exempt organizations; dealers or traders in securities or currencies; holders that actually or constructively own 5% or more of our common stock; holders that hold Units as part of a position in a straddle or a hedging, conversion or integrated transaction for U.S. federal income tax purposes; holders that have a functional currency other than the U.S. dollar; holders that received their Units as compensation for the performance of services; or holders that are not U.S. persons (as defined for U.S. federal income tax purposes). Moreover, this summary does not address any state, local or foreign tax consequences or any U.S. federal non-income tax consequences of the exchange of Units for Shares and Exchange Warrants pursuant to the Offer or, except as discussed herein, any tax reporting obligations of a holder. Holders should consult their tax advisors as to the specific tax consequences to them of the Offer in light of their particular circumstances.
If an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes holds Units, the tax treatment of a partner or owner in the partnership or other pass-through entity will generally depend on the status of the partner or owner and the activities of the partnership or other entity. Holders owning their Units through a partnership or other pass-through entity should consult their tax advisors regarding the U.S. federal income tax consequence of exchanging Units for Shares and Exchange Warrants pursuant to the Offer.
This summary is based on the Code, applicable Treasury regulations, administrative pronouncements and judicial decisions, each as in effect on the date hereof. All of the foregoing are subject to change, possibly with retroactive effect, or differing interpretations by the Internal Revenue Service (“IRS”) or a court, which could affect the tax consequences described herein.
The discussion of the federal income tax issues contained herein is not intended or written to be used, and cannot be used by you, for the purpose of avoiding penalties that may be imposed on you under the Internal Revenue Code of 1986, as amended (the “Code”), and was written in connection with the promotion or marketing of the transaction(s) or matter(s) addressed by this communication. You should seek advice based on your particular circumstances from an independent tax advisor.
The exchange of Units for Shares pursuant to the Offer should be treated as a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Code pursuant to which (i) no gain or loss should be recognized on the exchange of Units for Shares and Exchange Warrants, (ii) a holder’s aggregate tax basis in the Shares and Exchange Warrants received in the exchange should equal the holder’s aggregate tax basis in its Units surrendered in exchange therefor allocated between the Shares and the Exchange Warrants in proportion to their relative fair market values (except to the extent of any tax basis allocated to a fractional Share for which a cash payment is received in connection with the Offer), and (iii) a holder’s holding period for the Shares and Exchange Warrants received in the exchange should include its holding period for the surrendered Units. Special tax basis and holding period rules apply to holders that acquired different blocks of Units at different prices or at different times. Holders should consult their tax advisors as to the applicability of these special rules to their particular circumstances. Any cash received in lieu of a fractional Share pursuant to the Offer should result in gain or loss to a holder equal to the difference between the cash received and the holder’s tax basis in the fractional Share.
Certain of our “significant” holders exchanging Units for Shares and Exchange Warrants pursuant to the Offer may be required to furnish certain information to the IRS, including the fair market value of the holder’s Units exchanged for Shares and Exchange Warrants pursuant to the Offer and certain tax basis information. Holders should consult their tax advisors as to the applicability of these reporting requirements to their particular circumstances.

PLAN OF DISTRIBUTION
Each broker-dealer that receives Shares and Exchange Warrants for its own account pursuant to the Exchange Offer must acknowledge that it will deliver a prospectus in connection with any resale of Shares and Exchange Warrants.
This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of Shares and Exchange Warrants received in exchange for Units if the Units were acquired as a result of market-making activities or other trading activities.
We have agreed to make this prospectus, as amended or supplemented, available to any broker-dealer to use in connection with any such resale for a period of at least 180 days after the expiration date. In addition, until (90 days after the date of this prospectus), all broker-dealers effecting transactions in the Shares and Exchange Warrants may be required to deliver a prospectus.
We will not receive any proceeds from any sale of new Shares or Exchange Warrants by broker-dealers. Shares and Exchange Warrants received by broker-dealers for their own account pursuant to the Exchange Offer may be sold from time to time in one or more transactions:
•
in the over-the-counter market;

•
in negotiated transactions; or

•
through the writing of options on the new Shares and Exchange Warrants or a combination of such methods of resale.

These resales may be made:
•
at market prices prevailing at the time of resale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

Any such resale may be made directly to purchasers or to or through brokers or dealers. Brokers or dealers may receive compensation in the form of commissions or concessions from any such broker-dealer or the purchasers of any such Shares and Exchange Warrants. An “underwriter” within the meaning of the Securities Act includes:
•
any broker-dealer that resells Shares or Exchange Warrants that were received by it for its own account pursuant to the Exchange Offer; or

•
any broker or dealer that participates in a distribution of such Shares or Exchange Warrants.

Any profit on any resale of Shares or Exchange Warrants and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.
For a period of not less than 180 days after the expiration of the Exchange Offer we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests those documents in the letter of transmittal. We have agreed to pay all expenses incident to performance of our obligations in connection with the Exchange Offer, other than commissions or concessions of any brokers or dealers. We will indemnify the holders of the Shares and Exchange Warrants (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act, and will contribute to payments that they may be required to make in request thereof.

LEGAL MATTERS
Certain legal matters relating to the validity of the Shares and Exchange Warrants offered hereby will be passed upon for us by Cozen O’Connor, Professional Corporation, Southeast Financial Center, 200 South Biscayne Blvd., Miami FL 33131.
EXPERTS
The consolidated financial statements included in this prospectus have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report, which includes an explanatory paragraph as to the Company’s ability to continue as a going concern appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
We have filed a tender offer statement on Schedule TO with the SEC, under the Exchange Act with regard to the Exchange Offer described in this prospectus. The tender offer statement, including the attached exhibits, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the tender offer statement from this prospectus.
We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the Public Reference Room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.vapor-corp.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

VAPOR CORP.
CONDENSED CONSOLIDATED BALANCE SHEETS
	September 30, 2015	December 31, 2014
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$30,570,113	$471,194
Due from merchant credit card processor, net of reserve for chargebacks	111,864	111,968
Accounts receivable, net allowance of $66,222 and $369,731, respectively	273,659	239,652
Inventories	1,867,377	2,048,883
Prepaid expenses and vendor deposits	607,886	664,103
Loans receivable, net	—	467,095
Deferred financing costs, net	—	122,209
TOTAL CURRENT ASSETS	33,430,899	4,125,104
Property and equipment, net of accumulated depreciation of $166,553 and $84,314, respectively	440,660	712,019
Intangible assets, net of accumulated amortization of $155,237 and $0, respectively	1,945,363	—
Goodwill	16,246,477	—
Other assets	169,375	91,360
TOTAL ASSETS	$52,232,774	$4,928,483
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,056,990	$1,920,135
Accrued expenses	2,391,095	975,112
Senior convertible notes payable – related parties, net of debt discount of $0 and $1,093,750, respectively	—	156,250
Current portion of capital lease	52,595	52,015
Term loan	—	750,000
Customer deposits	66,015	140,626
Income taxes payable	3,092	3,092
Derivative liabilities	35,905,972	—
TOTAL CURRENT LIABILITIES	40,475,759	3,997,230
Capital lease, net of current portion	85,102	119,443
TOTAL LIABILITIES	40,560,861	4,116,673
COMMITMENTS AND CONTINGENCIES (SEE NOTE 8)
STOCKHOLDERS’ EQUITY
Series A convertible preferred stock, $.0001 par value, 1,000,000 shares authorized, 940,000 and 0 shares issued and outstanding, respectively	940	—
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued	—	—
Common stock, $.001 par value, 500,000,000 and 50,000,000 shares authorized, respectively, 8,455,505 and 3,352,382 shares issued and outstanding, respectively	8,456	3,352
Additional paid-in capital	(14,351)	16,040,361
Retained earnings (accumulated deficit)	11,676,868	(15,231,903)
TOTAL STOCKHOLDERS’ EQUITY	11,671,913	811,810
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$52,232,774	$4,928,483

See notes to unaudited condensed consolidated financial statements

VAPOR CORP.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
	For the Three Months Ended September 30,		For The Nine Months Ended September 30,
	2015	2014	2015	2014
SALES, NET:
Wholesale and online sales, net	$1,894,822	$2,673,926	$4,872,553	$13,547,792
Retail sales, net	984,323	—	2,486,516	—
Total Sales	2,879,145	2,673,926	7,359,069	13,547,792
Cost of sales wholesale and online	1,517,327	2,026,422	4,215,138	10,400,944
Cost of sales retail	343,528	—	948,432	—
GROSS PROFIT	1,018,290	647,504	2,195,499	3,146,848
EXPENSES:
Advertising	101,088	671,817	273,663	1,815,450
Selling, general and administrative	3,364,475	2,626,638	9,852,329	7,838,380
Retail kiosk closing cost	430,334	—	719,972	—
Total operating expenses	3,895,897	3,298,455	10,845,964	9,653,830
Operating loss	(2,877,607)	(2,650,951)	(8,650,465)	(6,506,982)
OTHER INCOME (EXPENSES):
Costs associated with underwritten offering (see Note 7)	(5,279,003)	—	(5,279,003)	—
Amortization of debt discounts	(67,797)	—	(833,035)	—
Amortization of deferred financing costs	(32,857)	—	(144,903)	—
Loss on debt extinguishment	(1,544,044)	—	(1,544,044)	—
Non-cash change in fair value of derivatives	45,209,758	—	47,405,025	—
Stock-based expense in connection with waiver agreements	(1,757,420)	—	(3,871,309)	—
Interest income	7,183	—	8,499	—
Interest expense	(23,244)	(8,107)	(101,449)	(65,723)
Interest expense-related party	(10,212)	—	(80,545)	—
Total other income (expense)	36,502,364	(8,107)	35,559,236	(65,723)
Income (loss) before for income tax benefit	33,624,757	(2,659,058)	26,908,771	(6,572,705)
Income tax expense	—	(2,177,057)	—	(767,333)
NET INCOME (LOSS)	33,624,757	(4,836,115)	26,908,771	(7,340,038)
Deemed dividend	(38,068,021)	—	(38,068,021)	—
NET LOSS ALLOCABLE TO COMMON SHAREHOLDERS	$(4,443,264)	$(4,836,115)	$(11,159,250)	$(7,340,038)
LOSS PER SHARE – BASIC AND DILUTED	$(0.55)	$(1.47)	$(1.73)	$(2.24)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC AND DILUTED	8,050,317	3,297,812	6,457,981	3,274,452

See notes to unaudited condensed consolidated financial statements

VAPOR CORP.
CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015
(UNAUDITED)
	Series A Convertible Preferred Stock		Common Stock		Additional Paid-In Capital	Retained Earnings (Accumulated Deficit)	Total
	Shares	Amount	Shares	Amount
Balance – January 1, 2015	—	$—	3,352,382	$3,352	$16,040,361	$(15,231,903)	$811,810
Issuance of common stock in connection with the Merger (See Note 3)	—	—	2,718,307	2,718	17,025,681	—	17,028,399
Issuance of common stock and warrants in connection with private placement, net of offering costs	—	—	686,463	687	446,634	—	447,321
Reclassification of conversion option from liability to equity	—	—	—	—	13,300	—	13,300
Contribution of note and interest payable to Vaporin to capital in connection with the Merger	—	—	—	—	354,029	—	354,029
Cancellation of common stock as a result of early termination of consulting agreement	—	—	(30,000)	(30)	30	—	—
Issuance of common stock in connection with consulting services	—	—	27,500	28	142,972	—	143,000
Issuance of common stock in connection with delivery of restricted stock units	—	—	292,191	292	(292)	—	—
Issuance of common stock in connection with waiver deferral agreements	—	—	647,901	648	1,327,548	—	1,328,196
Warrants issued as offering costs in connection with convertible note payable	—	—	—	—	87,779	—	87,779
Issuance of 760,761 common stock in connection with waiver agreement	—	—	760,761	761	592,633	—	593,394
Issuance of Series A Units, Series A preferred stock and warrants in connection with underwritten offering	940,414	940	—	—	—	—	940
Issuance of unit purchase option to underwriter in connection with Series A Units, Series A preferred stock and warrants	—	—	—	—	1,552,418	—	1,552,418
Stock-based compensation expense	—	—	—	—	470,577	—	470,577
Deemed dividend on issuance of Series A Units, Series A preferred stock and warrants	—	—	—	—	(38,068,021)	—	(38,068,021)
Net Income	—	—	—	—	—	26,908,771	26,908,771
Balance – September 30, 2015	940,414	$940	8,455,505	$8,456	$(14,351)	$11,676,868	$11,671,913

See notes to unaudited condensed consolidated financial statements

VAPOR CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
	For the Nine Months Ended September 30,
	2015	2014
OPERATING ACTIVITIES:
Net income (loss)	$26,908,771	$(7,340,038)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Change in allowances	—	(130,916)
Depreciation and amortization	349,301	15,163
Loss on disposal of assets	478,729	—
Loss on debt extinguishment	1,544,044	—
Amortization of debt discounts	833,035	—
Amortization of deferred financing cost	144,903	—
Write-down of obsolete and slow moving inventory	125,855	—
Stock-based compensation expense	613,577	1,375,343
Stock-based expense in connection with waiver agreements (See Note 6)	3,871,309	—
Deferred income tax benefit	—	766,498
Non-cash change in fair value of derivative liabilities	(47,405,025)	—
Unit purchase options granted for underwriters’ expense	1,552,418	—
Changes in operating assets and liabilities:
Due from merchant credit card processors	201,245	90,080
Accounts receivable	47,249	1,109,238
Inventories	1,081,209	(813,624)
Prepaid expenses and vendor deposits	84,238	(131,070)
Other assets	(74,615)	(309,281)
Accounts payable	(386,151)	686,069
Accrued expenses	(516,642)	(86,503)
Customer deposits	(74,611)	72,934
Income taxes	—	(2,715)
NET CASH USED IN OPERATING ACTIVITIES	(10,621,161)	(4,698,822)
INVESTING ACTIVITIES:
Cash received in connection with Merger	136,468	—
Acquisition of retail stores	(454,393)	—
Loan receivable	—	(512,207)
Collection of loans receivable	467,095	—
Purchases of tradenames	(20,000)	—
Purchases of property and equipment	(194,766)	(101,071)
NET CASH USED IN INVESTING ACTIVITIES:	(65,596)	(613,278)

See notes to unaudited condensed consolidated financial statements

VAPOR CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(UNAUDITED)
	For the Nine Months Ended September 30,
	2015	2014
FINANCING ACTIVITIES:
Proceeds from private placement of common stock and warrants, net of offering costs	2,941,960	—
Costs associated with underwritten offering (see Note 7)	—	(109,104)
Proceeds from Series A Units	41,378,227	—
Payment of offering costs in connection with convertible debenture	(196,250)	—
Proceeds from issuance of convertible debenture, net of discount	1,662,500	—
Principal payment of convertible debenture	(1,750,000)	—
Principal payments on senior convertible note payable to related parties	(1,250,000)	—
Proceeds from notes payable to related party	—	1,000,000
Principal Payment of notes payable to related party	(1,000,000)	—
Principal payment of convertible note payable	(567,000)	—
Principal payments on term loan payable	(750,000)	(478,847)
Principal payments of capital lease obligations	(33,761)	—
Proceeds from loan payable from Vaporin, Inc.	350,000	—
Proceeds from exercise of stock options	—	2,500
NET CASH PROVIDED BY FINANCING ACTIVITIES	40,785,676	414,549
INCREASE (DECREASE) IN CASH	30,098,919	(4,897,551)
CASH – BEGINNING OF PERIOD	471,194	6,570,215
CASH – END OF PERIOD	$30,570,113	$1,672,664
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$251,920	$76,615
Cash paid for income taxes	$2,791	$3,550
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Deemed dividend	$38,068,021	$—
Cashless exercise of common stock purchase warrants	$—	$142
Embedded conversion feature recorded as debt discount and derivative liability	$248,359	$—
Recognition of debt discount in connection with convertible note discount	$100,800	$—
Warrants issued as offering costs	$87,779	$—
Contribution of note and interest payable to Vaporin to capital in connection with the Merger	$354,029	$—
Cancellation of common stock for early termination of consulting agreement	$30	$—
Issuance of common stock in connection with delivery of restricted stock units	$292	$—

See notes to unaudited condensed consolidated financial statements

VAPOR CORP.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(UNAUDITED)
	For the Nine Months Ended September 30,
	2015	2014
Purchase Price Allocation in connection with the Merger:
Cash	$136,468	$—
Accounts receivable	81,256	—
Merchant credit card processor receivable	201,141	—
Prepaid expense and other current assets	28,021	—
Inventory	981,558	—
Property and equipment	206,668	—
Accounts payable and accrued expenses	(779,782)	—
Derivative liabilities	(49,638)	—
Notes payable, net of debt discount of $54,623	(512,377)	—
Notes payable – related party	(1,000,000)	—
Net liabilities assumed	$(706,685)	$—
Consideration:
Value of common stock issued	$17,028,399	$—
Excess of liabilities over assets assumed	706,685	—
Total consideration	$17,735,084	—
Amount allocated to goodwill	(15,654,484)	—
Amount allocated to identifiable intangible assets	(2,080,600)	—
Remaining unallocated consideration	$—	$—
Purchase Price Allocation in connection with the retail store acquisitions:
Amount allocated to goodwill	$591,993	$—
Amount allocated to other assets	3,400	—
Amount allocated to inventory	44,000	—
Purchase price	639,393	—
Hold back obligation	(185,000)	—
Cash used in retail store acquisitions	$454,393	$—

See notes to unaudited condensed consolidated financial statements

VAPOR CORP.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)
Note 1.   ORGANIZATION, BASIS OF PRESENTATION, AND RECENT DEVELOPMENTS
Organization
Vapor Corp. (the “Company” or “Vapor”) is a distributor and retailer of vaporizers, e-liquids and electronic cigarettes. The Company operates fourteen retail stores and one retail kiosk in the Southeast of the United States of America and is focusing on expanding the number of Company operated stores as well as launching a franchise program. Vapor also designs, market, and distribute vaporizers, e-liquids, electronic cigarettes and accessories under the Vapor X®, Hookah Stix®, Vaporin™, and Krave®, brands. Vapor also designs and develops private label brands for distribution customers. Third party manufacturers produce Vapor’s products to meet their design specifications.
Vapor offers e-liquids, vaporizers, e-cigarettes and related products through our vape stores, online, retail channels through our direct sales force, and through third party wholesalers, retailers and value-added resellers. Retailers of our products include small-box discount retailers, big-box retailers, gas stations, drug stores, convenience stores, and tobacco shops throughout the United States.
Basis of Presentation
The Company’s unaudited condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for interim financial information. The condensed consolidated financial statements include the accounts of all subsidiaries in which the Company holds a controlling financial interest as of the financial statement date.
The consolidated financial statements include the accounts of Vapor and its wholly-owned subsidiaries, The Vape Store, Inc. (“Vape Store”), Smoke Anywhere U.S.A., Inc. (“Smoke”), Emagine the Vape Store, LLC (“Emagine”) and IVGI Acquisition, Inc. All intercompany accounts and transactions have been eliminated in consolidation.
On July 7, 2015, the Company filed an amendment to its Certificate of Incorporation to effectuate a one-for-five reverse stock split to its common stock and to increase its authorized common stock to 150,000,000 shares. The amendments were effective on July 8, 2015. All warrant, option, common stock shares and per share information included in these condensed consolidated financial statements gives effect to the 1 for 5 reverse split of the Company’s common stock effectuated on July 8, 2015.
On December 9, 2015, the Company filed an amendment to its Certificate of Incorporation to increase its authorized common stock to 500,000,000 shares.
Unaudited Interim Financial Information
The unaudited condensed consolidated financial statements have been prepared by the Company and reflect all normal, recurring adjustments that, in the opinion of management, are necessary for a fair presentation of the interim financial information. The results of operations for the interim periods presented are not necessarily indicative of the results to be expected for any subsequent quarter or for the year ending December 31, 2015. Certain information and footnote disclosed normally included in financial statements prepared in accordance with GAAP have been condensed or omitted under the rules and regulations of the Securities and Exchange Commission (“SEC”). These unaudited condensed consolidated financial statements for the three and nine months ended September 30, 2015 and 2014 and notes included herein should be read in conjunction with the audited consolidated financial statements and related notes thereto as of and for the year ended December 31, 2014 included in the Company’s Annual Report on Form 10-K for such year as filed with the SEC on March 31, 2015.
Merger with Vaporin, Inc.
As disclosed in Note 3 to these condensed consolidated financial statements, on December 17, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vaporin,

Inc., a Delaware corporation (“Vaporin”) pursuant to which Vaporin was to merge with and into the Company with the Company being the surviving entity. On the same date, the Company also entered into a joint venture with Vaporin (the “Joint Venture”) through the execution of an operating agreement (the “Operating Agreement”) of Emagine, pursuant to which the Company and Vaporin were 50% members of Emagine.
On March 4, 2015, the acquisition of Vaporin by the Company (the “Merger”) was completed pursuant to the terms of the Merger Agreement. In connection with the Merger, Vape Store and Emagine became wholly-owned subsidiaries of the Company.
Series A Units Offering
On July 29, 2015, the Company closed a registered public offering of 3,761,657 Units at $11.00 per Unit for gross proceeds of approximately $41.4 million and net proceeds of approximately $38.7 million. Each Unit consisted of one-fourth of a share of Series A preferred stock and 20 Series A warrants. Each one-fourth of a share of Series A preferred stock is convertible into 10 shares of common stock and each Series A warrant is exercisable into one share of common stock at an exercise price of  $1.24 per share (See Note 7).
Note 2.   SUMMARY OF CERTAIN SIGNIFICANT ACCOUNTING POLICIES
Reclassifications
Certain prior period amounts in the condensed consolidated financial statements have been reclassified to conform to the current period’s presentation. No changes to the Company’s net loss were made as a result of such reclassifications.
Liquidity
The Company reported a net loss allocable to common stockholders of  $11,159,250 for the nine months ended September 30, 2015. The Company had negative working capital of  $7,044,860 as of September 30, 2015. The Company expects to continue incurring losses before the impact of changes in fair value of derivatives for the foreseeable future and may need to raise additional capital to pursue its retail store expansion, satisfy warrant obligations, and to continue as a going concern. The Company currently anticipates that its cash and cash equivalents will be sufficient to support operations for at least twelve months from the date of this filing. Management believes that the Company has access to capital resources through possible public or private equity offerings, debt financings, or other means. However, the Company’s outstanding warrants sold as part of our July 29, 2015 public offering will separate from the Series A Units on January 23, 2016. Each warrant may be cashlessly exercised for the Black Scholes value defined in the warrant agreement. The number of shares common stock we issue in connection with the exercise of our warrants will be based on our common stock price as of the date of the exercise. The July 29, 2015 public offering underwriters required the Company to obtain stockholder approval to increase our authorized common shares to 500 million. The stockholders approved the increase in the Company’s authorized shares on October 16, 2015. If all of the warrants were exercised simultaneously at a time when the trading price of the Company’s common stock was below $0.17 per share, then the Company would not have sufficient authorized common stock to satisfy all the warrant exercises and it could be required to use cash to pay warrant holders. Since the Company cannot predict the future stock price and when the warrant holders will exercise warrants and sell the underlying common shares, the Management cannot predict if the Company will have sufficient cash resources to satisfy its obligation to the current warrant holders.
Use of estimates in the preparation of the financial statements
The preparation of condensed consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include allowances, reserves and write-downs of receivables and inventory, valuing equity securities and hybrid instruments, share-based payment arrangements, deferred taxes and related valuation allowances, and the valuation of the net assets acquired in the Merger and retail store acquisitions. Certain of our estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.
Revenue recognition
The Company recognizes revenue from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured.
Product sales and shipping revenues, net of promotional discounts, rebates, and return allowances, are recorded when the products are shipped, title passes to customers and collection is reasonably assured. Retail sales to customers are made pursuant to a sales contract that provides for transfer of both title and risk of loss upon the Company’s delivery to the carrier. Return allowances, which reduce product revenue, are estimated using historical experience. Revenue from product sales and services rendered is recorded net of sales and consumption taxes.
The Company periodically provides incentive offers to its customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases, inducement offers, such as offers for future discounts subject to a minimum current purchase, and other similar offers. Current discount offers, when accepted by the Company’s customers, are treated as a reduction to the purchase price of the related transaction, while inducement offers, when accepted by its customers, are treated as a reduction to the purchase price of the related transaction based on estimated future redemption rates. Redemption rates are estimated using the Company’s historical experience for similar inducement offers. The Company reports sales, net of current discount offers and inducement offers on its condensed consolidated statements of operations.
Accounts Receivable
Accounts receivable, net is stated at the amount the Company expects to collect. The Company provides a provision for allowances that includes returns, allowances and doubtful accounts equal to the estimated uncollectible amounts. The Company estimates its provision for allowances based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the provision for allowances will change.
At September 30, 2015 accounts receivable balances included a concentration from one customer of an amount greater than 10% of the total net accounts receivable balance ($122,046 from Customer A). As to revenues in fiscal 2015, no customer accounted for sales in excess of 10% of the net sales for the three and nine months ended September 30, 2015. At December 31, 2014 accounts receivable balances included a concentration from one customer of an amount greater than 10% of the total net accounts receivable balance ($172,684 from Customer A). As to revenues in fiscal 2014, one customers accounted for sales in excess of 10% of the net sales for the three months ended September 30, 2014, ($732,225 from Customer A) and two customers for the nine months ended September 30, 2014 ($2,187,797 from Customer A and $1,506,880, from Customer E), respectively.
Identifiable Intangible Assets and Goodwill
Identifiable intangible assets are recorded at cost, or when acquired as part of a business acquisition, at estimated fair value. Certain identifiable intangible assets are amortized over 5 and 10 years. Similar to tangible personal property and equipment, the Company periodically evaluates identifiable intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. No impairment existed at September 30, 2015.
Indefinite-lived intangible assets, such as goodwill are not amortized. The Company tests the carrying amounts of goodwill for recoverability on an annual basis at December 31st or when events or changes in circumstances indicate evidence of potential impairment exists, using a fair value based test.

As more fully disclosed in Note 3 and Note 4, the Company’s amortizable intangible assets consist of the customer relations, trade names and technology, and assembled workforce that were capitalized in connection with the completion of the Merger and retail store acquisitions. Accumulated amortization on the amortizable intangible assets amounted to $155,237 at September 30, 2015. Amortization expense for the three and nine months ended September 30, 2015 amounted to $66,530 and $155,237, respectively. The weighted-average remaining amortization period of the Company’s amortizable intangible assets is approximately 6.08 years as of September 30, 2015. The estimated future amortization of the intangible assets is as follows:
For the years ending December 31,	Amount
2015 (remaining)	$67,530
2016	270,120
2017	270,120
2018	270,120
2019	270,120
Thereafter	797,353
Total	$1,945,363

Fair value measurements
The Company applies the provisions of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” (“ASC 820”). The Company’s short term financial instruments include cash, due from merchant credit card processors, accounts receivable, accounts payable and accrued expenses, each of which approximate their fair values based upon their short term nature. The Company’s other financial instruments include notes payable obligations. The carrying value of these instruments approximate fair value, as they bear terms and conditions comparable to market, for obligations with similar terms and maturities.
ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value: Level 1 — quoted prices in active markets for identical assets or liabilities; Level 2 —  quoted prices for similar assets and liabilities in active market or inputs that are observable; and Level 3 —  inputs that are unobservable.
Stock-Based Compensation
The Company accounts for stock-based compensation under ASC Topic No. 718, “Compensation —  Stock Compensation” (“ASC 718”). These standards define a fair value based method of accounting for stock-based compensation. In accordance with ASC 718, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Black-Scholes-Merton valuation model, whereby compensation cost is the fair value of the award as determined by the valuation model at the grant date or other measurement date. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. The Company considers many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.
Derivative Instruments
The Company accounts for free-standing derivative instruments and hybrid instruments that contain embedded derivative features in accordance with ASC Topic No. 815, “Derivative Instruments and Hedging Activities,” (“ASC 815”) as well as related interpretations of this topic. In accordance with this topic, derivative instruments and hybrid instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument.
The Company estimates fair values of derivative instruments and hybrid instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For complex instruments, we utilize custom Monte Carlo simulation models. For less complex instruments, such as free-standing warrants, the Company generally uses the Binomial Lattice model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as the Binomial Lattice model or the Black-Scholes-Merton valuation model) are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s net income (loss) going forward will reflect the volatility in these estimates and assumption changes. Under ASC 815, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.
Convertible Debt Instruments
The Company accounts for convertible debt instruments when the Company has determined that the embedded conversion options should be bifurcated from their host instruments in accordance with ASC 815. The Company records discounts to convertible notes for the relative fair value of conversion options embedded in debt instruments. The Company amortizes the respective debt discount over the term of the notes, using the straight-line method, which approximates the effective interest method over a short-term period.
Recently Issued Accounting Pronouncements
In April 2015, the Financial Accounting Standards Board (“FASB”) issued ASU No. 2015-03 (ASU 2015-03), Interest — Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. This standard amends the existing guidance to require that debt issuance costs be presented in the balance sheet as a deduction from the carrying amount of the related debt liability instead of as a deferred charge. ASU 2015-03 is effective on a retrospective basis for annual and interim reporting periods beginning after December 15, 2015, earlier adoption is permitted. Additionally, in August 2015 the FASB issued guidance expanding the April 2015 update (ASU 2015-15). It states that, given the absence of authoritative guidance within the update, the SEC staff would not object to an entity deferring and presenting debt issuance costs as an asset for revolving lines of credit and subsequently amortizing the deferred debt issuance costs ratably over the term of the arrangement, regardless of whether there are any outstanding borrowings on the line of credit. This guidance is effective for financial statements issued for fiscal years beginning after December 15, 2015, and interim periods within those fiscal years, with early adoption permitted for financial statements that have not been previously issued. Full retrospective application is required. The Company is currently evaluating the impact this guidance will have on its consolidated financial statements when adopted.
In July 2015, the FASB issued Accounting Standards Update No. 2015-11, “Simplifying the Measurement of Inventory” (“ASU 2015-11”). ASU 2015-11 requires an entity to measure inventory at the lower of cost and net realizable value. Net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.

Subsequent measurement is unchanged for inventory measured using last-in, first-out (“LIFO”) or the retail inventory method. It is effective for annual reporting periods beginning after December 15, 2016. The amendments should be applied prospectively with earlier application permitted as of the beginning of an interim or annual reporting period. The Company has not yet determined the effect of the adoption of this standard and it is not expected to have a material impact on the Company’s consolidated financial position and results of operations.
In August 2014, the FASB issued ASU 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. ASU 2014-15 explicitly requires management to evaluate, at each annual or interim reporting period, whether there are conditions or events that exist which raise substantial doubt about an entity’s ability to continue as a going concern and to provide related disclosures. ASU 2014-15 is effective for annual periods ending after December 15, 2016, and annual and interim periods thereafter, with early adoption permitted. The Company is currently evaluating the impact of adopting this new standard on its financial statement disclosures.
Note 3.   MERGER WITH VAPORIN, INC
On December 17, 2014, the Company entered into the Merger Agreement with Vaporin pursuant to which Vaporin was to merge with and into the Company with Vapor being the surviving and controlling entity (as a result of the current stockholders of the Company maintaining more than 50% ownership in the Company’s outstanding shares of common stock and the current Vapor directors comprising the majority of the board). The Merger closed on March 4, 2015 and the purchase price consideration paid by the Company consisted of the following:
1.
100% of the issued and outstanding shares of Vaporin common stock (including shares of common stock issued upon conversion of Vaporin preferred stock immediately prior to the consummation of the merger in accordance with the Merger Agreement) were converted into, and became 2,718,307 shares of the Company’s common stock such that the former Vaporin stockholders collectively hold approximately 45% of the issued and outstanding shares of the Company’s common stock following consummation of the Merger. The aggregate value of these shares issued was $14,949,328, or approximately $5.50 per share, and was based on the closing price of the Company’s common stock on March 4, 2015.

2.
100% of the issued shares of Vaporin restricted stock units were converted into the right to receive 378,047 shares of the Company’s common stock. The restricted stock units became fully-vested in connection with the Merger and as a result, were included as a part of the Company’s purchase price as no further services from the holders were required to be provided to the Company. The aggregate value of these shares issued was $2,079,071, or approximately $5.50 per share, and was based on the closing price of the Company’s common stock on March 4, 2015. Based on the terms of the Merger Agreement, the Company has agreed to issue these in twelve equal monthly instalments, with the first delivery date being the date of the closing of the Merger, however, all shares of common stock to be delivered by March 15, 2016 to the extent they were not previously delivered. Of the total number of shares to be issued, the Company has issued 292,191 through September 30, 2015.

The Merger Agreement contained customary conditions that were satisfied prior to the closing of the Merger, including the requirement for the Company to receive gross proceeds from a $3.5 million equity offering (See Note 5).
The fair value of the purchase consideration issued to the sellers of Vaporin was allocated to fair value of the net tangible assets acquired, with the resulting excess allocated to separately identifiable intangibles, and the remainder recorded as goodwill. Goodwill recognized from the transactions mainly represented the expected operational synergies upon acquisition of the combined entity and intangibles not qualifying for separate recognition. Goodwill is not expected to be deductible for income tax purposes in the tax jurisdiction of the acquired business. The purchase price allocation was based, in part, on management’s knowledge of Vaporin’s business and the results of a third party appraisal commissioned by management. The fair value was based on a valuation.

Purchase Consideration
Value of consideration paid:	$17,735,084
Tangible assets acquired and liabilities assumed at fair value
Cash	$136,468
Due from merchant credit card processor	201,141
Accounts receivable	81,256
Inventories	981,558
Property and Equipment	206,668
Other Assets	28,021
Notes payable, net of debt discount of $54,623	(512,377)
Notes payable – related party	(1,000,000)
Accounts Payable and accrued expenses	(779,782)
Derivative Liabilities	(49,638)
Excess of liabilities over assets assumed	$(706,685)
Consideration:
Value of common stock issued	17,028,399
Excess of liabilities over assets assumed	706,685
Total purchase price	$17,735,084
Identifiable intangible assets
Trade names and technology	1,500,000
Customer relationships	488,274
Assembled workforce	92,326
Total Identifiable Intangible Assets	2,080,600
Goodwill	15,654,484
Total allocation to identifiable intangible assets and goodwill	$17,735,084

In addition, in connection with the Merger, an aggregate $354,029 of a note and interest payable by the Company to Vaporin was forgiven.
In connection with the Merger Agreement, the Company also issued 49,594 warrants to purchase the Company’s common stock to certain warrant holders of Vaporin as replacement for warrants issued in connection with previous Vaporin note payable issuances. In addition, the Company also issued 3,947 options to purchase common stock to certain holders of Vaporin as replacement for options issued for services. The Company determined that based on the remaining term of the warrants and options as well as the nature of the remaining services to be provided by the holders that the value of the warrants and options at the date of the Merger was not material.
The Company was unable to report the financial results of Vaporin for the period from the date the Merger closed on March 4, 2015 through September 30, 2015. The accounting and reporting operations of Vaporin were fully integrated into the Company at Merger and it is impracticable to separate. The following presents the unaudited pro-forma combined results of operations of the Company with Vaporin as if the acquisition occurred on January 1, 2014.
	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2015	2014	2015	2014
Wholesale and online revenues	$1,894,822	$3,232,557	$5,329,239	$14,708,586
Retail revenues	$984,323	$278,574	$3,146,093	$278,574
Net loss	$(4,443,264)	$(6,194,501)	$(12,566,981)	$(11,276,342)
Net loss per share	$(0.55)	$(1.39)	$(1.95)	$(2.90)
Weighted Average number of shares outstanding	8,050,317	4,451,475	6,457,981	3,882,224

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the acquisition been completed as of January 1, 2014 or to project potential operating results as of any future date or for any future periods.
In connection with the acquisition of Vaporin, the Company acquired net deferred tax assets consisting of net operating loss carryforwards offset by the difference between the book and tax basis of intangible assets acquired. At the acquisition date, this net deferred tax asset has been completely offset by a valuation allowance.
The Company’s net operating loss carryovers may be subject to limitation under Internal Revenue Code section 382 should there be a greater than 50% ownership change as determined under the regulations. The Company has not performed a detailed analysis to determine whether an ownership change under Section 382 of the Internal Revenue Code has occurred. The effect of an ownership change would be the imposition of an annual limitation on the use of net operating loss carryforwards (“NOLs”) attributable to periods before the changes. Any limitations may result in expiration of a portion of the NOL’s before utilization.
The Joint Venture
On December 17, 2014, the Company and Vaporin agreed to enter into the Joint Venture through Emagine, a Delaware limited liability company of which the Company and Vaporin are 50% members. The Operating Agreement provides that Vaporin will serve as the initial manager of Emagine and will manage the day-to-day operations of Emagine, subject to certain customary limitations on managerial actions that require the unanimous consent of the Company and Vaporin, including but not limited to making or guaranteeing loans, distributing cash or other property to the members of Emagine, entering into affiliate transactions, amending or modifying limited liability company organizational documents, and redeeming or repurchasing membership interests from any of the members. The results of operations of Emagine from January 1, 2015 through the date of the Merger were not material.
In connection with the completion of the Merger on March 4, 2015, Emagine became a wholly-owned subsidiary of the Company.
Note 4.   Retail Stores and Kiosks
Retail Stores
In the ordinary course of business the Company acquires the assets and business operations of established retail stores. The purchase prices are allocated to inventory, leasehold improvements, fixtures, security deposits, intangible assets, and goodwill. No liabilities are assumed from the seller and the Company has no obligation to retain existing employees. During the three months ended September 30, 2015, the Company acquired three stores resulting in an increase of approximately $592,000 of goodwill, $44,000 of inventory, and $3,400 of security deposits. Leasehold improvements and fixtures acquired were not considered material to these purchases. The Company holds back a portion of the seller’s purchase price for three to six months during the operational transition period (the “hold back period”). If the stores’ gross minimum revenues during the hold back period do not reach an amount agreed upon by the buyer and seller at closing, then the hold back amount due to the seller is reduced in the final settlement. The hold back amount due to sellers of  $185,000 was recorded in accrued liabilities at September 30, 2015. Commissions and ancillary store closing costs are expensed as incurred and reflected in selling general and administrative expenses.
The Company entered into retail leases for purchased retail locations and the resulting lease obligation are included in the Company’s commitments. (See Note 10) The purchase price allocations were based, on management’s knowledge of the retail businesses acquired.

Purchase Consideration
Value of aggregate net consideration paid:	$639,393
Inventory	44,000
Other Assets	3,400
Goodwill	591,993
Total allocation to tangible assets and goodwill	$639,393

Retail Kiosks
The Company opened eight mall retail kiosk for its vaping products in October and November 2014. The Company’s management decided to close the kiosks after evaluating the short-term performance of the locations and to focus expansion efforts on retail stores. During 2015 the Company closed seven of its mall kiosks, with one location scheduled to close in February 2016. In connection with the kiosk closings, for the nine months ended September 30, 2015, the Company incurred $478,729 of loss on disposal of computer equipment, fixtures, and furniture and $241,243 of exit costs for non-cancellable leases and license obligation of which $85,000 was included in accrued expenses at September 30, 2015. The Company incurred $189,091 of loss on disposal of computer equipment and furniture and $241,243 of exit costs for non-cancellable leases and license obligations for the three months ended September 30, 2015.
Note 5.   ACCRUED EXPENSES
Accrued expenses are comprised of the following:
	September 30, 2015	December 31, 2014
Commissions payable	$194,090	$179,000
Retirement plan contributions	66,931	80,000
Accrued severance	155,277	82,000
Accrued customer returns	348,620	360,000
Accrued payroll	25,193	—
Accrued prepayment penalties	187,500	—
Accrued equity – fair value	863,364	—
Accrued exit costs	85,000	—
Accrued legal	191,643	—
Accrued hold back	185,000	—
Other accrued liabilities	88,477	274,112
Total	$2,391,095	$975,112

Note 6.   NOTES PAYABLE AND RECEIVABLE
$567,000 Convertible Notes Payable
Between January 20, 2015 and January 23, 2015, Vaporin entered into a Securities Purchase Agreement with certain accredited investors providing for the sale of  $567,000 of Vaporin’s Convertible Notes (the “Vaporin Notes”) and calculated a debt discount on the date of the Merger at $54,623. The Vaporin Notes accrue interest on the outstanding principal at an annual rate of 10%. The principal and accrued interest on the Notes were due and payable between January 20, 2016 and January 23, 2016. Between July 31, 2015 and August 5, 2015, the Vaporin Notes were repaid in full, including $567,000 in principal and $29,853 interest, and the Company recorded an extinguishment loss of  $25,764. During the three and nine months ended September 30, 2015, the Company recorded $5,318 and $24,535 of interest expense. The Company amortized $8,050 and $28,859 of deferred debt discount, during the three and nine months ended September 30, 2015, respectively, both of which are included in amortization of deferred debt discount on the condensed consolidated statements of operations.

$350,000 Convertible Notes Payable
On January 29, 2015, the Company issued a $350,000 convertible promissory note (the “Note”) to Vaporin in consideration of a loan of  $350,000 made by Vaporin to the Company. The Note accrued interest on the outstanding principal at an annual rate of 12%. In connection with the completion of the Merger on March 4, 2015, the $350,000 Note along with accrued interest of  $4,029 was forgiven.
$1,000,000 Note Payable to a Related Party
On December 8, 2014, Emagine entered into a Secured Line of Credit Agreement (the “Agreement”), effective as of December 1, 2014, with one affiliated stockholder of the Company and two unaffiliated investors (the “Lenders”). Under the Agreement, the Lenders agreed to advance up to $3,000,000 in three equal tranches in exchange for secured promissory notes which mature on March 31, 2016, bear interest at 12% per annum, and are secured by a first lien on the assets of Emagine. The Company drew on a first tranche of funding under the Agreement on December 1, 2014.
The funds were used to purchase and/or open Vape Stores similar to those operated by the Company. In connection with the completion of the Merger on March 4, 2015, Emagine became a wholly-owned subsidiary of the Company, and the debt was assumed by the Company. On August 3, 2015, the Secured Line of Credit Agreement was repaid in full, including $1,000,000 in principal and $80,548 interest. During the three and nine months ended September 30, 2015, the Company recorded $10,215 and $60,285 of interest expense, respectively.
$1,250,000 Senior Convertible Notes Payable to Related Parties
On November 14, 2014, the Company entered into securities purchase agreements with certain accredited investors who are also stockholders of Vaporin providing for the sale of  $1,250,000 in aggregate principal amount of the Company’s senior convertible notes (the “$1,250,000 Senior Convertible Notes”) and common stock purchase warrants to purchase up to an aggregate of 227,273 shares of the Company’s common stock, $0.001 par value per share with an exercise price of  $10.00 per share. The $1,250,000 Senior Convertible Notes accrue interest on the outstanding principal at an annual rate of 7% per annum. The principal and accrued interest on the Notes were due and payable on November 14, 2015, the maturity date of the Notes. Between July 31, 2015 and August 3, 2015, the $1,250,000 Senior Convertible Notes were repaid in full, including $1,250,000 in principal and $62,549 of interest, and the Company recorded an extinguishment loss of  $592,820. During the three and nine months ended September 30, 2015, the Company amortized $11,638 and $81,473 of deferred financing costs associated with the $1,250,000 Senior Convertible Notes. During the three and nine months ended September 30, 2015, the Company recorded $195,391 and $230,891 of interest expense (inclusive of prepayment premiums) and amortized $104,167 and $729,167 of deferred debt discount, respectively, both of which are included in amortization of debt discounts on the condensed consolidated statements of operations.
$467,095 Notes Receivable
On January 12, 2015, the Company entered into an agreement with International Vapor Group, Inc. (“IVG”) whereby the Company agreed to reduce the $500,000 principal amount of the loan receivable by $50,000 if IVG were to remit payment of all principal and interest accrued on the loan receivable within one day. The Company included the write-down of the loan receivable in selling, general and administrative expenses on the consolidated statement of operations for the year ended December 31, 2014. On January 13, 2015, IVG repaid the Company in full.
$1,750,000 Convertible Debenture
On June 25, 2015, the Company received gross proceeds of  $1,662,500 in connection with entering into a Securities Purchase Agreement, dated as of June 22, 2015, with certain purchasers in exchange for the issuance of convertible notes with a face value of  $1,750,000 (the “Debentures”). The $87,500 (or 5%) original issue discount was recorded as a debt discount by the Company on the date the Debentures were issued and $19,542 was amortized using the effective interest method over the life of the Debentures during the three and nine months ended September 30, 2015, which is included in amortization of debt discounts on the condensed consolidated statements of operations.

Principal and accrued interest on the Debentures were payable in three approximately equal installments on September 22, 2015, October 22, 2015 and December 22, 2015, at the election of the holders of the Debentures, (i) in cash for an additional 25% premium, or (ii) in common stock of the Company at a price per share of  $2.50. As lead investor under the Securities Purchase Agreement, Redwood Management, LLC received a right of first refusal to purchase up to 100% of the securities offered by the Company in future private placement offerings through December 22, 2015. The Company’s obligations under the Debentures can be accelerated in the event the Company undergoes a change in control and other customary events of default. In the event of default and acceleration of the Company’s obligations, the Company would be required to pay 130% of amounts of principal and interest then outstanding under the Debentures. The Company’s obligations under the Debentures are secured under a Security Agreement, under which Redwood Management, LLC acts as Collateral Agent, by a second lien on substantially all of the Company’s assets, including all of the Company’s interests in its consolidated subsidiaries.
Between July 31, 2015 and August 4, 2015, the Debentures were paid in full, including $1,750,000 in principal and $459,144 of interest and prepayment premiums, and the Company recorded a $923,275 extinguishment loss.
The Company incurred aggregate cash offering costs associated with the issuance of the Debentures of $196,250. Net proceeds to the Company from sale of the Debentures, after payment of commissions and legal fees of the lead investor, were $1,466,250. The Debentures mature on December 22, 2015, and accrue interest at 10% per year. For acting as placement agent in the offering of the Debentures, the Company paid Chardan Capital Management, LLC (the “Placement Agent”) a fee equal to 10% of the gross proceeds from the sale of the Debentures, and issued the Placement Agent 70,000 five-year warrants exercisable at $2.50 per share. The value of the warrants granted to the placement agent of  $87,779 was recorded as deferred financing costs on the Company’s condensed consolidated balance sheet that will be amortized over the term of the Debentures. During the three and nine months ended September 30, 2015, the Company amortized $21,222 and $63,433, respectively, of deferred financing costs associated with the Debentures.
Amounts of principal and accrued interest under the Debentures were convertible into common stock of the Company at a price per share of  $2.50. The conversion feature embedded within the Debentures was determined to be a derivative instrument as the exercise price may be lowered if the Company issues securities at a lower price in the future (see Note 8). The aggregate fair value of the embedded conversion feature was $248,359, which was recorded as a derivative liability and a debt discount on the condensed consolidated balance sheet on the date the Debentures were issued. The Company is amortizing the debt discount using the effective interest method over the life of the Debentures. During the three and nine months ended September 30, 2015, the Company recorded $455,255 and $459,144 of interest expense (inclusive of prepayment premiums) and amortized $41,393 and $55,467 of the deferred debt discount, respectively, both of which are included in interest expense on the condensed consolidated statements of operations.
Note 7.   STOCKHOLDERS’ EQUITY
Issuance of Common Stock
On February 3, 2014, the Company entered into a consulting agreement (the “Consulting Agreement”) with Knight Global Services, LLC (“Knight Global”) pursuant to which the Company retained Knight Global to assist the Company with increasing awareness of its electronic cigarette brands as well as assisting the Company to expand and diversify its relationships with large retailers and national chains. Knight Global is a wholly owned subsidiary of Knight Global, LLC of which Ryan Kavanaugh is an investor and principal. Effective March 5, 2014, the Board of Directors of the Company elected Mr. Kavanaugh as a member of the Board of Directors in accordance with the Consulting Agreement. Knight Global serves as the family office for Mr. Kavanaugh.
Under the terms of the Consulting Agreement, the Company issued to Mr. Kavanaugh 80,000 shares of its common stock, of which 10,000 shares vested immediately while the remaining 70,000 shares vest in installments of 10,000 shares per quarterly period beginning on the 90th day following February 3, 2014 and each ensuing quarterly period thereafter so long as the Consulting Agreement has not been terminated and during each quarterly period Knight Global has presented the Company with a minimum of six (6) bona fide opportunities for activities specified in the Consulting Agreement that are intended to increase awareness of the Company’s electronic cigarettes. In addition, during the term of the Consulting Agreement, which is 2 years, and during an 18-month post-termination period, the Company has agreed to pay Knight Global commissions payable in cash equal to 6% of  “net sales” (as defined in the Consulting Agreement) of its products to retailers introduced by Knight Global and to retailers with which the Company has existing relationships and with which Knight Global is able, based on its verifiable efforts, to increase net sales of the Company’s products.
The grant date fair value of the common shares issued on February 3, 2014 was $3,080,000 based on closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, on February 3, 2014. On January 24, 2015, the Company and Knight Global mutually agreed to terminate the Consulting Agreement as it was in the best interests of both parties to do so. As a result of such termination, the Company issued 10,000 shares of its common stock to Knight Global pursuant to the early termination provisions of the Consulting Agreement. The Company cancelled 30,000 shares that were not vested that had been previously issued to Mr. Kavanaugh. In addition, on January 24, 2015, the Company received notice from Ryan Kavanaugh, a director of the Company that he had resigned from the Company’s board of directors, effective immediately.
During the three months ended September 30, 2015 and 2014, the Company recognized stock-based compensation expense, for the Consulting Agreement, in the amount of  $0 and $336,875, respectively, and during the nine months ended September 30, 2015 and 2014, the Company recognized stock-based compensation expense in the amount of  $322,067, and $1,266,058 respectively, which is included as part of selling, general and administrative expense in the accompanying condensed consolidated statements of operations.
Compensatory Common Stock Summary
During the three and nine months ended September 30, 2015, the Company recognized $156,000 and $299,000 of stock-based compensation associated with other common stock awards (exclusive of Knight Global).
A summary of compensatory common stock activity during the nine months ended September 30, 2015 is presented below:
	Number of Shares	Weighted Average Issuance Date Fair Value Per Share	Total Issuance Date Fair Value
Non-vested, December 31, 2014	50,000	$6.44	$322,067
Granted	465,545	5.24	2,439,736
Vested	(485,545)	5.38	(2,605,803)
Forfeited	—	—	—
Non-vested, September 30, 2015	30,000	$5.23	$156,000

Private Placement of Common Stock
In connection with the Merger, on March 3, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors providing for the sale 686,463 shares of the Company’s Common Stock, par value $0.001 per share, at a price of  $5.10 per share, for aggregate gross proceeds of  $3,500,960. The Company also issued five-year Warrants to purchasers of the shares to acquire an aggregate of 549,169 shares of the Company’s Common Stock with an exercise price of $6.40 per share. The Warrants were deemed to be derivative liabilities due to a potential cash settlement provision which is not in the Company’s control and as a result, the issuance date fair value of  $2,494,639 was recorded as a derivative liability. The shares and Warrants were issued and sold through an exempt private securities offering to certain accredited investors. The Company incurred aggregate offering costs of $559,000 in connection with the private placement, of which $350,000 was paid to Palladium Capital Advisors, the Company’s placement agent.

Under the Purchase Agreement, the Company made certain customary representations and warranties to the purchasers concerning the Company and its operations. The Company also agreed to register the Common Stock and the Warrants for resale pursuant to an effective registration statement which must be filed within 45 days of March 3, 2015 and must be effective by the later of  (i) the 90th day following March 3, 2015 (if no SEC review) or (ii) the 120th day following March 3, 2015 (if subject to SEC review). If the Form S-3 Registration Statement is not effective for resales for more than 10 consecutive days or more than 15 days in any 12 month period during the registration period (i.e., the earlier of the date on which the shares have been sold or are eligible for sale under SEC Rule 144 without restriction), the Company is required to pay the investors (other than its participating officers and directors) liquidated damages in cash equal to 1.5% of the aggregate purchase price paid by the investors for the shares for every 30 days or portion thereof until the default is cured. Such cash payments could be as much as $52,500 for every 30 days. The initial Form S-3 was filed on April 17, 2015 and was declared effective by the SEC on June 5, 2015.
Shares Issued in Connection with Waiver Agreements
On June 19, 2015, the Company entered into agreements (the “Waivers”), with certain investors in each of its private placement offerings under the Securities Purchase Agreement dated March 3, 2015 (the “2015 Agreement”) and the Securities Purchase Agreement dated November 14, 2014 (the “2014 Agreement,” and with the 2015 Agreement, the “Agreements”). Under the terms of the Waivers, the signatories thereto (the “Prior Investors”) agreed to amend the Agreements and waive or modify certain terms thereunder, including certain restrictions on the completion of subsequent securities offerings by the Company. In exchange, the Company agreed to issue the Prior Investors a total of 647,901 shares of common stock (including 142,000 shares issued to the lead investor under each of the Agreements in its capacity as lead investor) and 595,685 five-year warrants exercisable at $2.525 per share. The grant date fair value of the common stock and warrants issued with the Waivers was $1,328,196 and $1,086,353, respectively, and was recorded in other expenses on the condensed consolidated statement of operations for the nine months ended September 30, 2015.
The warrants issued in connection with the Waivers were determined to be derivative instruments because (a) their exercise prices may be lowered if the Company issues securities at a lower price in the future; and (b) there is a potential cash settlement provision which is not in the Company’s control (see Note 8). The aggregate fair value of the warrants was $1,086,353 and was recorded as a derivative liability on the condensed consolidated balance sheet on the date the warrants were issued.
In the event that, prior to November 14, 2015, the Company issued shares of common stock, or securities convertible into common stock, at an effective price per share of less than $2.70, the Prior Investors were entitled to the issuance of additional shares (the “Additional Shares”), the exact amount of which depended on the effective price per share of such subsequent issuance. The Company could not issue any Additional Shares of common stock requiring stockholder approval under the Rules of the Nasdaq Stock Market without receipt of such approval.
Subsequently the Company issued shares of common stock in connection with a registered public offering on July 29, 2015. This effectively triggered the need to issue Additional Shares that have been calculated by the Company as 2,559,437 common shares. Pursuant to the Rules of the Nasdaq Stock Market, the Company needed to seek stockholder approval before issuing 1,798,676 of these shares and such approval was obtained on October 16, 2015. On July 29, 2015, the trigger date value of the full issuance obligation of  $2,559,437 was recorded as accrued expense and stock-based expense on the condensed consolidated statement of operations. On August 18, 2015, the Company issued 760,761 shares of common stock and recorded a gain of  $167,367 when the accrual was trued up to the issuance date fair value of  $593,394. On September 30, 2015, the Company recorded a gain of  $935,312 when the accrual associated with the obligation to issue the remaining 1,798,676 shares of common stock was trued up to the reporting date fair value of  $863,364. The charges and credits associated with the Additional Shares were recorded in accrued expenses on the condensed consolidated statement of operations for the nine months ended September 30, 2015.

Series A Unit Public Offering
On July 29, 2015, the Company closed a public offering of 3,761,657 Units at $11.00 per Unit for gross proceeds of approximately $41.4 million and net proceeds of approximately $38.7 million. Each Unit consists of one-fourth of a share of Series A preferred stock and 20 Series A warrants. Each one-fourth of a share of Series A preferred stock will be convertible into 10 shares of common stock and each Series A warrant will be exercisable into one share of common stock at an exercise price of  $1.24 per share.
The Units will automatically separate into the Series A preferred stock and Series A warrants on January 23, 2016 and become convertible and exercisable, respectively, provided that the Units will separate earlier if at any time after August 24, 2015, the closing price of Vapor’s common stock is greater than $2.48 per share for 10 consecutive trading days, the Units are delisted, or the Series A warrants are exercised for cash.
The Series A preferred stock (a) ranks equal to the common stock on an as converted basis with regard to the payment of dividends or upon liquidation; (b) automatically converts into 40 shares of common stock upon the consummation of a Fundamental Transaction, as defined; (c) has no voting rights, except related to the amendment of the terms of the Series A preferred stock; and (d) has conversion limits whereby the holder may not beneficially own in excess of 4.99% of the common stock.
The Series A warrants were determined to be derivative liabilities because there is a potential cash settlement provision which isn’t under the Company’s control (see Note 8). Utilizing a Monte Carlo valuation method, the issuance date value of the warrant liabilities was calculated to be $79.4 million. Because the value of the warrant liabilities exceeded the gross proceeds from the public offering, the Company recorded a $38.1 million deemed dividend on the preferred stock. Each warrant may be cashlessly exercised for the Black Scholes value defined in the warrant agreement. The number of shares common stock the Company will issue in connection with the exercise of our warrants will be based on the common stock price as of the date of the exercise. The Company’s stockholders approved an increase to 500 million authorized common share on October 16, 2015. If all of the warrants were exercised simultaneously when the Company’s common stock traded below a certain price per share the Company may not have sufficient authorized common stock and could be required to use cash to pay warrant holders.
In connection with the closing of this offering, the Company incurred $4,779,003 of issuance costs, including cash underwriting fees of  $2,722,687, other cash costs of approximately $503,898 and the issuance date value of  $1,552,418 (utilizing the Black-Scholes-Merton valuation model) of the underwriter’s Series A unit purchase option, which gives the underwriter the option to purchase 188,083 units (5% of those sold in the public offering) at an exercise price of  $13.75 per unit until the five-year anniversary of the closing of the public offering. All of the issuance costs were allocated to the Series A warrant liabilities because no carrying value was attributed to the Series A preferred stock and, as a result, the issuance costs were expensed immediately.
In connection with the closing of this offering, on August 3, 2015, the Company paid Chardan Capital Markets, LLC (“Chardan”) $500,000 in satisfaction of an agreement between Chardan and the Company pursuant to which Chardan waived certain rights to participate in the public offering that were granted to Chardan under its previous agreements with the Company. The $500,000 cost was recorded in other expenses on the condensed consolidated statement of operations for the nine months ended September 30, 2015.

Warrants
A summary of warrant activity for the nine months ended September 30, 2015 is presented below:
	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Term (Yrs.)	Aggregate Intrinsic Value
Outstanding at January 1, 2015	243,218	$10.06
Warrants granted	76,447,995	1.29
Warrants exercised	—	—
Warrants assumed in Merger	49,594	26.22
Warrants forfeited or expired	—	—
Outstanding at September 30, 2015	76,740,807	$1.33	4.8	$—
Exercisable at September 30, 2015	76,740,807	$1.33	4.8	$—

The following table presents additional information related to warrants as of September 30, 2015:
	Warrants Outstanding		Warrants Exercisable
Range of Exercise Price	Weighted Average Exercise Price	Outstanding Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Life In Years	Exercisable Number of Warrants
$1.00 – $1.99	$1.24	75,251,835	$1.24	4.8	75,251,835
$2.00 – $4.99	2.52	677,733	2.52	4.7	677,733
$5.00 – $6.99	6.40	551,305	6.40	4.4	551,305
$7.00 – $16.99	10.05	240,265	10.05	4.1	240,265
$17.00 – $66.20	64.52	19,669	64.52	2.1	19,669
		76,740,807		4.8	76,740,807

Stock-based Compensation
Stock Option Plans
On July 7, 2015, the stockholders approved the 2015 Equity Incentive Plan (the “2015 Plan”), providing for the issuance of up to 1,000,000 shares of common stock. The 2015 Plan is a broad-based plan and awards granted may be restricted stock, restricted stock units, options and stock appreciation rights. The 2015 Plan had 1,000,000 shares of common stock available for grant September 30, 2015.
Options outstanding at September 30, 2015 under the 2009 Equity Incentive plans are as follows:
Plan	Total Number of Options Outstanding under Plans
Non Plan Grants – Equity compensation not approved by security holders(1)	180,000
2009 Equity Incentive Plan	39,206
219,206

(1)
Represents options granted in October 2009, all of which expired subsequently on October 1, 2015.

A summary of activity under the 2009 Equity Incentive Plan and Non Plan Grants at September 30, 2015 and changes during the nine months ended September 30, 2015:
	Number of Options	Weighted Average Exercise Price	Weighted-Average Remaining Term (Yrs.)	Aggregate Intrinsic Value
Outstanding at January 1, 2015	268,860	$3.64	—	$—
Options granted	3,946	5.61	—	—
Options exercised	—	—	—	—
Options forfeited or expired	(53,600)	6.83	—	—
Outstanding at September 30, 2015	219,206	$2.22	1.1	$—
Exercisable at September 30, 2015	210,853	$2.20	0.9	$—
Available for grant at September 30, 2015	311,134

The following table presents additional information related to options as of September 30, 2015:
	Options Outstanding		Options Exercisable
Range of Exercise Price	Weighted Average Exercise Price	Outstanding Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Life In Years	Exercisable Number of Options
$1.00 – $1.50	$1.06	21,540	$1.06	6.5	17,480
$1.51 – $1.99	1.58	8,440	1.58	5.6	8,106
$2.00 – $5.99	2.31	187,356	2.31	0.1	183,397
$6.00 – $9.63	9.63	1,870	9.63	2.0	1,870
		219,206		0.9	210,853

During the three months ended September 30, 2015 and 2014, the Company recognized stock-based compensation of an $80,688 credit, for the recovery of stock-based charges for forfeited stock options and a $54,360 charge, respectively, in connection with the amortization of stock option expense. During the nine months ended September 30, 2015 and 2014, the Company recognized stock-based compensation of a $7,491 credit, for the recovery of stock-based charges for forfeited stock options and a $109,286 charge, respectively, in connection with the amortization of stock option expense. Stock-based compensation expense is included as part of selling, general and administrative expense in the accompanying condensed consolidated statements of operations. No employee stock options were granted during the first nine months of 2015, with the exception of the 3,947 options granted in connection with the Merger, for which the grant date fair value was determined to be immaterial.
At September 30, 2015 the amount of unamortized stock-based compensation expense on unvested stock options granted to employees, directors and consultants was $43,121 and will be amortized over 1.4 years.
Loss per share
Basic loss per share is computed by dividing the net loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options (using the treasury stock method) and the exercise of the Company’s warrants (using the if-converted method). Diluted loss per share excludes the potential common shares, as their effect is antidilutive. The following table summarizes the Company’s securities that have been excluded from the calculation of basic and dilutive loss per share as there effect would be anti-dilutive:

	September 30,
	2015	2014
Restricted stock units	30,000	250,000
Stock options	219,206	1,352,800
Warrants	76,740,807	22,910
Total	76,990,013	1,625,710

Note 8.   FAIR VALUE MEASUREMENTS
The fair value framework under the Financial Accounting Standards Board’s guidance requires the categorization of assets and liabilities into three levels based upon the assumptions used to measure the assets or liabilities. Level 1 provides the most reliable measure of fair value, whereas Level 3, if applicable, would generally require significant management judgment. The three levels for categorizing assets and liabilities under the fair value measurement requirements are as follows:
•
Level 1: Fair value measurement of the asset or liability using observable inputs such as quoted prices in active markets for identical assets or liabilities;

•
Level 2: Fair value measurement of the asset or liability using inputs other than quoted prices that are observable for the applicable asset or liability, either directly or indirectly, such as quoted prices for similar (as opposed to identical) assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active; and

•
Level 3: Fair value measurement of the asset or liability using unobservable inputs that reflect the Company’s own assumptions regarding the applicable asset or liability.

The following table summarizes the liabilities measured at fair value on a recurring basis as of September 30, 2015:
	Level 1	Level 2	Level 3	Total
LIABILITIES:
Accrued equity	$863,364	$—	$—	$863,364
Warrant liabilities	—	—	35,905,972	35,905,972
Total derivative liabilities	$863,364	$—	$35,905,972	$36,769,336

The following table summarizes the liabilities measured at fair value on a recurring basis as of December 31, 2014:
	Level 1	Level 2	Level 3	Total
LIABILITIES:
Warrant liabilities	$—	$—	$—	$—
Total derivative liabilities	$—	$—	$—	$—

Level 1
Accrued equity represents the Company’s obligation to issue shares to certain investors under waivers. (See Note 7)
Level 3 Valuation Techniques
Level 3 financial liabilities consist of the derivative liabilities for which there is no current market for these securities such that the determination of fair value requires significant judgment or estimation and the use of at least one significant unobservable input. The development and determination of the unobservable inputs for Level 3 fair value measurements and fair value calculations are the responsibility of the

Company’s accounting and finance department and are approved by the Chief Financial Officer. Changes in fair value measurements categorized within Level 3 of the fair value hierarchy are analyzed each period based on changes in estimates or assumptions and recorded as appropriate.
The Company deems financial instruments to be derivative instruments if they (a) do not have fixed settlement provisions; or (b) have potential cash settlement provisions which are not within the Company’s control. The embedded conversion feature within the Debentures (see Note 6) and the common stock purchase warrants (a) reissued by the Company in connection with the Merger; (b) issued in connection with the March 3, 2015 financing (see Note 7); (c) granted in connection with the Waivers (see Note 7); and (d) issued in connection with the underwritten offering (see Note 7); have all been deemed to be derivative liabilities. In accordance with FASB ASC Topic No. 815-40, “Derivatives and Hedging — Contracts in an Entity’s Own Stock”, the embedded conversion options and the warrants were accounted for as derivative liabilities at the date of issuance and adjusted to fair value through earnings at each reporting date. In accordance with ASC 815, the Company has bifurcated the conversion feature of the convertible Debentures and warrant derivative instruments and recorded derivative liabilities on their issuance date. The Company used a Monte Carlo model and a Binomial Lattice model to value the derivative liabilities. These derivative liabilities are then revalued on each reporting date.
The Company’s derivative liabilities are carried at fair value and were classified as Level 3 in the fair value hierarchy due to the use of unobservable inputs.
The following tables summarizes the values of certain assumptions used by the Company’s custom models to estimate the fair value of the embedded conversion options and warrant liabilities during the nine months ended September 30, 2015:
	2015
	July 31,	July 29,	June 25,	March 3,
Stock price	$0.87	$1.00	$1.70	$5.50
Strike price	$2.50	$1.24	$2.53	$6.40
Remaining term (years)	0.40	5.00	5.00	5.00
Volatility	107%	107%	108%	115%
Risk-free rate	0.12%	1.62%	1.70%	1.61%
Dividend yield	0.0%	0.0%	0.0%	0.0%
	2015
	September 30,	June 30,	March 31,
Stock price	$0.48	$1.60	$5.20
Strike price	$1.24 – $6.40	$2.53 – $6.40	$6.40
Remaining term (years)	4.42 – 4.83	4.68 – 4.99	4.93
Volatility	110%	108%	124%
Risk-free rate	1.37%	1.63%	1.37%
Dividend yield	0.0%	0.0%	0.0%
The following table sets forth a summary of the changes in the fair value of our Level 3 financial liabilities that are measured at fair value on a recurring basis:
	For the three months ended September 30, 2015	For the nine months ended September 30, 2015
Beginning balance	$1,683,722	$—
Issuance of Series A warrant liabilities	79,445,308	79,445,308
Issuance of other warrant liabilities and conversion options	—	3,878,989
Warrants issued in connection with the Waivers	(13,300)	(13,300)
Change in fair value of derivative liabilities	(45,209,758)	(47,405,025)
Ending balance	$35,905,972	$35,905,972

Note 9.   COMMITMENTS AND CONTINGENCIES
Lease Commitments
The Company leases its Florida office and warehouse facilities under a twenty-four month lease agreement with an initial term through April 30, 2013 that the Company extended in March 2014 when it exercised the second of three successive one-year renewal options. The lease provides for annual rental payments of  $144,000 per annum (including 45 days of total rent abatement) during the initial twenty-four month term and annual rental payments of  $151,200, $158,760 and $174,636 during each of the three one-year renewal options. In October 2013, the Company amended the master lease to include an additional approximately 2,200 square feet for an additional annual rental payment of  $18,000 subject to the same renewal options and other terms and conditions set forth in the master lease.
During the year ended December 31, 2014, the Company entered into nine (9) real estate leases for eight (8) new retail kiosks and one (1) new retail store. The kiosks opened during the fourth quarter of 2014 and the store is scheduled to open during 2015. The kiosks are located in malls in Florida, Maryland, New Jersey and Texas. The retail store is located in Ft. Lauderdale, FL. Under these leases, the initial lease terms range from one to five years, the Company is required to pay base and percentage rents and the Company is required to pay for common area and maintenance charges, taxes and utilities.
During nine months ended September 30, 2015, the Company closed the four kiosks located in Maryland and New Jersey. The Company settled the lease commitment with the landlord on all four leases with two payments of  $18,812 each for a total of  $37,624. The landlord also kept the deposits on these leases in the amount of  $18,500. These amounts were expensed for a total amount of  $56,124 during the nine months ended September 30, 2015.
During the nine months ended September 30, 2015, the Company settled the lease commitment with the landlord of the retail store located in Ft. Lauderdale, FL. with a single payment of  $45,000. The landlord also kept the deposit on this leases in the amount of  $8,309. Therefore, the Company incurred expense in the total amount of  $53,309 during the nine months ended September 30, 2015.
Through the merger which occurred on March 4, 2015 the Company acquired additional lease commitments which included one (1) Florida office space and eleven (11) retail stores. Consistent with the Company’s retail expansion, 3 additional retail store leases were acquired in the three months ended September 30, 2015.
Future minimum lease payments under non-cancelable operating leases that have initial or remaining terms in excess of one year at September 30, 2015 are due as follows:
The remaining minimum annual rents for the years ending December 31 are:
2015 (remainder)	$141,839
2016	490,503
2017	380,113
2018	60,251
2019	31,952
2020	18,963
Total	$1,123,621

Rent expense for the three months ended September 30, 2015 and 2014 was $109,239 and $46,841, respectively, and for the nine months ended September 30, 2015 and 2014 was $601,301 and $137,852, respectively, and is included in selling, general and administrative expenses in the accompanying condensed consolidated statement of operations.
Changes in Officers and Officer Employment Agreements
On March 27, 2015, Harlan Press notified the Company of his intention to resign from the Company, effective April 10, 2015. Mr. Press previously served as Chief Financial Officer of the Company. In connection with the Company’s previously disclosed merger with Vaporin, Inc. in March 2015, Mr. Press was appointed Vice-President of Finance of the Company. Mr. Press received severance compensation and accrued vacation in accordance with his employment agreement in the total amount of  $159,810, which is divided into equal weekly payments that end on January 29, 2016 and has been included in accrued liabilities as of September 30, 2015.
Effective September 15, 2015, Vapor Corp. the Company appointed Gina Hicks as its Chief Financial Officer. On September 10, 2015, the Board of Directors approved the decision to replace Mr. James Martin, the Company’s former Chief Financial Officer, with Ms. Hicks. In connection with her appointment, Ms. Hicks receives a base salary of  $175,000 per year. Mr. Martin received severance compensation and accrued vacation in the total amount of  $87,500, which is divided into equal weekly payments that end on March 11, 2016 and has been included in accrued liabilities as of September 30, 2015. As of September 30, 2015, $155,277 of accrued severances is included in accrued expenses on the condensed consolidated balance sheet.
On August 1, 2015, the Company entered into three-year Employment Agreements with Jeffrey Holman, the Company’s Chief Executive Officer, and Gregory Brauser, the Company’s President. Each of the Employment Agreements provide for an annual base salary of  $300,000 and a target bonus in an amount ranging from 20% to 200% of their base salaries subject to the Company meeting certain adjusted earnings before interest, taxes depreciation and amortization (“Adjusted EBITDA”) performance milestones. Adjusted EBITDA is defined in the Employment Agreements as earnings (loss) from continuing operations before interest expense, income taxes, collateral valuation adjustment, bad debt expense, one-time expenses, depreciation and amortization and amortization of stock compensation or Adjusted EBITDA defined in any filing of the Company with the SEC subsequent to the date of the Employment Agreements. Additionally, the Company approved a bonus of  $100,000 to each of Mr. Holman and Mr. Brauser. Messrs. Holman and Brauser are also entitled to receive severance payments, including 2 years of their then base salary and other benefits in the event of a change of control, termination by the Company without cause, termination for good reason by the executive or non-renewal by the Company.
On August 13, 2015, the Company entered into consulting agreements with each of GRQ Consultants, Inc. and Grander Holdings, Inc. GRQ Consultants, Inc. will primarily focus on investor relations and presenting the Company and its business plans, strategy and personnel to the financial community. Grander Holdings, Inc. will primarily assist the Company in further developing and executing its acquisitions strategy, focusing on the Company’s “The Vape Store” properties. Michael Brauser, the Chief Executive Officer of Grander Holdings, Inc., is the father of Gregory Brauser, the Company’s President. Pursuant to the agreements, each consultant will receive an initial fee of  $50,000, payable immediately, and an additional $20,000 monthly throughout the 12-month term of each agreement.
Legal Proceedings
From time to time the Company may be involved in various claims and legal actions arising in the ordinary course of our business. There were no pending material claims or legal matters as of the date of this report other than two of the three following matters.
On June 22, 2012, Ruyan Investment (Holding) Limited (“Ruyan”) filed a second lawsuit against the Company alleging infringement of U.S. Patent No. 8,156,944 (the ’944 Patent). Ruyan also filed separate cases for patent infringement against nine other defendants asserting infringement of the ’944 Patent. Ruyan’s second lawsuit against the Company known as Ruyan Investment (Holdings) Limited vs. Vapor Corp. CV-12-5466 is pending in the United States District Court for the Central District of California. All of these lawsuits have been consolidated for discovery and pre-trial purposes. The Company intends to vigorously defend against this lawsuit.
On February 25, 2013, Ruyan’s second patent infringement lawsuit against the Company as well as all of the other consolidated lawsuits were stayed as a result of the Court granting a stay in one of the consolidated lawsuits. The Court granted the motion to stay Ruyan’s separate lawsuits against the Company and the other defendants based on the filing of a request for inter partes reexamination of the ’944 Patent at the United States Patent and Trademark Office.

All reexamination proceedings of the ’944 Patent have been stayed by the United States Patent and Trademark Office Patent Trial and Appeal Board pending its approval of one or more of them. On March 5, 2014, Fontem Ventures, B.V. and Fontem Holdings 1 B.V. (the successors to Ruyan) filed a complaint against the Company alleging infringement of U.S. Patent No. 8,365,742, entitled “Aerosol Electronic Cigarette”, U.S. Patent No. 8,375,957, entitled “Electronic Cigarette”, U.S. Patent No. 8,393,331, entitled “Aerosol Electronic Cigarette” and U.S. Patent No. 8,490,628, entitled “Electronic Atomization Cigarette. On April 8, 2014, plaintiffs amended their complaint to add U.S. Patent No. 8,689,805, entitled “Electronic Cigarette.” The products accused of infringement by the plaintiff are various Krave, Fifty-one and Hookah Stix products and parts. Eight other companies were also sued in separate lawsuits alleging infringement of one or more of the patents listed above. The Company filed its Answer and Counterclaims on May 1, 2014. The Company intends to vigorously defend against this lawsuit.
On October 21, 2014, Fontem Ventures B.V. and Fontem Holdings 1 B.V. filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-8155. The complaint alleges infringement of United States Patent No. 8,863,752, entitled “Electronic Cigarette”. The products accused of infringement by plaintiffs are various Krave and Fifty-One products and parts On January 15, 2015, the Company filed its Answer and Counterclaims. The Company will vigorously defend itself against such allegations.
On December 2, 2014, Fontem Ventures B.V. and Fontem Holdings 1 B.V. filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-09267. The Complaint alleges infringement by the plaintiffs against the Company relating to various Krave, Vapor X and Fifty-One products and parts. Fontem amended its complaint on December 16, 2014, to allege infringement of United States Patent No. 8,910,641, entitled “Electronic Cigarette” against the same products. On January 15, 2015, the Company filed its Answer and Counterclaims. Fontem, by way of its expert, has stated it is currently seeking $1,982,504 in monetary damages for alleged past infringement. Fontem is also seeking to enjoin sales of Vapor’s accused products. All of the above referenced cases filed by Fontem have been consolidated and are currently scheduled for trial in January 2016. The parties are currently in settlement discussions with mediation and pre-trial dates upcoming. The Company has not accrued a loss related to this matter as one cannot reasonably estimated.
On June 22, 2015, the Center for Environment Health, as plaintiff, filed suit against a number of defendants including Vapor Corp., its wholly-owned subsidiary, the Vape Store, Inc., Vaporin and another wholly-owned subsidiary, Vaporin Florida, Inc. The lawsuit was filed in the Superior Court of the State of California, County of Alameda. The suit seeks relief under California Proposition 65 which makes it unlawful for businesses to knowingly and intentionally expose individuals in California to chemicals known to cause birth defects or other harm without providing clear and reasonable warnings. All of the defendants are alleged to have sold products containing significant quantities of nicotine without warnings in violation of Proposition 65. The plaintiff is seeking a civil penalty against these defendants in the amount of  $  per day for each violation of Proposition 65, together with attorneys’ fees and costs. The Company and its subsidiaries engaged counsel and intend to vigorously defend the allegations. Discovery commenced in November 2015. The Company believes that all of the products sold by Vapor Corp. have always contained an appropriate warning or no warning was required. The Vape Store, Inc., operates vape stores located in the states of Florida and Georgia, and has not, to the best of its current knowledge, sold any products into the State of California.
Purchase Commitments
At September 30, 2015 and December 31, 2014, the Company has vendor deposits of  $392,161 and $319,563, respectively, and vendor deposits are included as a component of prepaid expenses and vendor deposits on the condensed consolidated balance sheets included herewith.

Note 10.   SUBSEQUENT EVENTS
The Company evaluates events that have occurred after the balance sheet date but before the condensed consolidated financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the accompanying condensed consolidated financial statements other than those set forth below.
On October 9, 2015 the Company acquired the assets of three established retail stores in Atlanta, Georgia. On November 6, 2015 the Company acquired the assets of three retail stores and a warehouse located in Atlanta, Georgia, Birmingham, Alabama, and Nashville, Tennessee. The Company incurred aggregate cost of  $1,610,000 for the acquisitions.
On October 1, 2015, the Company’s stockholders authorized the Company to amend the Company’s Certificate of Incorporation to increase the authorized shares of common stock from 150 million to 500 million.
On October 30, 2015 the Company issued an aggregate 15,000 shares of common stock to two employees and a consultant as compensation for services rendered to the Company.
On November 10, 2015, the Company issued 1,798,676 shares of common stock to certain investors in order to comply with its contractual obligations under waiver agreements (See Note 7). The Company’s stockholders approved the issuance of the shares at the October 16, 2015 stockholder meeting.
The Company and Fontem (See Note 9) are currently in settlement discussions with mediation and pre-trial dates upcoming. We cannot determine the potential amount that may be due to Fontem at this time.
On December 9, 2015, the Company filed an amendment to its Certificate of Incorporation to increase its authorized common stock to 500,000,000 shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Audit Committee of the
Board of Directors and Stockholders
of Vapor Corp.
We have audited the accompanying consolidated balance sheets of Vapor Corp. (the “Company”) as of December 31, 2014 and 2013, and the related consolidated statements of operations, changes in stockholders’ equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Vapor Corp. as of December 31, 2014 and 2013, and the consolidated results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As more fully discussed in Note 2, the Company has incurred net losses and needs to raise additional funds to meet its obligations and sustain its operations. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
/s/ Marcum LLP

Marcum LLP
New York, NY
March 31, 2015, except for Note 14, as to which the date is July 10, 2015

VAPOR CORP.
CONSOLIDATED BALANCE SHEETS
	DECEMBER 31,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$471,194	$6,570,215
Due from merchant credit card processors, net of reserve for charge-backs of $2,500 and $2,500, respectively	111,968	205,974
Accounts receivable, net of allowance of $369,731 and $256,833, respectively	239,652	1,802,781
Inventories	2,048,883	3,321,898
Prepaid expenses and vendor deposits	664,103	1,201,040
Loans receivable, net	467,095	—
Deferred financing costs, net	122,209	—
Deferred tax asset, net	—	766,498
TOTAL CURRENT ASSETS	4,125,104	13,868,406
Property and equipment, net of accumulated depreciation of $84,314 and $27,879, respectively	712,019	28,685
Other assets	91,360	65,284
TOTAL ASSETS	$4,928,483	$13,962,375
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$1,920,135	$1,123,508
Accrued expenses	975,112	420,363
Senior convertible notes payable – related parties, net of debt discount of $1,093,750 and $0, respectively	156,250	—
Current portion of capital lease	52,015	—
Term loan	750,000	478,847
Customer deposits	140,626	182,266
Income taxes payable	3,092	5,807
TOTAL CURRENT LIABILITIES	3,997,230	2,210,791
Capital lease, net of current portion	119,443	—
TOTAL LIABILITIES	4,116,673	2,210,791
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $.001 par value, 1,000,000 shares authorized, none issued or outstanding	—	—
Common stock, $.001 par value, 50,000,000 shares authorized 3,352,382 and 3,242,906 shares issued and 3,352,382 and 3,242,906 shares outstanding, respectively	3,352	3,243
Additional paid-in capital	16,040,361	13,127,995
Accumulated deficit	(15,231,903)	(1,379,654)
TOTAL STOCKHOLDERS’ EQUITY	811,810	11,751,584
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,928,483	$13,962,375

See notes to consolidated financial statements

Vapor Corp.
CONSOLIDATED STATEMENTS OF OPERATIONS
	FOR THE YEARS ENDED DECEMBER 31,
	2014	2013
SALES NET	$15,279,859	$25,990,228
Cost of goods sold	14,497,254	16,300,333
Gross Profit	782,605	9,689,895
EXPENSES:
Selling, general and administrative	11,126,759	6,464,969
Advertising	2,374,329	2,264,807
Total operating expenses	13,501,088	8,729,776
Operating (loss) income	(12,718,483)	960,119
Other expense:
Induced conversion expense	—	299,577
Amortization of deferred financing costs	17,458	—
Interest expense	348,975	383,981
Total other expenses	366,433	683,558
(LOSS) INCOME BEFORE INCOME TAX (EXPENSE) BENEFIT	(13,084,916)	276,561
Income tax (expense) benefit	(767,333)	524,791
NET (LOSS) INCOME	$(13,852,249)	$801,352
BASIC (LOSS) EARNINGS PER COMMON SHARE	$(4.22)	$0.31
DILUTED (LOSS) EARNINGS PER COMMON SHARE	$(4.22)	$0.30
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – BASIC	3,283,030	2,563,697
WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING – DILUTED	3,283,030	2,637,273

See notes to consolidated financial statements

VAPOR CORP.
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2013
	Common Stock		Additional Paid-In Capital	Accumulated Deficit
	Shares	Amount			Total
Balance – January 1, 2013	2,407,633	$2,407	$1,695,155	$(2,181,006)	$(483,444)
Issuance of common stock for services	4,000	4	86,996	—	87,000
Issuance of common stock in connection with exercise of stock options	8,660	9	70,291	—	70,300
Discount on convertible notes to related parties	—	—	98,970	—	98,970
Stock-based compensation expense	—	—	48,239	—	48,239
Issuance of common stock for cash, net of offering costs	666,668	667	9,124,436	—	9,125,103
Issuance of common stock upon conversion of debt	155,945	156	1,704,331	—	1,704,487
Induced conversion expense	—	—	299,577	—	299,577
Net income	—	—	—	801,352	801,352
Balance – December 31, 2013	3,242,906	3,243	13,127,995	(1,379,654)	11,751,584
Offering costs incurred in 2014 pertaining to December 2013 offering	—	—	(109,104)	—	(109,104)
Issuance of common stock for services	80,000	80	1,602,853	—	1,602,933
Issuance of common stock in connection with exercise of stock options	1,000	1	4,999	—	5,000
Issuance of common stock in connection with cashless exercise of warrants	28,477	28	(28)	—	—
Discount on senior convertible notes	—	—	1,250,000	—	1,250,000
Stock-based compensation expense	—	—	163,646	—	163,646
Net loss	—	—	—	(13,852,249)	(13,852,249)
Balance – December 31, 2014	3,352,382	$3,352	$16,040,361	$(15,231,903)	$811,810

See notes to consolidated financial statements

VAPOR CORP.
CONSOLIDATED STATEMENTS OF CASH FLOWS
	FOR THE YEARS ENDED DECEMBER 31,
	2014	2013
OPERATING ACTIVITIES:
Net (loss) income	$(13,852,249)	$801,352
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Provision for doubtful accounts	112,898	183,333
Depreciation	56,435	11,284
Amortization of deferred debt discount	156,250	102,500
Amortization of deferred financing costs	17,458	—
Induced conversion expense	—	299,577
Write down of loan receivable to realizable value	50,000	—
Write down of obsolete and slow moving inventory	1,834,619	—
Stock-based compensation	1,766,579	135,239
Utilization of net operating loss carryforward	—	(346,783)
Deferred tax	766,498	(197,585)
Changes in operating assets and liabilities:
Due from merchant credit card processors	94,006	838,002
Accounts receivable	1,450,231	(1,250,034)
Prepaid expenses and vendor deposits	536,937	(735,180)
Inventories	(561,604)	(1,651,891)
Other assets	(26,076)	(53,284)
Accounts payable	796,627	(2,085,087)
Accrued expenses	554,749	70,212
Customer deposits	(41,640)	(295,429)
Income taxes	(2,715)	53,622
NET CASH USED IN OPERATING ACTIVITIES	(6,290,997)	(4,120,152)
INVESTING ACTIVITIES:
Loans receivable	(517,095)	—
Purchases of property and equipment	(560,410)	(14,779)
NET CASH USED IN INVESTING ACTIVITIES	(1,077,505)	(14,779)
FINANCING ACTIVITIES
Proceeds from sale of common stock, net of offering costs	(109,104)	9,125,103
Proceeds from senior convertible notes payable to related parties	1,250,000	425,000
Proceeds from senior convertible notes payable	—	500,000
Deferred financing costs	(139,667)	—
Principal repayments of senior note payable to stockholder	—	(70,513)
Proceeds from term loans payable	1,000,000	750,000
Principal repayments of term loans payable	(728,847)	(271,153)
Principal repayments of capital lease obligations	(7,901)	—
Proceeds from factoring facility	—	407,888
Principal repayments of factoring facility	—	(407,888)
Proceeds from exercise of stock options	5,000	70,300
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,269,481	10,528,737
INCREASE (DECREASE) IN CASH	(6,009,021)	6,393,806
CASH – BEGINNING OF YEAR	6,570,215	176,409
CASH – END OF YEAR	$471,194	$6,570,215
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest	$103,068	$297,508
Cash paid for income taxes	$3,550	$13,770
Noncash financing activities:
Issuance of common stock in connection with conversion of notes payable	$—	$1,704,487
Cashless exercise of common stock purchase warrants	$143	$—
Recognition of deferred debt discount on convertible notes payable	$1,250,000	$98,970
Purchase of equipment through capital lease obligation	$179,359	$—

See notes to consolidated financial statements

VAPOR CORP.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Note 1.   ORGANIZATION, BASIS OF PRESENTATION AND RECENT DEVELOPMENTS
Organization
Vapor Corp. (the “Company”) is the holding company for its wholly owned subsidiaries Smoke Anywhere U.S.A., Inc. (“Smoke”) and IVGI Acquisition, Inc. The Company designs, markets and distributes vaporizers, e-liquids, electronic cigarettes and accessories under the emagine vapor™, Krave®, VaporX®, Hookah Stix®, Fifty-One® (also known as Smoke 51) and Alternacig® brands. “Vaporizers”, “Electronic cigarettes” or “e-cigarettes,” are battery-powered products that enable users to inhale nicotine vapor without smoke, tar, ash, or carbon monoxide.
The Company was originally incorporated as Consolidated Mining International, Inc. in 1985 as a Nevada corporation, and the Company changed its name in 1987 to Miller Diversified Corporation whereupon the Company operated in the commercial cattle feeding business until October 31, 2003 when the Company sold substantially all of its assets and became a discontinued operation. On November 5, 2009, the Company acquired Smoke Anywhere USA, Inc., a distributor of electronic cigarettes, in a reverse triangular merger. As a result of the merger, Smoke Anywhere USA, Inc. became the sole operating business. On January 7, 2010, the Company changed its name to Vapor Corp. The Company reincorporated to the State of Delaware from the State of Nevada effective on December 31, 2013.
Basis of Presentation and Reverse Stock Split
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) for financial information and with the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”).
Effective on December 27, 2013, the Company effected a reverse stock split of its common stock at a ratio of 1-for-5. No fractional shares of common stock were issued, and no cash or other consideration were paid as a result of the reverse stock split. Instead, the Company issued one whole share of post-reverse stock split common stock in lieu of each fractional share of common stock. As a result of the reverse stock split, the Company’s share capital was reduced to 51,000,000 shares from 251,000,000 shares, of which 50,000,000 shares are common stock and 1,000,000 shares are “blank check” preferred stock.
All references in these notes and in the related consolidated financial statements to number of shares, price per share and weighted average number of shares outstanding of common stock prior to the reverse stock split (including the share capital decrease) have been adjusted to reflect the reverse stock split (including the share capital decrease) on a retroactive basis, unless otherwise noted.
Merger with Vaporin, Inc.
As fully-disclosed in Note 4 to these consolidated financial statements, on December 17, 2014, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Vaporin, Inc., a Delaware corporation (“Vaporin”) pursuant to which Vaporin was to merge with and into the Company with the Company being the surviving entity. On the same date, the Company also entered into a joint venture with Vaporin (the “Joint Venture”) through the execution of an operating agreement (the “Operating Agreement”) of Emagine the Vape Store, LLC, a Delaware limited liability company (“Emagine”), pursuant to which the Company and Vaporin were 50% members of Emagine.
On March 4, 2015, the acquisition of Vaporin by the Company (the “Merger”) was completed pursuant to the terms of the Merger Agreement. In connection with the Merger, Emagine became a wholly-owned subsidiary of the Company.
Note 2.   GOING CONCERN AND MANAGEMENT PLANS
The Company’s financial statements for the year ended December 31, 2014 indicate there is substantial doubt about its ability to continue as a going concern as the Company requires additional equity and/or debt financing to continue its operations. The Company must ultimately generate sufficient cash flow to meet its obligations on a timely basis, attain profitability in its business operations, and be able to fund its long term business development and growth plans. The Company’s business will require significant amounts of capital to sustain operations and make the investments it needs to execute its longer-term business plan. The Company’s liquidity and capital resources have decreased as a result of the net loss of $13,852,249 that it incurred during the year ended December 31, 2014. At December 31, 2014, the Company’s accumulated deficit amounted to $15,231,903. At December 31, 2014, the Company had working capital of  $127,874 compared to $11,657,615 at December 31, 2013, a decrease of  $11,529,741. As described in Note 13 (Subsequent Events), on March 3, 2015, the Company and institutional and individual accredited investors entered in a securities purchase agreement pursuant to which the Company issued and sold, in a $3.5 million private placement ($2.9 million in net proceeds), 686,463 shares of common stock and warrants to purchase up to 547,026 shares of the Company’s common stock. The Company will use the net proceeds from the private placement for working capital. In addition, the Merger with Vaporin also provides an additional financing transaction to occur subsequent to the closing of the Merger for up to $25 million in exchange for common stock and warrants of the Company subject to the Company complying with certain financial covenants and performance-based metrics still to be negotiated.
The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplate continuation of the Company as a going concern and realization of assets and satisfaction of liabilities in the normal course of business. The carrying amounts of assets and liabilities presented in the financial statements do not necessarily purport to represent realizable or settlement values. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.
The Company’s existing liquidity is not sufficient to fund its operations, anticipated capital expenditures, working capital and other financing requirements for the foreseeable future. We believe we will need to raise additional debt or equity financing to maintain and expand the business. Any equity financing or the issuance of equity equivalents including convertible debt could be dilutive to our stockholders. If either such additional capital is not available on terms acceptable to the Company or at all then the Company may need to curtail its operations and/or take additional measures to conserve and manage its liquidity and capital resources, any of which would have a material adverse effect on our business, results of operations and financial condition.
Note 3.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Principles of consolidation
The accompanying consolidated financial statements include the accounts of the Company, its wholly owned subsidiary, Smoke Anywhere USA, Inc., and its 50% joint venture interest in Emagine the Vape Store, LLC. All significant intercompany transactions and balances were eliminated.
Use of estimates in the preparation of financial statements
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of net revenue and expenses during the reporting periods. Actual results could differ from those estimates. These estimates and assumptions include allowances, reserves and write-downs of receivables and inventory, valuing equity securities and hybrid instruments, share-based payment arrangements, deferred taxes and related valuation allowances, and the preliminary valuation of the net assets acquired subsequent to December 31, 2014 in the Merger. Certain of our estimates could be affected by external conditions, including those unique to our industry, and general economic conditions. It is possible that these external factors could have an effect on our estimates that could cause actual results to differ from our estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and records adjustments when necessary.
Revenue recognition
The Company recognizes revenue from product sales or services rendered when the following four revenue recognition criteria are met: persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the selling price is fixed or determinable, and collectability is reasonably assured.

Product sales and shipping revenues, net of promotional discounts, rebates, and return allowances, are recorded when the products are shipped, title passes to customers and collection is reasonably assured. Retail sales to customers are made pursuant to a sales contract that provides for transfer of both title and risk of loss upon the Company’s delivery to the carrier. Return allowances, which reduce product revenue, are estimated using historical experience. Revenue from product sales and services rendered is recorded net of sales and consumption taxes.
The Company periodically provides incentive offers to its customers to encourage purchases. Such offers include current discount offers, such as percentage discounts off current purchases, inducement offers, such as offers for future discounts subject to a minimum current purchase, and other similar offers. Current discount offers, when accepted by the Company’s customers, are treated as a reduction to the purchase price of the related transaction, while inducement offers, when accepted by its customers, are treated as a reduction to the purchase price of the related transaction based on estimated future redemption rates. Redemption rates are estimated using the Company’s historical experience for similar inducement offers. The Company reports sales, net of current discount offers and inducement offers on its consolidated statements of operations.
Shipping and Handling Costs
The Company policy is to provide free standard shipping and handling for most orders shipped during the year. Shipping and handling costs incurred are recognized in selling, general and administrative expenses. Such amounts aggregated $661,583 and $658,586 for the years ended December 31, 2014 and 2013 respectively.
In certain circumstances, shipping and handling costs are charged to the customer and recognized in sales, net. The amounts recognized for the years ended December 31, 2014 and 2013 were $71,225 and $129,761, respectively.
Cash and Cash Equivalents
The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents. For financial statement purposes, investments in money market funds are considered a cash equivalent and are included in cash and cash equivalents. The Company maintains its cash and cash equivalents at high credit quality federally insured financial institutions, with balances, at times, in excess of the Federal Deposit Insurance Corporation’s insurance coverage limit of  $250,000 per federally insured financial institution. Management believes that the financial institutions that hold the Company’s deposits are financially sound and, therefore, pose a minimum credit risk. The Company has not experienced any losses in such accounts. At December 31, 2014 and 2013, the Company did not hold cash equivalents.
Accounts Receivable
Accounts receivable, net is stated at the amount the Company expects to collect. The Company provides a provision for allowances that includes returns, allowances and doubtful accounts equal to the estimated uncollectible amounts. The Company estimates its provision for allowances based on historical collection experience and a review of the current status of trade accounts receivable. It is reasonably possible that the Company’s estimate of the provision for allowances will change.
Due From Merchant Credit Card Processor
Due from merchant credit card processor represents monies held by the Company’s credit card processors. The funds are being held by the merchant credit card processors pending satisfaction of their hold requirements and expiration of charge backs/refunds from customers.
Inventories
Inventories are stated at the lower of cost (determined by the first-in, first-out method) or market. If the cost of the inventories exceeds their market value, provisions are recorded to write down excess inventory to its net realizable value. The Company’s inventories consist primarily of merchandise available for resale.

Property and equipment
Property and equipment is stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the expected useful life of the respective asset, after the asset is placed in service. The Company generally uses the following depreciable lives for its major classifications of property and equipment:
Description	Useful Lives
Warehouse fixtures	2 years
Warehouse equipment	5 years
Furniture and fixtures	5 years
Computer hardware	3 years
Impairment of Long-Lived Assets
The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying value of the asset may not be recoverable. In connection with this review, the Company also reevaluates the depreciable lives for these assets. The Company assesses recoverability by determining whether the net book value of the related asset will be recovered through the projected undiscounted future cash flows of the asset. If the Company determines that the carrying value of the asset may not be recoverable, it measures any impairment based on the projected future discounted cash flows as compared to the asset’s carrying value. Through December 31, 2014, the Company has not recorded any impairment charges on its long-lived assets.
Advertising
The Company expenses advertising cost as incurred.
Warranty liability
The Company’s limited lifetime warranty policy generally allows its end users and retailers to return defective purchased rechargeable products in exchange for new products. The Company estimates a reserve for warranty liability and records that reserve amount as a reduction of revenues and as an accrued expense on the accompanying consolidated balance sheets. The warranty claims and expense was not deemed material for the years ended December 31, 2014 and 2013.
Income taxes
The Company uses the asset and liability method of accounting for income taxes in accordance with ASC 740, “Income Taxes” (“ASC 740.”) Under this method, income tax expense is recognized as the amount of: (i) taxes payable or refundable for the current year and (ii) future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of available evidence it is more likely than not that some portion or all of the deferred tax assets will not be realized.
Product Development
The Company includes product development expenses relating to the commercialization of new products which are expensed as incurred as part of operating expenses. Product development expenses for the years ended December 31, 2014 and 2013 were approximately $312,000 and $174,000, respectively.
Fair value measurements
The Company applies the provisions of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures,” (“ASC 820”). The Company’s short term financial instruments include cash, due from merchant credit card processors, accounts receivable, accounts payable and accrued expenses, each of which approximate their fair values based upon their short term nature. The Company’s other financial instruments include notes payable obligations. The carrying value of these instruments approximate fair value, as they bear terms and conditions comparable to market, for obligations with similar terms and maturities.
ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value: Level 1 — quoted prices in active markets for identical assets or liabilities; Level 2 —  quoted prices for similar assets and liabilities in active market or inputs that are observable; and Level 3 —  inputs that are unobservable.
Stock-Based Compensation
The Company accounts for stock-based compensation under ASC 718, “Compensation — Stock Compensation” (“ASC 718”). These standards define a fair value based method of accounting for stock-based compensation. In accordance with ASC Topic 718, the cost of stock-based compensation is measured at the grant date based on the value of the award and is recognized over the vesting period. The value of the stock-based award is determined using the Black-Scholes-Merton valuation model, whereby compensation cost is the fair value of the award as determined by the valuation model at the grant date or other measurement date. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive the benefit, which is generally the vesting period. The Company considers many factors when estimating expected forfeitures, including types of awards, employee class, and historical experience.
Derivative Instruments
The Company accounts for free-standing derivative instruments and hybrid instruments that contain embedded derivative features in accordance with ASC Topic No. 815, “Accounting for Derivative Instruments and Hedging Activities,” (“ASC 815”) as well as related interpretations of this topic. In accordance with this topic, derivative instruments and hybrid instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, giving consideration to all of the rights and obligations of each instrument.
The Company estimates fair values of derivative instruments and hybrid instruments using various techniques (and combinations thereof) that are considered to be consistent with the objective of measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex instruments, such as free-standing warrants, the Company generally uses the Black-Scholes-Merton valuation model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as the Black-Scholes-Merton valuation model) are highly volatile and sensitive to changes in the trading market price of the Company’s common stock. Since derivative financial instruments are initially and subsequently carried at fair values, the Company’s income (loss) going forward will reflect the volatility in these estimates and assumption changes. Under ASC 815, increases in the trading price of the Company’s common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative expense. Conversely, decreases in the trading price of the Company’s common stock and decreases in trading fair value during a given financial quarter result in the application of non-cash derivative income.

Convertible Debt Instruments
The Company accounts for convertible debt instruments when the Company has determined that the embedded conversion options should not be bifurcated from their host instruments in accordance with ASC 470-20 “Debt with Conversion and Other Options”. The Company records, when necessary, discounts to convertible notes for the intrinsic value of conversion options embedded in debt instruments based upon the differences between the fair value of the underlying common stock at the commitment date of the note transaction and the effective conversion price embedded in the note. The Company amortizes the respective debt discount over the term of the notes, using the straight-line method, which approximates the effective interest method. The Company records, when necessary, induced conversion expense, at the time of conversion for the difference between the reduced conversion price per share and the original conversion price per share.
Lease Accounting
The Company evaluates each lease for classification as either a capital lease or an operating lease. If substantially all of the benefits and risks of ownership have been transferred to the Company as lessee, the Company records the lease as a capital lease at its inception. The Company performs this evaluation at the inception of the lease and when a modification is made to a lease. If the lease agreement calls for a scheduled rent increase during the lease term, the Company recognizes the lease expense on a straight-line basis over the lease term. The Company determines the straight-line rent impact of an operating lease upon inception of the lease.
Recent Accounting Pronouncements
The Financial Accounting Standards Board (“FASB”) has issued Accounting Standards Update (“ASU”) No. 2014-12, Compensation — Stock Compensation (Topic 718): Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period. This ASU requires that a performance target that affects vesting, and that could be achieved after the requisite service period, be treated as a performance condition. As such, the performance target should not be reflected in estimating the grant date fair value of the award. This update further clarifies that compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered. The amendments in this ASU are effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. Earlier adoption is permitted. The adoption of this standard is not expected to have a material impact on the Company’s consolidated financial position and results of operations.
The FASB has issued ASU No. 2014-09, Revenue from Contracts with Customers. This ASU supersedes the revenue recognition requirements in Accounting Standards Codification 605 — Revenue Recognition and most industry-specific guidance throughout the Codification. The standard requires that an entity recognizes revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. This ASU is effective on January 1, 2017 and should be applied retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the ASU recognized at the date of initial application. The Company is currently evaluating the potential impact, if any, the adoption of this standard will have on the Company’s consolidated financial position and results of operations.
The FASB has issued ASU No. 2014-15, Presentation of Financial Statements — Going Concern (Subtopic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern. The guidance, which is effective for annual reporting periods ending after December 15, 2016, extends the responsibility for performing the going-concern assessment to management and contains guidance on how to perform a going-concern assessment and when going-concern disclosures would be required under U.S. GAAP. The Company has elected to early adopt the provisions of ASU 2014-15 in connection with the issuance of these consolidated financial statements. Information regarding the substantial doubt relating to the Company’s ability to continue as a going concern has been disclosed in Note 2.

Note 4.   MERGER WITH VAPORIN, INC.
Merger with Vaporin, Inc.
On December 17, 2014, the Company entered into the Merger Agreement with Vaporin pursuant to which Vaporin was to merge with and into the Company with Vapor being the surviving entity. The Merger closed on March 4, 2015 whereby 100% of the issued and outstanding shares of Vaporin common stock (including shares of common stock issued upon conversion of Vaporin preferred stock immediately prior to the consummation of the merger in accordance with the Merger Agreement) were converted into, and became 2,718,307 shares of the Company’s common stock such that the former Vaporin stockholders collectively hold approximately 45% of the issued and outstanding shares of the Company’s common stock following consummation of the Merger. The options and warrants to acquire Vaporin common stock that were issued and outstanding as of the effective time of the Merger, as well as 182,000 restricted stock units which were exchangeable for Vaporin common stock, were assumed by the Company in the merger and the number of shares issued under such securities were adjusted to give effect to the Per Share Merger Consideration (as defined in the Merger Agreement).
Pursuant to the terms of the Merger Agreement, the Company completed actions to cause its board of directors immediately following the consummation of the merger to be comprised of  (x) three directors chosen by the Company’s Board of Directors (at least two of whom shall be independent for purposes of the Nasdaq listing rules) and (y) two directors chosen by the Vaporin Board or Directors (at least one of whom shall be independent for purposes of the Nasdaq listing rules), each to serve for a term expiring on the earlier of his or her death, resignation, removal or the Company’s next annual meeting of stockholders and, despite the expiration of his or her term, until his or her successor has been elected and qualified or there is a decrease in the size of the Company’s Board of Directors. If at any time prior to the effective time of the merger, any such board designee becomes unable or unwilling to serve as a director of the Company following consummation of the merger, then the party that designated such individual shall designate another individual to serve in such individual’s place.
The Merger Agreement contained customary representations and warranties of the Company and Vaporin relating to their respective businesses. The Company and Vaporin have agreed to use commercially reasonable efforts to preserve intact its business organization and that of its significant subsidiaries, as well as maintain its rights, franchises and existing relations with customers, suppliers and employees. The Merger Agreement also contains covenants by each party to furnish current information to the other party.
The Company has also agreed that, for a period of six years following the closing date of the merger, it will indemnify, defend and hold harmless each officer and director of Vaporin and its subsidiaries against losses arising from such person’s status as an officer or director of Vaporin or any of its subsidiaries prior to the effective time of the merger. The Company has also agreed to cover such directors and officers with its existing directors’ and officers’ insurance policy or obtain a six-year “tail” policy, in each case with coverages not less advantageous as Vaporin’s existing policy, provided, however, that the Company will not be required to pay more than 200% of Vaporin’s current premium for such insurance.
The Merger Agreement contained customary conditions that were satisfied prior to the closing of the merger, including the requirement for the Company to receive gross proceeds from a $3.5 million equity offering disclosed in Note 13. Additionally, the Company must have received commitments from certain third parties for financing of up to $25 million to be used for the construction of retail stores and which is contingent on the achievement of certain performance metrics by the Company.
The fair value of the purchase consideration issued to the sellers of Vaporin was allocated to fair value of the net tangible assets acquired, with the resulting excess allocated to separately identifiable intangibles, and the remainder recorded as goodwill. Goodwill recognized from the transactions mainly represented the expected operational synergies upon acquisition of the combined entity and intangibles not qualifying for separate recognition. Goodwill is not expected to be deductible for income tax purposes in the tax jurisdiction of the acquired business.
The Company has not completed its evaluation of the purchase price allocation as it is currently conducting a thorough analysis to identify the intangible assets acquired, including whether or not any goodwill is to be recorded, in the Merger and determine the proper allocation of the fair value of such assets with the assistance of a third-party appraiser.

The following table presents the unaudited pro-forma financial results, as if the acquisition of Vaporin had been completed as of January 1, 2013 and 2014:
	For the Years Ended December 31,
	2014	2013
Revenues	$20,253,052	$28,259,309
Net (loss) income	$(19,595,702)	$415,316
Loss per share – basic and diluted	$(2.95)	$0.05
The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the acquisition been completed as of January 1, 2013 or to project potential operating results as of any future date or for any future periods.
The Joint Venture
On December 17, 2014, the Company and Vaporin agreed to enter into the Joint Venture through Emagine, a Delaware limited liability company of which the Company and Vaporin are 50% members. The Operating Agreement provides that Vaporin will serve as the initial manager of Emagine and will manage the day-to-day operations of Emagine, subject to certain customary limitations on managerial actions that require the unanimous consent of the Company and Vaporin, including but not limited to making or guaranteeing loans, distributing cash or other property to the members of Emagine, entering into affiliate transactions, amending or modifying limited liability company organizational documents, and redeeming or repurchasing membership interests from any of the members.
The purpose of the Joint Venture was to obtain and build-out retail stores for the sale of the Company and Vaporin’s products under the “Emagine Vapor” name or “The Vape Store, Inc.” name or other brands of the respective parties. The parties originally planned to finance the retail stores through third party loan financing secured by a blanket lien on the assets of Emagine. In connection with the Joint Venture, Emagine entered into a Secured Line of Credit Agreement, pursuant to which certain third parties have agreed to provide debt financing of up to $3 million to Emagine to finance the Joint Venture. The Company has accounted for the joint venture under the equity method of accounting for investments. For the year ended December 31, 2014, the operations of the joint-venture were immaterial.
In connection with the completion of the Merger on March 4, 2015, Emagine became a wholly-owned subsidiary of the Company.
Note 5.   PROPERTY AND EQUIPMENT
Property and equipment consists of the following:
	December 31,
	2014	2013
Computer hardware	$389,373	$12,471
Furniture and fixtures	347,612	19,821
Warehouse fixtures	7,564	7,564
Warehouse equipment	16,708	16,708
Leasehold improvements	35,076	—
	796,333	56,564
Less: accumulated depreciation and amortization	(84,314)	(27,879)
	$712,019	$28,685

During the year ended December 31, 2014 and 2013, the Company incurred $56,435 and $11,284, respectively, of depreciation expense.
Note 6.   NOTES PAYABLE
$1,250,000 Senior Convertible Notes Payable to Related Parties
On November 14, 2014, the Company entered into securities purchase agreements with certain accredited investors who are also stockholders of Vaporin providing for the sale of  $1,250,000 in aggregate principal amount of the Company’s senior convertible notes (the “$1,250,000 Senior Convertible Notes”) and common stock purchase warrants to purchase up to an aggregate of 227,273 shares of the Company’s common stock, $0.001 par value per share with an exercise price of  $10.00 per share. The $1,250,000 Senior Convertible Notes accrue interest on the outstanding principal at an annual rate of 7% per annum. The principal and accrued interest on the Notes are due and payable on November 14, 2015, the maturity date of the Notes. The terms of the $1,250,000 Senior Convertible Notes included customary anti-dilution protection and also included “piggy-back” registration rights with respect to the shares of common stock underlying the $1,250,000 Senior Convertible Notes and warrants. The terms of the Notes provide that the Company may prepay the outstanding principal amount of the Notes, in whole or in part, by paying to the holders thereof an amount in cash equal to 115% of the principal amount to be redeemed, together with accrued but unpaid interest thereon and any and all other sums due, accrued or payable to such holders through the date of such redemption payment. In connection with the completion of the securities purchase agreement for the $1,250,000 Senior Convertible Notes, the Company incurred financing costs of  $139,667, which are being amortized on a straight-line basis, which approximates the interest rate method, over the one-year maturity period of the $1,250,000 Senior Convertible Notes. The Company incurred $17,458 in amortization expense of the deferred financing costs during the year ended December 31, 2014.
The Notes are convertible into shares of the Company’s Common Stock at any time, in whole or in part, at the option of the holder thereof at a conversion price of  $5.50 per share (the “Conversion Price”). The Conversion Price is subject to customary adjustment upon the occurrence of certain events, including but not limited to stock dividends, stock splits, subsequent rights offerings of the Company, pro rata distributions of the Company, and in connection with a “Fundamental Transaction” (as such term is defined in the securities purchase agreement, which includes, without limitation, mergers, consolidations, a sale of all or substantially all of the assets of the Company, transactions effecting a change in control of the Company and other similar transactions).
In connection with the sale and issuance of the $1,250,000 Senior Convertible Notes, the Company also issued warrants to acquire an aggregate of 227,273 shares of the Company’s common stock. The Warrants are exercisable after 180 days from the date of issuance, or May 14, 2015, until the fifth anniversary of such date of issuance at an exercise price of  $10.00 per share (subject to certain customary adjustments upon the occurrence of certain events, including but not limited to stock dividends, stock splits, subsequent rights offerings of the Company, pro rata distributions of the Company, and in connection with a Fundamental Transaction. Palladium Capital Advisors, LLC acted as the exclusive placement agent for the $1,250,000 Senior Convertible Notes and, as compensation therefor, the Company paid Palladium Capital Advisors, LLC a placement agent fee of  $62,500, included as part of financing fees described above, and issued to them a common stock warrant to purchase up to 11,364 shares of our common stock at an initial exercise price of  $10.00 per share. The warrant is immediately exercisable and expires on November 14, 2019. The exercise price and number of shares of common stock issuable under the warrant are subject to customary anti-dilutive adjustments for stock splits, stock dividends, recapitalizations and similar transactions. At any time the warrant may be exercised by means of a “cashless exercise” and the Company will not receive any proceeds at such time.
On the date of the issuance of the $1,250,000 Senior Convertible Notes, the Company recorded a debt discount of  $1,250,000, of which $701,250 was allocated on a relative fair value basis to the warrants issued and the remaining $548,750 was allocated on a relative fair value basis to the conversion feature embedded within the $1,250,000 Senior Convertible Notes. The debt discount will be amortized using the effective interest method over the life of the $1,250,000 Senior Convertible Note, as applicable, or until such time that the $1,250,000 Senior Convertible Notes are converted, in full or in part, into shares of common stock of the Company with any unamortized debt discount continuing to be amortized in the event of any partial conversion thereof and any unamortized debt discount being expensed at such time of full conversion thereof. During the year ended December 31, 2014, the Company recorded an aggregate $156,250 in non-cash interest expense related to the amortization of the debt discount, which is included in interest expense in the accompanying consolidated statement of operations.
$300,000 Senior Convertible Notes Payable to Related Parties
On June 19, 2012, the Company entered into securities purchase agreements with Kevin Frija, its former Chief Executive Officer, Harlan Press, its former Chief Financial Officer, and Doron Ziv, a then greater than 10% stockholder of the Company, pursuant to which Messrs. Frija, Press and Ziv purchased from the Company (i) $300,000 aggregate principal amount of the Company’s senior convertible notes (the “$300,000 Senior Convertible Notes”) and (ii) common stock purchase warrants to purchase up to an aggregate of 1,861 shares of the Company’s common stock.
The Company incurred interest expense of  $48,674 during 2013 on the $300,000 Senior Convertible Notes until they were converted in full into 56,338 shares of the Company’s common stock and fully extinguished in conjunction with completion of the Private Placement (as defined in Note 9), on October 29, 2013.
$50,000 Senior Convertible Notes Payable to Related Parties
On September 28, 2012, the Company entered into a securities purchase agreement with Kevin Frija, its former Chief Executive Officer, pursuant to which Mr. Frija purchased from the Company (i) a $50,000 principal amount senior convertible note of the Company (the “$50,000 Senior Convertible Note”) and (ii) common stock purchase warrants to purchase up to an aggregate of 275 shares of the Company’s common stock.
The Company incurred interest expense of  $8,113 during 2013 on the $50,000 Senior Convertible Notes until they were converted in full into 8,333 shares of the Company’s common stock and fully extinguished in conjunction with completion of the Private Placement (as defined in Note 9), on October 29, 2013. During the year ended December 31, 2013, the Company recorded $3,530 in amortization expense related to the debt discount, which is included in interest expense in the accompanying consolidated statements of operations.
$350,000 Senior Convertible Notes Payable to Related Parties
On July 9, 2013, the Company entered into securities purchase agreements with Ralph Frija, the father of the Company’s former Chief Executive Officer Kevin Frija and a less than 5% stockholder of the Company, Philip Holman, the father of the Company’s Chief Executive Officer Jeffrey Holman and a less than 5% stockholder of the Company, and Angela Vaccaro, the Company’s Controller, pursuant to which Messrs. Frija and Holman and Ms. Vaccaro (each, a “Purchaser”) purchased from the Company (i) $350,000 aggregate principal amount of the Company’s senior convertible notes (the “$350,000 Senior Convertible Notes”) and (ii) common stock purchase warrants to purchase up to an aggregate of 675 shares of the Company’s common stock (the “Warrants”) allocable among such Purchasers as follows:
•
Ralph Frija purchased a Convertible Note in the principal amount of  $200,000 and a Warrant to purchase up to 385 shares of the Company’s common stock (which number of shares represents the quotient obtained by dividing (x) $10,000 (5% of the $200,000 principal amount of the Convertible Note) by (y) $5.19 (the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding July 9, 2013));

•
Philip Holman purchased a Convertible Note in the principal amount of  $100,000 and a Warrant to purchase up to 964 shares of the Company’s common stock (which number of shares represents the quotient obtained by dividing (x) $5,000 (5% of the $100,000 principal amount of the Convertible Note) by (y) $5.19 (the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding July 9, 2013)); and

•
Ms. Vaccaro purchased a Convertible Note in the principal amount of  $50,000 and a Warrant to purchase up to 482 shares of the Company’s common stock (which number of shares represents the quotient obtained by dividing (x) $2,500 (5% of the $50,000 principal amount of the Convertible Note) by (y) $25.95 (the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding July 9, 2013)).

The Convertible Notes issued on July 9, 2013 bear interest at 18% per annum, provide for cash interest payments on a monthly basis, mature on July 8, 2016, are redeemable at the option of the holders at any time after July 8, 2014, subject to certain limitations, are convertible into shares of the Company’s common stock at the option of the holders at an initial conversion price of  $28.55 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding July, 9, 2013) subject to certain anti-dilution protection and are senior unsecured obligations of the Company.
The Company incurred interest expense of  $16,126 during 2013 on the $350,000 Senior Convertible Notes. In conjunction with completion of the Private Placement (as defined in Note 9), on October 29, 2013, the conversion price was reduced to $15.00 per share inducing the holders of  $350,000 Senior Convertible Notes to fully convert all of these senior convertible notes into 23,334 shares of our common stock, whereupon all of these senior convertible notes were fully extinguished and cease to be outstanding. During the year ended December 31, 2013, the Company recorded $246,375 in induced conversion expense related to the reduction in the conversion price for the $350,000 Senior Convertible Notes. The induced conversion expense is included in other expense in the accompanying consolidated statements of operations.
The Company recorded $4,550 as debt discount on the principal amount of the $350,000 Senior Convertible Notes issued on July 9, 2013 due to the valuation of the Warrants issued in conjunction therewith. Additionally, as a result of issuing the Warrants with the $350,000 Senior Convertible Notes, a beneficial conversion option was recorded as a debt discount reflecting the incremental conversion option intrinsic value benefit of  $3,937, at the time of issuance provided to the holders of the Notes. The debt discounts applicable to the $350,000 Senior Convertible Notes was amortized, using the straight-line method, over the life of the $350,000 Senior Convertible Notes, until October 29, 2013 when the $350,000 Senior Convertible Notes were converted in full into shares of common stock of the Company. The remaining unamortized debt discounts was expensed at the time of the conversion. During the year ended December 31, 2013, the Company recorded $4,550 and $3,937 in amortization expense related to the debt discounts and the beneficial conversion option, respectively. The amortization expense related to the debt discounts and the beneficial conversion option is included in interest expense in the accompanying consolidated statements of operations.
The Warrants issued on July 9, 2013 are exercisable at initial exercise prices of  $28.55 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding July 9, 2013) subject to certain anti-dilution protection and may be exercised at the option of the holders for cash or on a cashless basis until July 8, 2018.
$75,000 Senior Convertible Notes Payable to Related Parties
On July 11, 2013, the Company and Ms. Vaccaro entered into another Securities Purchase Agreement pursuant to which she purchased (i) a Convertible Note in the principal amount of  $75,000 (the “$75,000 Senior Convertible Note”) and (ii) a Warrant to purchase up to 144 shares of the Company’s common stock (which number of shares represents the quotient obtained by dividing (x) $3,750 (5% of the $75,000 principal amount of the Convertible Note) by (y) $26.135 (the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding July 11, 2013)).
The Convertible Note issued on July 11, 2013 is the same as the Convertible Notes issued on July 9, 2013 except that it matures on July 10, 2016, it is redeemable on July 10, 2014 and its initial conversion price is $28.75 per share. The Warrant issued on July 11, 2013 is the same as the Warrants issued on July 9, 2013 except that its initial exercise price is $28.75 per share and it is exercisable until July 10, 2018.
The Company incurred interest expense of  $3,957 during 2013 on the $75,000 Senior Convertible Notes. In conjunction with completion of the Private Placement (as defined in Note 9), on October 29, 2013, the conversion price was reduced to $15.00 per share inducing the holder of the $75,000 Senior

Convertible Note to fully convert all of these senior convertible notes into 5,000 shares of our common stock, whereupon all of these senior convertible notes were fully extinguished and cease to be outstanding. During the year ended December 31, 2013, the Company recorded $53,202 in induced conversion expense related to the reduction in the conversion price for the $75,000 Senior Convertible Note. The induced conversion expense is included in other expense in the accompanying consolidated statements of operations.
The Company recorded $825 as debt discount on the principal amount of the $75,000 Senior Convertible Note issued on July 11, 2013 due to the valuation of the Warrant issued in conjunction therewith. The debt discount applicable to the $75,000 Senior Convertible Note was amortized, using the straight-line method, over the life of the $75,000 Senior Convertible Note, until October 29, 2013 when the $75,000 Senior Convertible Note was converted in full into shares of common stock of the Company. The remaining unamortized debt discounts was expensed at the time of the conversion. During the year ended December 31, 2013, the Company recorded $825 in amortization expense related to the debt discount, and is included in interest expense in the accompanying consolidated statements of operations.
The $300,000 Senior Convertible Notes, as amended, the $50,000 Senior Convertible Note, as amended, the $350,000 Senior Convertible Notes, and the $75,000 Senior Convertible Note did not restrict the Company’s ability to incur future indebtedness.
$500,000 Senior Convertible Note Payable to Stockholder
On July 9, 2012, the Company borrowed $500,000 from Ralph Frija, the father of the Company’s former Chief Executive Officer Kevin Frija and a less than 5% stockholder of the Company, pursuant to a senior note (the “Senior Note”). The Senior Note, as amended (as described below), bears interest at 24% per annum, provides for cash principal and interest payments on a monthly basis, is a senior unsecured obligation of the Company, matures on April 22, 2016, is convertible into shares of the Company’s common stock at the option of the holder at an initial conversion price of  $12.885 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding April 30, 2013) subject to certain anti-dilution protection and is a senior unsecured obligation of the Company.
Initially, this Senior Note provided for only cash interest payments on a monthly basis, matured at the discretion of the Company on the earlier of  (x) the date on which the Company consummated a single or series of related financings from which it received net proceeds in excess of 125% of the initial principal amount of the Senior Note or (y) January 8, 2013 and was not convertible at the option of the holder into shares of the Company’s common stock. On November 13, 2012, the Company and the above named holder of the $500,000 Senior Note amended the Note to extend its maturity date for payment from January 8, 2013 to January 8, 2014. On April 30, 2013, the Company and the above named holder of the Senior Note further amended the Note to provide for cash principal and interest payments on a weekly basis, extend the maturity date for payment to April 22, 2016 and make the Note convertible into shares of the Company’s common stock at the option of the holder at an initial conversion price of  $12.885 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding April 30, 2013) subject to certain anti-dilution protection.
The Company incurred interest expense of  $93,267 during 2013 on the $50,000 Senior Convertible Notes until they were converted in full into 33,332 shares of the Company’s common stock and fully extinguished in conjunction with completion of the Private Placement (as defined in Note 9), on October 29, 2013.
$500,000 Senior Convertible Note Payable
On January 29, 2013, the Company entered into a securities purchase agreement (the “Securities Purchase Agreement”) with Robert John Sali, pursuant to which Mr. Sali purchased from the Company (i) a $500,000 principal amount senior convertible note of the Company (the “2013 Convertible Note”) and (ii) common stock purchase warrants to purchase up to an aggregate of 1,628 shares of the Company’s common stock (the “Warrant”) (which number of shares represents the quotient obtained by dividing (x) $25,000 (5% of the $500,000 principal amount of the 2013 Convertible Note) by (y) $15.35 (the 30-day

weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding January 29, 2013)). The Company generated aggregate proceeds of  $500,000 from the sale of these securities pursuant to the Securities Purchase Agreement.
The 2013 Convertible Note bears interest at 18% per annum, provides for cash interest payments on a monthly basis, matures on January 28, 2016, is redeemable at the option of the holder at any time after January 28, 2014 subject to certain limitations, is convertible into shares of the Company’s common stock at the option of the holder at an initial conversion price of  $16.888 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding January 29, 2013) subject to certain anti-dilution protection and is a senior unsecured obligation of the Company. The 2013 Convertible Note does not restrict the Company’s ability to incur future indebtedness.
The Company incurred interest expense of  $66,329 during 2013 on the $50,000 Senior Convertible Notes until they were converted in full into 148,039 shares of the Company’s common stock and fully extinguished in conjunction with completion of the Private Placement (as defined in Note 9), on October 29, 2013.
The Warrant is exercisable at initial exercise price of  $16.888 per share (which represents 110% of the 30-day weighted average closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, preceding January 29, 2013) subject to certain anti-dilution protection and may be exercised at the option of the holder for cash or on a cashless basis until January 28, 2018.
The Company recorded $10,131 as debt discount on the principal amount of the 2013 Senior Convertible Note issued on January 29, 2013 due to the valuation of the Warrant issued in conjunction therewith. Additionally, as a result of issuing the Warrant with the 2013 Senior Convertible Note, a beneficial conversion option was recorded as a debt discount reflecting the incremental conversion option intrinsic value benefit of  $79,527, at the time of issuance provided to the holder of the Note. The debt discounts applicable to the 2013 Convertible Note was amortized, using the straight-line method, over the life of the 2013 Convertible Note, until October 29, 2013 when the 2013 Convertible Note was converted in full into shares of common stock of the Company. The remaining unamortized debt discounts was expensed at the time of the conversion. During the year ended December 31, 2013, the Company recorded $10,131 and $79,527 in amortization expense related to the debt discounts and the beneficial conversion option, respectively. The amortization expense related to the debt discounts and the beneficial conversion option is included in interest expense in the accompanying consolidated statements of operations.
Note 7.   FACTORING FACILITY AND TERM LOAN PAYABLE
Factoring Facility
On August 8, 2013, the Company and Smoke entered into an accounts receivable factoring facility (the “Factoring Facility”) with Entrepreneur Growth Capital, LLC (the “Lender”) pursuant to an Invoice Purchase and Sale Agreement, dated August 8, 2013, by and among them (the “Factoring Agreement”).
The Factoring Facility has an initial term of one year and automatically renews from month to month thereafter subject to the Company terminating it earlier upon at least 15 business days’ advance written notice provided that all obligations are paid (including a termination fee, if applicable, as specified in the Factoring Agreement). The Factoring Facility is secured by a security interest in substantially all of the Company’s assets. Under the terms of the Factoring Agreement, the Lender may, at its sole discretion, purchase certain of the Company’s eligible accounts receivable. Upon any acquisition of an account receivable, the Lender will advance to the Company up to 50% of the face amount of the account receivable. Each account receivable purchased by the Lender will be subject to a factoring fee of 1% of the gross face amount of such purchased account for each 30 day period (or part thereof) the purchased account remains unpaid. The Lender will generally have full recourse against the Company in the event of nonpayment of any such purchased account.
The Factoring Agreement contains covenants and provisions relating to events of default that are customary for agreements of this type. The failure to satisfy covenants under the Factoring Agreement or the occurrence of other specified events that constitute an event of default could result in the termination of the Factoring Facility and/or the acceleration of the repayment obligations of the Company.

During the year ended December 31, 2013 gross borrowings under the Factoring Facility were $407,888, all of which were repaid as of September 30, 2013. There were no borrowings during the year ended December 31, 2014.
2013 Term Loan
On August 16, 2013, the Company and Smoke entered into a $750,000 term loan (the “2013 Term Loan”) with the Lender pursuant to a Credit Card Receivables Advance Agreement, dated August 16, 2013, by and among them (the “Term Agreement”).
The Term Loan matured on August 15, 2014, was payable from the Company’s and Smoke’s merchant credit card receivables at the annual rate of 16% subject to the Lender retaining a daily fixed amount of $3,346 from the daily collection of the merchant credit card receivables and is secured by a security interest in substantially all of the Company’s assets. The Company used the proceeds of the Term Loan for general working capital purposes.
At December 31, 2013 the Company had $478,847 of borrowings outstanding under the 2013 Term Loan. During the year ended December 31, 2014 and 2013, the Company recorded $76,617 and $44,769, respectively, in interest expense for the 2013 Term Loan and this amount is included in interest expense in the accompanying consolidated statements of operations. The 2013 Term Loan was repaid in full during the year ended December 31, 2014.
2014 Term Loan
On September 23, 2014, the Company and Smoke entered into a $1,000,000 term loan (the “2014 Term Loan”) with the Lender pursuant to a secured promissory note entered into by the Company and Smoke in favor of the Lender (the “Secured Note”). Under the Secured Note, the 2014 Term Loan bears interest at 14% per annum and is secured by a security interest in substantially all of the Company’s assets. Under the Secured Note, the principal amount of the 2014 Term Loan is payable in twelve (12) successive monthly installments of  $83,333 with the last payment due in September 2015. Interest on the 2014 Term Loan is payable in arrears. The Company used the proceeds of the 2014 Term Loan for general working capital purposes.
The Term Agreement contains covenants that are customary for agreements of this type. The failure to satisfy covenants under the Term Agreement or the occurrence of other specified events that constitute an event of default could result in the termination of the Term Agreement (as well as the Factoring Agreement) and/or the acceleration of the repayment of the Term Loan and the other obligations of the Company (including the Factoring Facility). The Term Agreement contains provisions relating to events of default that are customary for agreements of this type.
At December 31, 2014, the Company had $750,000 of borrowings outstanding under the 2014 Term Loan. During the year ended December 31, 2014, the Company recorded $24,086 in interest expense for the 2014 Term Loan and this amount is included in interest expense in the accompanying consolidated statements of operations.
The Company’s Chief Executive Officer and Former Chief Financial Officer have personally guaranteed performance of certain of the Company’s obligations under the Factoring Agreement and the Term Agreement. In consideration of the Company’s Former Chief Financial Officer providing the personal guarantee, the Company has agreed to amend his employment agreement as described in Note 9.
Note 8.   CAPITAL LEASE OBLIGATIONS
On October 1, 2014, the Company entered into a capital lease obligation in connection with the acquisition of equipment for its retail locations in the principal amount of  $179,359. Annual interest on the capital lease obligation is 15.8% and borrowings are to be repaid over 36 months maturing on October 17, 2017. During the year ended December 31, 2014, the Company incurred interest expense associated with the capital lease obligation of  $4,679. Depreciation expense incurred during the year ended December 31, 2014 for equipment held under capital lease obligations was $9,964. The net book value of equipment held under capital lease obligations at December 31, 2014 is $169,395.

Future minimum lease payments under non-cancelable capital leases that have initial or remaining terms in excess of one year at December 31, 2014 are due as follows:
Capital Lease
2015	$75,485
2016	75,485
2017	62,904
Total	213,874
Amounts representing interest payments	(42,416)
Present value of future minimum payments	171,458
Current portion of capital lease obligations	(52,015)
Capital lease obligations, long term	$119,443

Note 9.   STOCKHOLDERS’ EQUITY
Preferred Stock
The Company’s amended and restated articles of incorporation authorizes the Company’s Board of Directors to issue up to 1,000,000 shares of  “blank check” preferred stock, having a $0.001 par value, in one or more series without stockholder approval. Each such series of preferred stock may have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as determined by the Company’s Board of Directors. At December 31, 2014 and 2013, no shares of preferred stock were issued or outstanding.
Common Stock
The Company’s amended and restated articles of incorporation authorizes the Company’s Board of Directors to issue up to 50,000,000 shares of common stock having a par value of  $0.001 per share. Each share entitles the holder to one vote.
Common Stock Issued for Services
On March 15 and June 15, 2013, the Company issued a total of 4,000 shares of common stock, pursuant to a consultancy agreement dated March 4, 2013. The Company terminated this consultancy agreement effective June 2013. Prior to termination of the agreement, the Company had agreed to issue on a quarterly basis common stock as compensation for services provided thereunder. The Company determined that the fair value of the common stock issued was more readily determinable than the fair value of the services provided. Accordingly, the Company recorded the fair market value of the stock as compensation expense. The Company valued the shares issued on March 15 and June 15, 2013 shares at $29,500 and $57,500, respectively, based on closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, on March 15 and June 15, 2013, respectively. During the year ended December 31, 2013, the Company recognized stock-based compensation expense in the amount of  $87,000, which is included as part of selling, general and administrative expense in the accompanying consolidated statements of operations.
On February 3, 2014, the Company entered into a consulting agreement (the “Consulting Agreement”) with Knight Global Services, LLC (“Knight Global”) pursuant to which the Company retained Knight Global to assist the Company with increasing awareness of its electronic cigarette brands as well as assisting the Company to expand and diversify its relationships with large retailers and national chains. Knight Global is a wholly owned subsidiary of Knight Global, LLC of which Ryan Kavanaugh is an investor and principal. Effective March 5, 2014, the Board of Directors of the Company elected Mr. Kavanaugh as a member of the Board of Directors in accordance with the Consulting Agreement. Knight Global serves as the family office for Mr. Kavanaugh. Mr. Kavanaugh is the Founder and Chief Executive Officer of Relativity, a next-generation media company engaged in multiple aspects of entertainment, including film production; financing and distribution; television; sports management; music publishing; and digital media.

Under the terms of the Consulting Agreement, the Company has issued to Mr. Kavanaugh 80,000 shares of its common stock, of which 10,000 shares vested immediately upon execution of the Consulting Agreement, 10,000 shares vested on May 3, 2014, 10,000 shares vested on August 3, 2014, 10,000 shares vested on November 3, 2014 and 10,000 shares will vest in installments of 10,000 shares each quarterly period beginning on the 90th day following November 3, 2014 and each ensuing quarterly period thereafter so long as the Consulting Agreement has not been terminated and during each quarterly period Knight Global has presented the Company with a minimum of six (6) bona fide opportunities for activities specified in the Consulting Agreement that are intended to increase awareness of the Company’s electronic cigarettes. In addition, during the term of the Consulting Agreement, which is 2 years, and during an 18-month post-termination period, the Company has agreed to pay Knight Global commissions payable in cash equal to 6% of  “net sales” (as defined in the Consulting Agreement) of its products to retailers introduced by Knight Global and to retailers with which the Company has existing relationships and with which Knight Global is able, based on its verifiable efforts, to increase net sales of the Company’s products. No commissions were paid under the consulting agreement during the year ended December 31, 2014.
The grant date fair value of the common shares issued on February 3, 2014 was $3,080,000 based on closing price per share of the Company’s common stock, as reported on the OTC Bulletin Board, on February 3, 2014. During the year ended December 31, 2014, the Company recognized stock-based compensation expense relating to the Consulting Agreement, in the amount of  $1,602,933, which is included as part of selling, general and administrative expense in the accompanying consolidated statements of operations.
On January 24, 2015, the Company and Knight Global mutually agreed to terminate the Consulting Agreement as it was in the best interests of both parties to do so. As a result of such termination, the Company issued 10,000 shares of its common stock to Knight Global pursuant to the early termination provisions of the Consulting Agreement. The Company will incur $322,067 in connection with this final issuance during the first quarter of 2015. In addition, on January 24, 2015, the Company received notice from Ryan Kavanaugh, a director of the Company that he had resigned from the Company’s board of directors, effective immediately.
Private Placement of Common Stock
On October 22, 2013, the Company entered into a purchase agreement (the “Purchase Agreement”) with various institutional and individual accredited investors and certain of its officers and directors to raise gross proceeds of  $10 million in a private placement of 666,668 shares of its common stock at a per share price of  $15.00 (the “Private Placement”). On October 29, 2013, the Company completed the Private Placement. The Company received net proceeds from the Private Placement of approximately $9.0 million, after paying placement agent fees and estimated offering expenses, which the Company used to fund its growth initiatives and for working capital purposes. Of the approximate $1 million in offering costs, approximately $110,000 were incurred during the year ended December 31, 2014.
Pursuant to the Purchase Agreement, concomitantly with completion of the Private Placement, the Company entered into a registration rights agreement with the investors (other than its participating officers and directors), pursuant to which the Company filed with the SEC an initial registration statement to register for resale the 643,234 shares of the Company’s common stock purchased by the investors (other than the Company’s participating officers and directors). The initial registration statement was declared effective by the SEC on January 27, 2014. On March 5, 2014, the Company filed a post-effective amendment to the initial registration statement. The post-effective amendment to the initial registration statement was declared effective by the SEC on March 11, 2014. On June 20, 2014, the Company filed a second post-effective amendment to the initial registration statement. The second post-effective amendment to the initial registration statement was declared effective by the SEC on June 27, 2014. If the second post-effective amendment to the initial registration statement after being declared effective by the SEC is not effective for resales for more than 20 consecutive days or more than 45 days in any 12 month period during the registration period (i.e., the earlier of the date on which the shares have been sold or are eligible for sale under SEC Rule 144 without restriction), the Company is required to pay the investors (other than the Company’s participating officers and directors) liquidated damages in cash equal to 1.5% of the aggregate purchase price paid by the investors for the shares for every 30 days or portion thereof until the default is cured. These cash payments could be as much as $81,489 for every 30 days.

Under the terms of the Purchase Agreement, the Company:
•
Amended its existing equity incentive plan on November 20, 2013 to reduce the number of shares of its common stock reserved and available for issuance under the plan to 360,000 from 1,600,000.

•
Effectuated a reverse stock split of its common stock at a ratio of 1-for-5, which became effective in the marketplace at the opening of business December 27, 2013 (as disclosed in Note 1 above).

•
Reincorporated to the State of Delaware effective on December 31, 2013 (as disclosed in Note 1).

•
Reconstituted its board of directors effective April 25, 2014 so that the board of directors consists of five members, a majority of whom each qualify as an “independent director” as defined in NASDAQ Marketplace Rule 5605(a)(2) and the related NASDAQ interpretative guidance; and

•
Listed its common stock on The NASDAQ Capital Market effective May 30, 2014.

In conjunction with completion of the Private Placement, on October 29, 2013, the holders of the Company’s approximately $1.7 million of outstanding senior convertible notes, some of whom were officers and directors of the Company, converted in full all of these senior convertible notes into approximately 780,000 shares of the Company’s common stock, whereupon all of these senior convertible notes were fully extinguished and cease to be outstanding. See Note 6.
All of the warrants issued in conjunction with the convertible notes described in Note 6 and the Private Placement were evaluated in accordance with ASC 815 and were determined to be equity instruments. The Company estimated the fair value of these Warrants using the Black-Scholes-Merton valuation model. The significant assumptions which the Company used to measure their respective fair values included stock prices ranging from $5.00 to $17.50 per share, expected terms of 5 years, volatility ranging from 30.3% to 51.4%, risk free interest rates ranging from 0.71% to 0.90%, and a dividend yield of 0.0%.
Warrants
A summary of warrant activity for the years ended December 31, 2014 and 2013 is presented below:
	Number of Warrants	Weighted- Average Exercise Price	Weighted- Average Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2013	2,135	$5.40
Warrants granted	41,041	16.70
Warrants exercised	—	—
Warrants forfeited or expired	—	—
Outstanding at December 31, 2013	43,176	$16.15
Warrants granted	238,636	10.00
Warrants exercised	(38,594)	16.50
Warrants forfeited or expired	—	—
Outstanding at December 31, 2014	243,218	$10.05	5.0	$—
Exercisable at December 31, 2014	43,124	$16.15	5.0	$—

During the year ended December 31, 2014, 192,970 warrants were exercised in a cashless manner into 28,477 shares of common stock.
Equity Incentive Plan
There are 360,000 shares of common stock reserved for issuance under the Company’s Equity Incentive Plan (after giving effect to the reduction of the number of shares reserved and available for issuance thereunder and the 1-for-5 reverse stock split, each as implemented in accordance with the Purchase Agreement governing the Private Placement), which was duly adopted by the stockholders on November 24, 2009. The Plan provides for the granting of incentive stock options to employees, the granting of non-qualified stock options to employees, non-employee directors and consultants, and the granting of restricted stock to employees, non-employee directors and consultants in connection with their retention and/or continued employment by the Company. Options issued under the Plan generally have a ten-year term and generally become exercisable over a four-year period. Shares subject to awards that expire unexercised or are forfeited or terminated will again become available for issuance under the Plan. No participant in the Equity Incentive Plan can receive option grants and/or restricted shares for more than 20% of the total shares subject to the Plan.
Stock-Based Compensation
On March 6, 2014, the Board granted to Ryan Kavanaugh a non-qualified Director’s stock option award under the Company’s Equity Incentive Plan to purchase up to 12,000 shares of the Company’s common stock at an exercise price per share equal to $41.50 (the closing share price of the Company’s common stock as reported on the OTC Bulletin Board at the close of trading on the grant date). On April 25, 2014, the Board granted to each of the three (3) other New Directors a non-qualified stock option award under the Company’s Equity Incentive Plan to purchase up to 12,000 shares of the Company’s common stock at an exercise price per share equal to $32.40 (the closing share price of the Company’s common stock as reported on the OTC Bulletin Board at the close of trading on the grant date). Each of the New Director’s stock options expire on the fifth anniversary of the grant date, vest in equal annual installments over a three-year period from the grant date subject to he/she serving as a member of the Board on each such vesting date and is to be evidenced by a non-qualified stock option agreement customarily utilized under the Equity Incentive Plan. The weighted average grant date fair value of the March 6 and April 25, 2014 awards were $149,160 and $315,720, respectively.
In addition, during the year ended December 31, 2014, the Company issued non-qualified stock option awards under the Company’s Equity Incentive Plan to purchase up to 2,400 shares of the Company’s common stock at an exercise price equal to $8.30 (the closing share price of the Company’s common stock as reported on the OTC Bulletin Board at the close of trading on the grant date). The options vest in 3 annual installments and had an aggregate grant date fair value of  $29,832.
During the year ended December 31, 2013, the Company issued non-qualified stock option awards under the Company’s Equity Incentive Plan to purchase up to 2,000 shares of the Company’s common stock at an exercise price equal to $21.75 (the closing share price of the Company’s common stock as reported on the OTC Bulletin Board at the close of trading on the grant date) that vest in 3 annual installments and had an aggregate grant date fair value of  $25,900 and up to 31,200 shares of the Company’s common stock at an exercise price equal to $21.75 (the closing share price of the Company’s common stock as reported on the OTC Bulletin Board at the close of trading on the grant date) that vest in 4 annual installments and had an aggregate grant date fair value of  $80,808.
The fair value of employee stock options was estimated using the following weighted-average assumptions:
	For the Years Ended December 31,
	2014	2013
Expected term	5 – 7 years	6.3 – 10 years
Risk Free interest rate	1.57% – 1.72%	2.62%
Dividend yield	0.0%	0.0%
Volatility	27% – 31%	46.3%

Stock option activity
Options outstanding at December 31, 2014 under the various plans are as follows (in thousands):
Plan	Total Number of Options Outstanding in Plans
Equity compensation plans not approved by security holders	180
Equity Incentive Plan	89
269

A summary of activity under all option Plans for the years ended December 31, 2014 and 2013 is presented below (in thousands, except per share data):
	Number of Shares	Weighted- Average Exercise Price	Weighted- Average Contractual Term	Aggregate Intrinsic Value
Outstanding at January 1, 2013	226	$10.30
Options granted	8	21.75
Options exercised	(8)	7.85
Options forfeited or expired	(2)	6.35
Outstanding at December 31, 2013	224	10.85
Options granted	50	35.00
Options exercised	(1)	5.00
Options forfeited or expired	(4)	7.35
Outstanding at December 31, 2014	269	$15.40	6.53	$—
Exercisable at December 31, 2014	203	$10.85	6.45	$—
Options available for grants at December 31, 2014	260

For the years ended December 31, 2014 and 2013, the Company’s estimated forfeiture rate utilized ranged from 0.01% to 0.02%.
During the years ended December 31, 2014 and 2013, the Company recognized stock-based compensation expense, for the vesting of stock options, of  $163,646 and $48,239, respectively. Stock-based compensation expense is included as part of selling, general and administrative expense in the accompanying consolidated statements of operations.
As of December 31, 2014, 1,012,745 common stock options that were granted had vested and 66,311 common stock options were unvested. At December 31, 2014 and 2013, the amount of unamortized stock-based compensation expense on unvested stock options granted to employees and consultants was and $476,828 and $150,037, respectively. The unamortized amounts will be amortized over the remaining vesting period through September 30, 2016.
The Company accounts for share-based awards exchanged for employee services at the estimated grant date fair value of the award. Compensation expense includes the impact of an estimate for forfeitures for all stock options. The Company estimated the fair value of employee stock options using the Black-Scholes-Merton option pricing model. The fair value of employee stock options is being amortized on a straight-line basis over the requisite service periods of the respective awards. The expected term of such stock options represents the average period the stock options are expected to remain outstanding and is based on the expected term calculated using the approach prescribed by SAB 107 for “plain vanilla” options. Through September 30, 2014, the expected stock price volatility for the Company’s stock options was determined by using an average of the historical volatilities of the Company and industry peers. Beginning in the fourth quarter of 2014, the Company began estimating its expected volatility using the weekly trading prices of its own common stock as the Company felt this was a more appropriate measure.

The risk-free interest rate assumption is based on the U.S. Treasury instruments whose term was consistent with the expected term of the Company’s stock options. The expected dividend assumption is based on the Company’s history and expectation of dividend payouts.
(Loss) Earnings Per Share
The Company utilizes ASC 260, “Earnings per Share,” (“ASC 260”) to calculate earnings or loss per share. Basic earnings or loss per share is computed by dividing the net income or loss available to common stockholders by the weighted average number of common shares outstanding during the period. Diluted earnings or loss per share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. Potential common shares consist of the incremental common shares issuable upon the exercise of stock options (using the treasury stock method) and the conversion of the Company’s convertible debt and warrants (using the if-converted method). Diluted loss per share excludes the shares issuable upon the exercise of stock options, convertible notes and common stock purchase warrants from the calculation of net loss per share, as their effect is antidilutive.
The following table reconciles the numerator and denominator for the calculation:
	For the years ended December 31,
	2014	2013
Net (loss) income – basic	$(13,852,249)	$801,352
Denominator – basic:
Weighted average number of common shares outstanding	3,283,030	2,563,697
Basic (loss) earnings per common share	$(4.22)	$0.31
Net (loss) earnings – diluted	$(13,852,249)	$801,352
Denominator – diluted:
Basic weighted average number of common shares outstanding	3,283,030	2,563,697
Weighted average effect of dilutive securities:
Common share equivalents of outstanding stock options	—	69,886
Common share equivalents of convertible debt	—	—
Common share equivalents of outstanding warrants	—	3,690
Diluted weighted average number of common shares outstanding	3,283,030	2,637,273
Diluted (loss) earnings per common share	$(4.22)	$0.30
Securities excluded from the weighted outstanding calculation because their inclusion would have been antidilutive:
Convertible debt	227,273	—
Stock options	268,860	1,287
Warrants	243,218	818

Note 10.   INCOME TAXES
The income tax provision (benefit) consists of the following:
	For the Years ended December 31,
	2014	2013
Current:
Federal	$—	$337,016
State and local	—	29,344
Utilization of net operating loss carryforward	—	(346,783)
	—	19,577
Deferred:
Federal	(4,337,272)	202,531
State and local	(463,060)	34,178
	(4,800,332)	236,709
Change in valuation allowance	5,567,665	(781,077)
	767,333	(544,368)
Income tax provision (benefit)	$767,333	$(524,791)

The following is a reconciliation of the expected tax expense (benefit) on the U.S. statutory rate to the actual tax expense (benefit) reflected in the accompanying statement of operations:
	For the Years Ended December 31,
	2014	2013
U.S. federal statutory rate	(34.00)%	34.00%
State and local taxes, net of federal benefit	(2.98)%	3.63%
Amortization of debt discount	—	13.95%
Debt conversion inducement	—	40.76%
Net operating loss tax adjustment	—	(9.65)%
Other permanent differences	0.29%	3.00%
Alternative minimum tax	—	6.97%
Change in valuation allowance	42.55%	(282.42)%
Income tax provision (benefit)	5.86%	(189.76)%

As of December 31, 2014 and 2013, the Company’s deferred tax assets and liabilities consisted of the effects of temporary differences attributable to the following:
	Years Ended December 31,
	2014	2013
Current deferred tax assets:
Net operating loss carryforwards	$4,556,515	$169,404
Stock-based compensation expense	507,864	442,813
Alternative minimum tax credit carryforwards	15,336	19,283
Reserves and allowances	263,609	97,587
Inventory	269,865	59,320
Accrued expenses and deferred income	53,442	8,824
Severance	27,555	—
Charitable contributions	1,260	1,317
Total current deferred tax assets	5,695,446	798,548
Current deferred tax liabilities:
Section 481 (a) adjustment	—	(24,450)
Property and equipment	—	(7,600)
Total current deferred tax liabilities	—	(32,050)
Net current deferred tax assets	5,695,446	766,498
Valuation allowance	(5,695,446)	—
Net deferred tax assets	$—	$766,498

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the positive and negative evidence available, management has determined that a valuation allowance of  $5,695,446 and $0 are required at December 31, 2014 and 2013, respectively, to reduce the deferred tax assets to amounts that are more likely than not to be realized. Should the factors underlying management’s analysis change, future valuation adjustments to the Company’s net deferred tax assets may be necessary.
At December 31, 2014 the Company had U.S. federal and state net operating loss carryforwards (“NOLS”) of  $12,214,479 and $12,812,444, respectively. At December 31, 2013 the Company had U.S. federal and state NOLS of  $251,269 and $1,526,482, respectively. These NOLs expire beginning in 2032. Utilization of our NOLS may be subject to an annual limitation under section 382 and similar state provisions of the Internal Revenue Code due to changes of ownership that may have occurred or that could occur in the future, as defined under the regulations.
As required by the provisions of ASC 740, the Company recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more likely than not threshold, the amount recognized in the consolidated financial statements is the largest benefit that has a greater than 50 percent likelihood of being realized upon ultimate settlement with the relevant tax authority. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of NOL or amount of tax refundable is reduced) for an unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest costs and penalties related to unrecognized tax benefits are required to be calculated and would be classified as interest and penalties in general and administrative expense in the statement of operations. As of December 31, 2014 and 2013, no liability for unrecognized tax benefit was required to be reported. No interest or penalties were recorded during the years ended December 31, 2014 and 2013. The Company does not expect any significant changes in its unrecognized tax benefits in the next year. The Company files U.S. federal and Florida, Maryland, Texas, New Jersey and Wisconsin state income tax returns. As of December 31, 2014, the Company’s U.S. and state tax returns remain subject to examination by tax authorities beginning with the tax year ended December 31, 2011.
Note 11.   COMMITMENTS AND CONTINGENCIES
Employment Agreements
On February 19, 2013, the Company entered into an employment agreement with Mr. Jeffrey Holman pursuant to which Mr. Holman will be employed as President of the Company for a term that shall begin on February 19, 2013, and, unless sooner terminated as provided therein, shall end on December 31, 2015; provided that such term of employment shall automatically extend for successive one-year periods unless either party gives at least six months’ advance written notice of its intention not to extend the term of employment. Mr. Holman will receive a base salary of  $182,000 for the first two years of the employment agreement. Mr. Holman shall be eligible to participate in the Company’s annual performance based bonus program, as the same may be established from time to time by the Company’s Board of Directors in consultation with Mr. Holman for executive officers of the Company.
Resignation of Chief Executive Officer and Appointment of New Chief Executive Officer
Effective April 25, 2014, Kevin Frija resigned as the Company’s Chief Executive Officer and the Company’s Board of Directors appointed the Company’s President and incumbent member of the Board, Jeffrey Holman, as the Company’s new Chief Executive Officer. In connection with Mr. Frija’s resignation as Chief Executive Officer, the Board approved severance payments to Mr. Frija in an aggregate amount equal to one year of base salary at the rate of  $159,000 per annum payable in installments in accordance with the Company’s normal payroll schedule conditioned upon his execution and delivery of a general release to the Company, which has become irrevocable in accordance with its terms and applicable law, and his compliance with the non-solicitation, confidentiality and non-competition covenants of his Employment Agreement dated February 27, 2012 with the Company until April 24, 2015 in certain respects and indefinitely in other respects. During the year ended December 31, 2014 the Company accrued severance expense in the amount of  $167,003, which is included as part of the selling, general and administrative expenses in accompanying consolidated statements of operations in connection with Mr. Frija’s resignation. During the year ended December 31, 2014 $89,925 was paid and $77,028 is included in accrued expenses in accompanying consolidated balance sheets.
Termination of Asset Purchase Agreement With International Vapor Group, Inc.
On May 14, 2014, the Company and the Company’s wholly-owned subsidiary IVGI Acquisition, Inc., a Delaware corporation (the “Buyer”) entered into the Asset Purchase Agreement with International Vapor Group, Inc. (“IVG”) pursuant to which the Company was to purchase the business of IVG by acquiring substantially all of the assets and assuming certain of the liabilities of IVG in an asset purchase transaction. On July 25, 2014, the Company, the Buyer and the Owners David Epstein, David Herrera and Nicolas Molina, in their capacities as the representatives of the Sellers and Owners, entered into a First Amendment to Asset Purchase Agreement (the “First Amendment”). In connection with the First Amendment, the Company entered into a Secured Promissory Note whereby it loaned IVG $500,000 for working capital purposes. The secured promissory note accrued interest at a rate of 8% per year and was due at the earlier of  (a) six months after the date of the termination of the Asset Purchase Agreement or the date the asset purchase closed. During the year ended December 31, 2014, the Company recognized interest income of $17,095 relating to this loan receivable.
On August 26, 2014, the Company, the Buyer, and the Sellers and David Epstein, David Herrera and Nicolas Molina, in their capacities as the representatives of the Sellers and the owners of International Vapor Group, Inc., entered into a Termination Letter, pursuant to which the parties mutually terminated their previously announced Asset Purchase Agreement entered into on May 14, 2014 and amended on July 25, 2014. The Company and the Sellers mutually terminated the Asset Purchase Agreement because the parties could not agree upon certain operational and financial matters pertaining to the post-closing integration of the Sellers’ business operations. There are no current disputes or disagreements between the Company and the Sellers and neither party is liable for any breakup fees or reimbursement of costs to the other party as a result of the termination of the Asset Purchase Agreement.
On January 12, 2015, the Company entered into an agreement with IVG whereby the Company agreed to reduce the principal amount of the loan receivable by $50,000 if IVG were to remit payment of all principal and interest accrued on the loan receivable within one day. The Company included the write-down of the loan receivable in selling, general and administrative expenses on the consolidated statement of operations for the year ended December 31, 2014. On January 13, 2015, IVG paid the Company in full.
Lease Commitments
The Company leases its Florida office and warehouse facilities under a twenty-four month lease agreement with an initial term through April 30, 2013 that the Company extended in March 2014 when it exercised the second of three successive one-year renewal options. The lease provides for annual rental payments of  $144,000 per annum (including 45 days of total rent abatement) during the initial twenty-four month term and annual rental payments of  $151,200, $158,760 and $174,636 during each of the three one-year renewal options. In October 2013, the Company amended the master lease to include an additional approximately 2,200 square feet for an additional annual rental payment of  $18,000 subject to the same renewal options and other terms and conditions set forth in the master lease.
During the year ended December 31, 2014, the Company entered into nine (9) real estate leases for eight (8) new retail kiosks and one (1) new retail store. The kiosks opened during the fourth quarter of 2014 and the store is scheduled to open during 2015. The kiosks are located in malls in Florida, Maryland, New Jersey and Texas. The retail store is located in Ft. Lauderdale, FL. Under these leases, the initial lease terms range from one to five years, the Company is required to pay base and percentage rents and the Company is required to pay for common area and maintenance charges and utilities.
Future minimum lease payments under non-cancelable operating that have initial or remaining terms in excess of one year at December 31, 2014 are due as follows:
Operating Leases
2015	$572,798
2016	307,488
2017	300,279
2018	253,841
2019	203,964
Total	$1,638,370

Rent expense for the years ended December 31, 2014 and 2013 was $307,110 and $162,498, respectively.
Legal Proceedings
From time to time the Company may be involved in various claims and legal actions arising in the ordinary course of our business.
On May 15, 2011, the Company became aware that Ruyan Investment (Holdings) Limited (“Ruyan”) had named the Company, along with three other sellers of electronic cigarettes in a lawsuit filed in the U.S. District Court for the Central District of California alleging infringement of U.S. Patent No. 7,832,410, entitled “Electronic Atomization Cigarette” against the Company’s Fifty-One Trio products. In that lawsuit, which was initially filed on January 12, 2011, Ruyan was unsuccessful in bringing suit against the Company due to procedural rules of the court. Subsequent thereto, on July 29, 2011, Ruyan filed a new lawsuit in which it named the Company, along with seven other sellers of electronic cigarettes, alleging infringement of the same patent. On March 1, 2013, the Company and Ruyan settled this multi-defendant federal patent infringement lawsuit as to them pursuant to a settlement agreement by and between them. Under the terms of the settlement agreement:
•
The Company acknowledged the validity of Ruyan’s U.S. Patent No. 7,832,410 for “Electronic Atomization Cigarette” (the “410 Patent”), which had been the subject of Ruyan’s patent infringement claim against the Company;

•
The Company paid Ruyan a lump sum payment of  $12,000 for the Company’s previous sales of electronic cigarettes based on the 410 Patent; and

•
On March 1, 2013, in conjunction with releasing one another (including their respective predecessors, successors, officers, directors and employees, among others) from claims related to the 410 Patent, the Company and Ruyan filed a Stipulated Judgment and Permanent Injunction with the above Court dismissing with prejudice all claims which have been or could have been asserted by them in the lawsuit.

On June 22, 2012, Ruyan filed a second lawsuit against the Company alleging infringement of U.S. Patent No. 8,156,944, entitled “Aerosol Electronic Cigarette” (the “944 Patent”). Ruyan also filed separate cases for patent infringement against nine other defendants asserting infringement of the ‘944 Patent. Ruyan’s second lawsuit against the Company known as Ruyan Investment (Holdings) Limited v. Vapor Corp., No. 12-cv-5466, is pending in the United States District Court for the Central District of California. All of these lawsuits have been consolidated for discovery and pre-trial purposes. The Company intends to vigorously defend against this lawsuit.
On February 25, 2013, Ruyan’s second patent infringement lawsuit against the Company as well as all of the other consolidated lawsuits were stayed as a result of the Court granting a stay in one of the consolidated lawsuits. The Court granted the motion to stay Ruyan’s separate lawsuits against the Company and the other defendants based on the filing of a request for inter partes reexamination of the 944 Patent at the U.S. Patent and Trademark Office. As a result of the stay, all of the consolidated lawsuits involving the 944 Patent have been stayed until the reexamination is completed. As a condition to granting the stay of all the lawsuits, the Court required any other defendant who desires to seek reexamination of the 944 Patent and potentially seek another stay (or an extension of the existing stay) based on any such reexamination to seek such reexamination no later than July 1, 2013. Two other defendants sought reexamination of the 944 Patent before expiration of such Court-imposed deadline of July 1, 2013. All reexamination proceedings of the 944 Patent have been stayed by the United States Patent and Trademark Office Patent Trial and Appeal Board pending its approval of one or more of them. On December 24, 2014, the Patent Trial and Appeal Board issued its ruling that all of the challenged claims in the reexamination proceedings of the ‘944 patent were invalid except for one claim. To the extent claim 11 is asserted against the Company, the Company will vigorously defend itself against such allegations. Currently, the case remains stayed.
On March 5, 2014, Fontem Ventures, B.V. and Fontem Holdings 1 B.V. (the successors to Ruyan) filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-1650. The complaint alleges infringement of U.S. Patent No. 8,365,742, entitled “Aerosol Electronic Cigarette”, U.S. Patent No. 8,375,957, entitled “Electronic Cigarette” (the “957 Patent”), U.S. Patent No. 8,393,331, entitled “Aerosol Electronic Cigarette” (the “331 Patent”) and U.S. Patent No. 8,490,628, entitled “Electronic Atomization Cigarette” (the “628 Patent”). On April 8, 2014, plaintiffs amended their complaint to add U.S. Patent No. 8,689,805, entitled “Electronic Cigarette” (the “805 Patent”). The products accused of infringement by plaintiffs are various Krave, Fifty-One and Hookah Stix products and parts. Nine other companies were also sued in separate lawsuits alleging infringement of one or more of the patents listed above. The Company filed its Answer and Counterclaims on May 1, 2014 and believes the claims are without merit. Other defendants have filed petitions for inter partes reexamination of the 331, 628 and 805 Patents at the U.S. Patent and Trademark Office, which petitions are pending.
On October 21, 2014, Fontem Ventures B.V. and Fontem Holdings 1 B.V. filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-8155. The complaint alleges infringement of United States Patent No.

8,863,752, entitled “Electronic Cigarette”. The products accused of infringement by plaintiffs are various Krave and Fifty-One products and parts. On January 15, 2015, the Company filed its Answer and Counterclaims. The Company will vigorously defend itself against such allegations.
On December 2, 2014, Fontem Ventures B.V. and Fontem Holdings 1 B.V. filed a complaint against the Company in the U.S. District Court for the Central District of California, captioned Fontem Ventures B.V., et al. v. Vapor Corp., No. 14-cv-09267. The Complaint alleges infringement by plaintiffs are various Krave, Vapor X and Fifty-One products and parts. Fontem amended its compliant on December 16, 2014, to allege infringement of United States Patent No. 8,910,641, entitled “Electronic Cigarette” against the same products. On January 15, 2015, the Company filed its Answer and Counterclaims. The Company will vigorously defend itself against such allegations.
All of the above referenced cases filed by Fontem have been consolidated and are currently scheduled for trial in November 2014. The parties are currently in active fact discovery and claim construction.
Purchase Commitments
At December 31, 2014 and 2013, the Company has vendor deposits of  $319,563 and $782,363, respectively, and vendor deposits are included as a component of prepaid expenses and vendor deposits on the consolidated balance sheets included herewith.
Note 12.   CONCENTRATION OF CREDIT RISK
At December 31, 2014 accounts receivable balances included concentrations from seven customers that had balances of an amount greater than 10%. The amounts ranged from $27,729 to $177,200. At December 31 2013, accounts receivable balances included a concentration from one customer in the amount of  $268,768, which was an amount greater than 10% of the total net accounts receivable balance.
Beginning the first quarter of 2012, the Company began selling electronic cigarettes in the country of Canada exclusively through a Canadian distributor. For the years ended December 31, 2014 and 2013, the Company had sales in excess of 10% to this Canadian distributor of  $2,912,525 and $3,847,310, respectively. For the year ended December 31, 2014 one other customer accounted for sales in excess of 10% with sales of  $1,536,050. No other customer accounted for sales of 10% for the year ended December 31, 2013.
Note 13.   SUBSEQUENT EVENTS
The Company evaluates events that have occurred after the balance sheet date but before the consolidated financial statements are issued. Based upon the evaluation, the Company did not identify any recognized or non-recognized subsequent events that would have required adjustment or disclosure in the consolidated financial statements other disclosed.
The merger closed on March 4, 2015. Prior to the closing of the Merger, Vapor and Vaporin entered into a Securities Purchase Agreement (“Securities Purchase Agreement”) with certain accredited investors providing for the sale of  $350,000 of Vaporin’s Convertible Notes (the “Notes”). On January 29, 2015, the Company issued the notes. The Note accrues interest on the outstanding principal at an annual rate of 12%. The principal and accrued interest on the Note is due and payable on January 29, 2016 (the “Maturity Date”) The Note will not be convertible until such time as the Nasdaq Stock Market (“Nasdaq”) approves the listing of the shares to be issued upon conversion of the Note. In no event will the number of shares of the Company’s common stock issuable upon conversion of the Note exceed 19.99% of the Company’s issued and outstanding common stock, regardless of the conversion price.
In connection with the Merger, on March 3, 2015, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain accredited investors providing for the sale of $3,500,960 in shares of the Company’s Common Stock, par value $0.001 per share at a price of  $5.10 per share. The Company also issued Warrants to purchasers of the shares to acquire an aggregate of 547,026 shares of the Company’s Common Stock with an exercise price of  $6.40 per share. The shares and Warrants were issued and sold through an exempt private securities offering to certain accredited investors.

Under the Purchase Agreement, the Company made certain customary representations and warranties to the purchasers concerning the Company and its operations. The Company has also agreed to register the Common Stock and the Warrants for resale pursuant to an effective registration statement which must be filed within 45 days of March 3, 2015 and must be effective by the later of  (i) the 90th day following March 3, 2015 (if no SEC review) or (ii) the 120th day following March 3, 2015 (if subject to SEC review). If the Form S-3 Registration Statement is not effective for resales for more than 10 consecutive days or more than 15 days in any 12 month period during the registration period (i.e., the earlier of the date on which the shares have been sold or are eligible for sale under SEC Rule 144 without restriction), we are required to pay the investors (other than our participating officers and directors) liquidated damages in cash equal to 1.5% of the aggregate purchase price paid by the investors for the shares for every 30 days or portion thereof until the default is cured. Such cash payments could be as much as $52,500 for every 30 days.
Note 14.   REVERSE STOCK SPLIT
On July 7, 2015, the Company filed an amendment to its Certificate of Incorporation to effectuate a one-for-five reverse stock split to its common stock and to increase its authorized common stock to 150,000,000 shares. The amendments were effective on July 8, 2015 at 11:59 pm. All warrant, option, common stock shares and per share information included herein gives effect to the 1 for 5 reverse split of the Company’s common stock effectuated on July 8, 2015.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Section 145 of the General Corporation Law of the State of Delaware, or DGCL, provides for the indemnification of officers, directors, and other corporate agents in terms sufficiently broad to indemnify such persons under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act.
Article 9 of the Registrant’s Certificate of Incorporation, as amended, and Section 7 of the Registrant’s Bylaws, provide for indemnification of the Registrant’s directors, officers, employees and other agents to the extent and under the circumstances permitted by the DGCL. The Registrant has also entered into agreements with its directors and officers that will require the Registrant, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors or officers to the fullest extent not prohibited by law.
There is no litigation pending or, to the best of the registrant’s knowledge, threatened which might or could result in a claim for indemnification by a director or officer.
Item 21.   Exhibits and Financial Statement Schedules
(a) Exhibits
The following is a list of all exhibits filed as a part of this registration statement on Form S-4, including those incorporated by reference:
		Incorporated by Reference from
Exhibit Number	Description of Document	Registrant’s Form	Date Filed with the SEC	Exhibit Number	Filed Herewith
3.1	Certificate of Incorporation of Vapor Corp.	10-Q	November 16, 2015	3.1
3.2	Certificate of Amendment to the Certificate of Incorporation of Vapor Corp.				X
3.3	Certificate of Designation of Series A Convertible Preferred Stock of Vapor Corp.	10-Q	November 16, 2015	3.1
3.4	Bylaws of Vapor Corp.	8-K	December 31, 2013	3.4
4.1	Form of Common Stock certificate	8-K	December 31, 2013	4.1
4.2	Form of Exchange Warrant to be issued in connection with the Exchange Offer				X
5.1	Opinion regarding legality*
10.1	2009 Equity Incentive Plan	14C	December 10, 2009	B
10.2	Lease Agreement dated March 21, 2011 - 3001 Griffin Partners, LLC	8-K	April 7, 2011	10.1
10.3	Christopher Santi Employment Agreement, dated December 12, 2012	8-K	December 13, 2012	10.1
10.4	Jeffrey Holman Employment Agreement, dated August 1, 2015	10-Q	November 16, 2015	10.1
10.5	Gregory Brauser Employment Agreement, dated August 1, 2015	10-Q	November 16, 2015	10.2
10.6	Gina Hicks Employment Letter, dated September 15, 2015	8-K	September 16, 2015	10.1
10.7	Spike Marks Inc./Casa Cubana Private Label Production and Supply Agreement	8-K	April 25, 2012	10.1
10.8	Form of Warrant, dated as of June 19, 2012	8-K	June 22, 2012	10.3
10.9	Entrepreneur Growth Capital, LLC Invoice Purchase and Sale Agreement made as of August 8, 2013	8-K	August 13, 2013	10.1
10.10	Entrepreneur Growth Capital, LLC Credit Card Receivables Advance Agreement dated as of August 16, 2013	8-K	August 19, 2012	10.1

		Incorporated by Reference from
Exhibit Number	Description of Document	Registrant’s Form	Date Filed with the SEC	Exhibit Number	Filed Herewith
10.11	Entrepreneur Growth Capital LLC Secured Promissory Note dated September 23, 2014	8-K	September 23, 2014	10.1
10.12	Purchase Agreement, dated as of October 22, 2013	8-K	October 23, 2013	10.1
10.13	Registration Rights Agreement, dated as of October 29, 2013	8-K	October 23, 2013	10.2
10.14	Form of Warrant issued to Roth Capital Partners, LLC	S-1	November 18, 2013	4.3
10.15	Securities Purchase Agreement, dated as of November 14, 2014	8-K	November 17, 2014	10.1
10.16	Form of Warrant, dated as of November 14, 2014	8-K	November 17, 2014	10.3
10.17	Form of Non-Equity Incentive Plan Stock Option Agreement	S-8	May 28, 2013	4.4
10.18	Form of 2009 Equity Incentive Plan Stock Option Agreement	S-8	May 28, 2013	4.5
10.19	Amendment to 2009 Equity Incentive Plan	8-K	November 20, 2013	10.1
10.20	Knight Global Services Consulting Agreement dated as of February 3, 2014	8-K	February 6, 2014	10.1
10.21	Operating Agreement of Emagine the Vape Store, LLC	8-K	December 18, 2014	10.1
10.22	Convertible Promissory Note, dated January 29, 2015	8-K	February 3, 2015	10.1
10.23	Securities Purchase Agreement, dated as of January 20, 2015	8-K	January 26, 2015	10.1
10.24	Form of Note, dated as of January 20, 2015	8-K	January 26, 2015	10.2
10.25	2015 Equity Incentive Plan	S-1	June 1, 2015	10.28
10.26	Securities Purchase Agreement, dated as of March 3, 2015	8-K	March 5, 2015	10.1
10.27	Form of Warrant, dated as of March 3, 2015	8-K	March 5, 2015	10.2
10.28	Form of Waiver Agreement relating to November 14, 2014 Securities Purchase Agreement	8-K	June 25, 2015	10.4
10.29	Form of Waiver Agreement relating to March 3, 2015 Securities Purchase Agreement	8-K	June 25, 2015	10.5
10.30	Form of Warrant, dated as of June 19, 2015	8-K	June 25, 2015	10.6
10.31	Form of Registration Rights Agreement, dated as of June 16, 2015	8-K	June 25, 2015	10.7
10.32	Form of Securities Purchase Agreement, dated as of June 22, 2015	8-K	June 25, 2015	10.1
10.33	Form of Senior Secured Convertible Debenture, due December 22, 2015	8-K	June 25, 2015	10.3
10.34	Form of Security Agreement dated as of June 22, 2015	8-K	June 25, 2015	10.2
10.35	Form of Series A Warrant	S-1	July 20, 2015	4.2
10.36	Form of Unit Purchase Option	S-1	July 10, 2015	4.1
21.1	Subsidiaries	S-1	June 1, 2015	21.1
23.1	Consent of Marcum LLP				X
23.2	Consent of Cozen O’Connor (contained in Exhibit 5.1)*				X
99.1	Schedule TO-I	SC TO-I	December 11, 2015
99.2	Offer Letter	SC TO-I	December 11, 2015
99.3	Form of Letter of Transmittal	SC TO-I	December 11, 2015
99.4	Form of Letter to Brokers	SC TO-I	December 11, 2015
99.5	Form of Letter to Clients	SC TO-I	December 11, 2015
101.INS	XBRL Instance Document				X
101.SCH	XBRL Taxonomy Extension Schema Document				X
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document				X

Incorporated by Reference from
Exhibit Number	Description of Document	Registrant’s Form	Date Filed with the SEC	Exhibit Number	Filed Herewith
101.LAB	XBRL Taxonomy Extension Label Linkbase Document				X
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document				X
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document				X

*
To be filed by amendment.

(b) Financial Statement Schedules: All schedules have been incorporated herein by reference or omitted because they are not applicable or not required.
Item 22.   Undertakings
The undersigned registrants hereby undertake:
(i)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(1)
to include any prospectus required by Section 10(a)(3) of the Securities Act;

(2)
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(3)
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(ii)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(iii)
To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(iv)
That, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(v)
That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will each be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(1)
any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(2)
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrants;

(3)
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrants; and

(4)
any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(vi)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by the controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(vii)
To requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11 or 13 of this Form within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(viii)
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired or involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dania Beach, State of Florida, on this 11th day of December, 2015.
VAPOR CORP.
By:	/s/ Jeffrey Holman
Jeffrey Holman Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Jeffrey Holman Jeffrey Holman	Chief Executive Officer and Chairman (Principal Executive Officer)	December 11, 2015
/s/ Gina Hicks Gina Hicks	Chief Financial Officer (Principal Financial and Accounting Officer)	December 11, 2015
/s/ Gregory Brauser Gregory Brauser	Director	December 11, 2015
/s/ William Conway III William Conway III	Director	December 11, 2015
/s/ Daniel MacLachlan Daniel MacLachlan	Director	December 11, 2015
/s/ Nikhil Raman Nikhil Raman	Director	December 11, 2015

EXHIBIT INDEX
		Incorporated by Reference from
Exhibit Number	Description of Document	Registrant’s Form	Date Filed with the SEC	Exhibit Number	Filed Herewith
3.1	Certificate of Incorporation of Vapor Corp.	10-Q	November 16, 2015	3.1
3.2	Certificate of Amendment to the Certificate of Incorporation of Vapor Corp.				X
3.3	Certificate of Designation of Series A Convertible Preferred Stock of Vapor Corp.	10-Q	November 16, 2015	3.1
3.4	Bylaws of Vapor Corp.	8-K	December 31, 2013	3.4
4.1	Form of Common Stock certificate	8-K	December 31, 2013	4.1
4.2	Form of Exchange Warrant to be issued in connection with the Exchange Offer				X
5.1	Opinion regarding legality*				X
10.1	2009 Equity Incentive Plan	14C	December 10, 2009	B
10.2	Lease Agreement dated March 21, 2011 - 3001 Griffin Partners, LLC	8-K	April 7, 2011	10.1
10.3	Christopher Santi Employment Agreement, dated December 12, 2012	8-K	December 13, 2012	10.1
10.4	Jeffrey Holman Employment Agreement, dated August 1, 2015	10-Q	November 16, 2015	10.1
10.5	Gregory Brauser Employment Agreement, dated August 1, 2015	10-Q	November 16, 2015	10.2
10.6	Gina Hicks Employment Letter, dated September 15, 2015	8-K	September 16, 2015	10.1
10.7	Spike Marks Inc./Casa Cubana Private Label Production and Supply Agreement	8-K	April 25, 2012	10.1
10.8	Form of Warrant, dated as of June 19, 2012	8-K	June 22, 2012	10.3
10.9	Entrepreneur Growth Capital, LLC Invoice Purchase and Sale Agreement made as of August 8, 2013	8-K	August 13, 2013	10.1
10.10	Entrepreneur Growth Capital, LLC Credit Card Receivables Advance Agreement dated as of August 16, 2013	8-K	August 19, 2012	10.1
10.11	Entrepreneur Growth Capital LLC Secured Promissory Note dated September 23, 2014	8-K	September 23, 2014	10.1
10.12	Purchase Agreement, dated as of October 22, 2013	8-K	October 23, 2013	10.1
10.13	Registration Rights Agreement, dated as of October 29, 2013	8-K	October 23, 2013	10.2
10.14	Form of Warrant issued to Roth Capital Partners, LLC	S-1	November 18, 2013	4.3
10.15	Securities Purchase Agreement, dated as of November 14, 2014	8-K	November 17, 2014	10.1
10.16	Form of Warrant, dated as of November 14, 2014	8-K	November 17, 2014	10.3
10.17	Form of Non-Equity Incentive Plan Stock Option Agreement	S-8	May 28, 2013	4.4
10.18	Form of 2009 Equity Incentive Plan Stock Option Agreement	S-8	May 28, 2013	4.5
10.19	Amendment to 2009 Equity Incentive Plan	8-K	November 20, 2013	10.1
10.20	Knight Global Services Consulting Agreement dated as of February 3, 2014	8-K	February 6, 2014	10.1
10.21	Operating Agreement of Emagine the Vape Store, LLC	8-K	December 18, 2014	10.1
10.22	Convertible Promissory Note, dated January 29, 2015	8-K	February 3, 2015	10.1
10.23	Securities Purchase Agreement, dated as of January 20, 2015	8-K	January 26, 2015	10.1
10.24	Form of Note, dated as of January 20, 2015	8-K	January 26, 2015	10.2
10.25	2015 Equity Incentive Plan	S-1	June 1, 2015	10.28
10.26	Securities Purchase Agreement, dated as of	8-K	March 5, 2015	10.1

		Incorporated by Reference from
Exhibit Number	Description of Document	Registrant’s Form	Date Filed with the SEC	Exhibit Number	Filed Herewith
	March 3, 2015
10.27	Form of Warrant, dated as of March 3, 2015	8-K	March 5, 2015	10.2
10.28	Form of Waiver Agreement relating to November 14, 2014 Securities Purchase Agreement	8-K	June 25, 2015	10.4
10.29	Form of Waiver Agreement relating to March 3, 2015 Securities Purchase Agreement	8-K	June 25, 2015	10.5
10.30	Form of Warrant, dated as of June 19, 2015	8-K	June 25, 2015	10.6
10.31	Form of Registration Rights Agreement, dated as of June 16, 2015	8-K	June 25, 2015	10.7
10.32	Form of Securities Purchase Agreement, dated as of June 22, 2015	8-K	June 25, 2015	10.1
10.33	Form of Senior Secured Convertible Debenture, due December 22, 2015	8-K	June 25, 2015	10.3
10.34	Form of Security Agreement dated as of June 22, 2015	8-K	June 25, 2015	10.2
10.35	Form of Series A Warrant	S-1	July 20, 2015	4.2
10.36	Form of Unit Purchase Option	S-1	July 10, 2015	4.1
21.1	Subsidiaries	S-1	June 1, 2015	21.1
23.1	Consent of Marcum LLP				X
23.2	Consent of Cozen O’Connor (contained in Exhibit 5.1)*
99.1	Schedule TO-I	SC TO-I	December 11, 2015
99.2	Offer Letter	SC TO-I	December 11, 2015
99.3	Form of Letter of Transmittal	SC TO-I	December 11, 2015
99.4	Form of Letter to Brokers	SC TO-I	December 11, 2015
99.5	Form of Letter to Clients	SC TO-I	December 11, 2015
101.INS	XBRL Instance Document				X
101.SCH	XBRL Taxonomy Extension Schema Document				X
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document				X
101.LAB	XBRL Taxonomy Extension Label Linkbase Document				X
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document				X
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document				X

*
To be filed by amendment.